Exhibit 10.2

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of April 13, 2023 and effective as of the Effective Date (as defined below) (this “Agreement”), is entered into by and among the Lenders under the Existing Credit Agreement (as defined below) signatory hereto (which Lenders constitute the Required Lenders under the Existing Credit Agreement as of the Effective Date), GAN Nevada, Inc., a Nevada corporation (the “Borrower”), GAN Limited, a Bermuda exempted company (“Parent”), and Alter Domus (US) LLC, acting not individually but as administrative agent and collateral agent on behalf of, and for the benefit of, the Lenders and all other Secured Parties, respectively (in such capacity, together with its successors and assigns in such capacity, the “Agent”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement have the meanings provided in the Existing Credit Agreement or the Credit Agreement (as defined below), as the context may require.

RECITALS

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of April 26, 2022, by and among the Borrower, the Agent and the banks, financial institutions and other entities from time to time party thereto as lenders (the “Lenders”) (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to the Effective Date, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Agreement and as it may be further amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, the Borrower has requested that (a) the Lenders advance additional term loans on the Effective Date in the initial aggregate principal amount of $12,000,000 (the “Second Amendment Term Loans”) and (b) the Agent and the Lenders amend the Existing Credit Agreement as set forth herein.

WHEREAS, (a) the Lenders party hereto have agreed to provide the Second Amendment Term Loans and (ii) the Lenders party hereto (which Lenders constitute the Required Lenders under the Existing Credit Agreement as of the Effective Date) and the Agent have agreed to amend certain provisions contained in the Existing Credit Agreement, in each case in accordance with and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
amendments

Section 1.01 Amendments to Existing Credit Agreement.

(a) Subject to the satisfaction of the conditions precedent set forth in Article III herein, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A.

(b) Exhibit I to the Credit Agreement (Form of Assignment and Acceptance) is hereby amended and restated in the form of Exhibit B hereto.

(c) Schedules 2, 6.1(b), 6.1(cc), 6.1(kk) and 8.1(b) to the Credit Agreement are hereby amended and restated in the form of Exhibit C hereto.

Article II.
Representations and Warranties

To induce the Lenders party hereto to agree to this Agreement, the Borrower and the Parent hereby represent and warrant to the Lenders and the Agent that as of the Effective Date, and after giving effect to this Agreement:

Section 2.01 Organization; Good Standing and Qualification. Each of the Borrower and the Parent (a) is an Entity duly organized, incorporated or established, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation, establishment, organization or formation (b) has the requisite power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (c) is duly qualified, authorized to do business and in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except to the extent that the failure so to qualify or be in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 2.02 Authority. Each of the Borrower and the Parent has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents. All requisite corporate, limited liability company or partnership action necessary for the execution, delivery and performance by the Borrower and the Parent of this Agreement and the other Loan Documents to which it is a party (including the consent of its equity holders, where required) has been taken.

Section 2.03 Enforceability. This Agreement and each other Loan Document delivered by the Borrower and the Parent, when executed and delivered, will be the legal, valid and binding obligation of each such Person enforceable in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.04 No Conflict. The execution, delivery and performance by each of the Borrower and the Parent of this Agreement and each other Loan Document to which it is a party (a) do not and will not contravene any of the Governing Documents of such Person, (b) do not and will not contravene any Requirement of Law, except as could not be expected, individually or in the aggregate, to result in a Material Adverse Effect, (c) do not and will not contravene any Material Contract, except as such contravention could not be expected, individually or in the aggregate, to have a Material Adverse Effect, and (d) do not and will not result in the imposition of any Liens upon any of its properties except for Permitted Liens.

Section 2.05 Consents and Filings. No consent, authorization or approval of, or filing with or other act by, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement or any other Loan Document, or the consummation of the transactions contemplated hereby, except (a) such consents, authorizations, approvals, filings or other acts as have been made or obtained, as applicable, and are in full force and effect and (b) such consents, authorizations, approvals, filings or other acts the failure of which to be obtained or made would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 2.06 No Default. No Default or Event of Default has occurred and is continuing.

Section 2.07 Solvency. Borrower and its Subsidiaries, taken as a whole (after giving effect to the Loans and the other transactions to be consummated on the Effective Date), are Solvent. The Loan Parties, taken as a whole (after giving effect to the Loans and the other transactions to be consummated on the Effective Date), are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

Section 2.08 Representations and Warranties. All of the representations and warranties contained in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

Article III.
Conditions to the Effective Date

This Agreement shall become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied:

Section 3.01 Execution of Counterparts. The Agent shall have received executed counterparts of this Agreement from the Agent, the Borrower, the Parent and Lenders constituting the Required Lenders under the Existing Credit Agreement.

Section 3.02 No Default or Event of Default; Representations and Warranties.

(a) After giving effect to this Agreement:

(i) no Default or Event of Default shall have occurred and be continuing; and

(ii) each of the representations and warranties in Article II hereof shall be true and correct.

(b) The Agent shall have received a certificate of a Responsible Officer of the Borrower, addressed to the Agent, certifying as to the matters set forth in Section 3.02(a) above.

Section 3.03 Costs and Expenses. All of the reasonable and documented out-of-pocket costs and expenses incurred by the Agent and the Lenders on or prior to the Effective Date shall have been, or will be substantially simultaneously, paid, in each case to the extent invoiced to the Borrower at least one Business Day prior to the Effective Date.

Section 3.04 Amended and Restated Fee Letter. The Agent shall have received the amended and restated fee letter (the “Amended and Restated Fee Letter”) dated as of the date hereof, by and between the Agent and the Borrower.

Article IV.
Reaffirmation of Loan Documents AND CONSENT

Section 4.01 Validity of Obligations. The Borrower and the Parent acknowledge and agree that, after giving effect to this Agreement and the other agreements, documents, contracts and certificates contemplated hereby, each of the Borrower and the Parent is indebted to the Lenders and the other Secured Parties for the Obligations in accordance with the terms and conditions of the Loan Documents, and each of the Borrower and the Parent hereby ratifies and reaffirms the validity, enforceability and binding nature of its Obligations after giving effect to this Agreement.

Section 4.02 Validity of Liens and Loan Documents. Each of the Borrower and the Parent hereby ratifies and reaffirms the validity and enforceability of the Liens and security interests granted to the Agent for the benefit of the Secured Parties to secure any of the Obligations (including after giving effect to this Agreement) by the Borrower and the Parent pursuant to the Loan Documents. Each of the Borrower and the Parent hereby consents to this Agreement and the amendments effectuated hereby, and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement and except as expressly amended by this Agreement, each of the Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the Effective Date, each reference in the Loan Documents to the “Credit Agreement”, “thereunder” (with respect to the Credit Agreement), “thereof” (with respect to the Credit Agreement) (and each reference in the Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement as amended by, and after giving effect to, this Agreement.

Section 4.03 No Waiver. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, Secured Party, the Agent or any other Person under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

Section 4.04 Consent. Each Lender that is a signatory hereto hereby consents to, and authorizes the Agent to execute, this Agreement.

Article V.
Miscellaneous

Section 5.01 Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the Borrower and the requisite Lenders as may be required under Section 12.5 of the Credit Agreement. This Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Loan Documents.

Section 5.02 Entire Agreement. This Agreement and the other Loan Documents as amended hereby constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

Section 5.03 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 5.04 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

Section 5.05 Submission to Jurisdiction; Waivers. Sections 12.15 and 12.17 of the Existing Credit Agreement shall apply to this Agreement as if expressly set forth herein.

Section 5.06 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 5.07 Counterparts. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or other electronic transmission (including by electronic imaging) all with the same force and effect as if the same was a fully executed and delivered original manual counterpart. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement or the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

Section 5.08 No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or the instruments, documents and agreements securing the same, which shall remain in full force and effect as amended hereby. Nothing in this Agreement shall be construed as a release or other discharge of the Borrower, the Parent or any other Loan Party from any of its obligations and liabilities under the Existing Credit Agreement or the other Loan Documents.

Section 5.09 Release. Each of the Borrower and the Parent (each on behalf of itself and the other Companies) hereby releases the Agent, the Lenders, the other Secured Parties, each Affiliate of the foregoing, and each agent, officer, director and employees of any of the foregoing from any and all claims, liabilities, damages, costs and expenses, whether now existing or hereafter arising, based on facts (whether or not now known) existing on or before the Effective Date, and that relate to, arise out of or are otherwise in connection with the Credit Agreement and the other Loan Documents.

Section 5.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Parent, the Lenders party hereto, the Agent and their respective successors and permitted assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

GAN NEVADA, INC.,
a Nevada corporation

By:	/s/ Dermot Smurfit
Name:	Dermot Smurfit
Title:	President

GAN LIMITED,
a Bermuda exempted company

By:	/s/ Dermot Smurfit
Name:	Dermot Smurfit
Title:	Director

[Signature Page to Second Amendment to Credit Agreement]

SEGA SAMMY HOLDINGS INC.,
as a Lender

By:	/s/ Koichi Fukazawa
Name:	Koichi Fukazawa
Title:	Senior Executive Vice President and Group CFO

[Signature Page to Second Amendment to Credit Agreement]

ALTER DOMUS (US) LLC,
as Agent

By:	/s/ Pinju Chiu
Name:	Pinju Chiu
Title:	Associate Counsel

[Signature Page to Second Amendment to Credit Agreement]

EXHIBIT A

Credit Agreement

See attached.

CREDIT AGREEMENT

among

GAN NEVADA, INC.,

as Borrower,

the Lenders from time to time party hereto

and

ALTER DOMUS (US) LLC,

as Agent

Dated as of April 26, 2022

as amended by the First Amendment dated as of April 13, 2023,

as amended by the Second Amendment dated as of April 13, 2023

TABLE OF CONTENTS

Page

Article I DEFINITIONS		~~1~~1

1.1	Definitions	~~1~~1
1.2	Accounting Terms and Determinations	~~50~~51
1.3	Divisions	~~50~~51
1.4	Other Terms; Headings	~~50~~51
1.5	Conversion of Foreign Currencies	~~51~~52
~~1.6~~	~~Rates~~	~~52~~

Article II THE CREDIT FACILITIES		~~52~~52

2.1	[Reserved]	~~52~~52
~~.~~		~~52~~
2.2	The Term Loans	~~52~~52
2.3	Procedure for Borrowing; Notices of Borrowing~~; Notices of Continuation; Notices of Conversion~~	~~53~~53
2.4	Termination and Reduction of Commitments	~~57~~57
2.5	Mandatory Prepayments; Optional Prepayments.	~~57~~57
2.6	Repayment of Loan; Evidence of Debt	~~61~~62
2.7	[Reserved].	~~61~~62
2.8	Term	~~61~~62
2.9	Payment Procedures	~~61~~62
2.10	Designation of a Different Lending Office	~~62~~63
2.11	Replacement of Lenders	~~62~~63
2.12	Defaulting Lenders	~~63~~64
2.13	[Reserved].	~~64~~65
2.14	Sharing of Payments, Etc	~~64~~65
2.15	~~Benchmark Replacement Setting~~[Reserved]	~~64~~65

Article III Taxes, yield protection and illegality		~~66~~67

3.1	Increased Costs	~~66~~67
3.2	Taxes	~~67~~68
~~3.3~~	~~Breakage Funding Payments~~	~~72~~
~~3.4~~	~~Illegality~~	~~73~~
~~3.5~~	~~Inability to Determine Rates~~	~~73~~

Article IV INTEREST, FEES AND EXPENSES		~~74~~75

4.1	Interest	~~74~~75
4.2	Default Interest	~~74~~75

i

4.3	Upfront Fees	~~74~~75
4.4	Other Fees	~~74~~75
4.5	Fee Letter	~~74~~75
4.6	Calculations	~~74~~75

Article V CONDITIONS OF LENDING		~~75~~76

5.1	Conditions to Initial Loan	~~75~~76
5.2	Conditions to Second Amendment Term Loan	79

Article VI REPRESENTATIONS AND WARRANTIES		~~78~~81

6.1	Representations and Warranties	~~78~~81

Article VII AFFIRMATIVE COVENANTS		~~86~~89

7.1	Existence	~~86~~89
7.2	Maintenance of Property	~~86~~89
7.3	[Reserved]	~~87~~89
7.4	Taxes	~~87~~89
7.5	Requirements of Law	~~87~~89
7.6	Insurance	~~87~~90
7.7	Books and Records; Inspections	~~87~~90
7.8	Notification Requirements	~~88~~91
7.9	Casualty Loss	~~92~~94
7.10	Qualify to Transact Business	~~92~~94
7.11	Financial Reporting	~~92~~95
7.12	Payment of Liabilities	~~93~~96
7.13	ERISA	~~94~~96
7.14	Environmental Matters	~~94~~97
7.15	[Reserved].	~~94~~97
7.16	[Reserved].	~~94~~97
7.17	Use of Proceeds	~~94~~97
7.18	Control Agreements	~~95~~97
7.19	Anti-Money Laundering Laws and Anti-Corruption Laws	~~95~~98
7.20	Formation of Subsidiaries	~~95~~98
7.21	[Reserved].	~~96~~99
7.22	Real Property Collateral.	~~97~~99
7.23	Further Assurances	~~97~~100
7.24	[Reserved]	~~98~~100
7.25	UK Pension Regulator.	~~98~~101
7.26	DAC6	~~98~~101
7.27	Other Post-Closing Matters	~~98~~101

Article VIII NEGATIVE COVENANTS		~~99~~102

8.1	Indebtedness	~~99~~102
8.2	[Reserved]	~~101~~105

ii

8.3	Entity Changes, Etc	~~101~~105
8.4	Change in Nature of Business	~~101~~105
8.5	Sales, Etc. of Assets	~~101~~105
8.6	Use of Proceeds	~~103~~106
8.7	[Reserved].	~~103~~106
8.8	Liens	~~103~~106
8.9	Dividends, Redemptions, Distributions, Etc.	~~103~~106
8.10	Investments	~~104~~107
8.11	[Reserved]	~~106~~109
8.12	Fiscal Year	~~106~~109
8.13	Accounting Changes	~~106~~109
8.14	[Reserved]	~~106~~109
8.15	ERISA Compliance	~~106~~109
8.16	UK Pension Schemes.	~~106~~109
8.17	Payments and Amendments of Indebtedness	~~107~~110
8.18	Sale and Leaseback Transactions	~~108~~111
8.19	~~[Reserved].~~ Senior and Pari Passu Indebtedness	~~108~~111
8.20	[Reserved].	~~108~~111
8.21	Securities and Deposit Accounts	~~108~~111
8.22	Negative Pledge	~~108~~111
8.23	Affiliate Transactions	~~109~~112
8.24	Equity Interests	~~109~~112
8.25	Intellectual Property	~~109~~112
8.26	Parent HoldCo Covenants	~~110~~113

Article IX FINANCIAL COVENANTs		~~110~~113

9.1	Consolidated Total Leverage Ratio	~~110~~113
9.2	Liquidity	~~110~~113

Article X EVENTS OF DEFAULT		~~110~~113

10.1	Events of Default	~~110~~113
10.2	Acceleration and Termination	~~112~~115
10.3	Other Remedies	~~112~~115
10.4	License for Use of Software and Other Intellectual Property	~~113~~116
10.5	Post-Default Allocation of Payments	~~113~~116
10.6	No Marshaling; Deficiencies; Remedies Cumulative	~~114~~117
10.7	Waivers	~~114~~117
10.8	Further Rights of Agent and the Lenders	~~115~~118
10.9	Interest After Event of Default	~~115~~118
10.10	Receiver	~~115~~118
10.11	Rights and Remedies not Exclusive	~~115~~118

iii

Article XI THE AGENT		~~115~~118

11.1	Appointment of Agent	~~115~~118
11.2	Nature of Duties of Agent	~~116~~119
11.3	Lack of Reliance on Agent	~~116~~119
11.4	Certain Rights of Agent	~~117~~120
11.5	Reliance by Agent	~~117~~120
11.6	Indemnification of Agent	~~117~~120
11.7	Agent in Its Individual Capacity	~~118~~121
11.8	Holders of Notes	~~118~~121
11.9	Successor Agent	~~118~~121
11.10	Collateral Matters	~~119~~122
11.11	Actions with Respect to Defaults	~~120~~123
11.12	Delivery of Information	~~120~~123
11.13	Notice of Default	~~120~~123
11.14	Erroneous Payments	~~120~~123

Article XII GENERAL PROVISIONS		~~122~~125

12.1	Notices	~~122~~125
12.2	Delays; Partial Exercise of Remedies	~~123~~126
12.3	Right of Setoff	~~124~~127
12.4	Indemnification; Reimbursement of Expenses of Collection	~~124~~127
12.5	Amendments, Waivers and Consents	~~125~~128
12.6	Non-liability of Agent and Lenders	~~126~~129
12.7	Assignments and Participations	~~127~~130
12.8	Counterparts; Facsimile Signatures	~~132~~135
12.9	Severability	~~132~~135
12.10	Maximum Rate	~~132~~135
12.11	[Reserved]	~~133~~136
12.12	Entire Agreement; Successors and Assigns; Interpretation	~~133~~136
12.13	LIMITATION OF LIABILITY	~~133~~136
12.14	GOVERNING LAW	~~133~~136
12.15	SUBMISSION TO JURISDICTION	~~134~~137
12.16	Payment Set Aside	~~134~~137
12.17	JURY TRIAL	~~134~~137
12.18	[Reserved].	~~135~~138
12.19	Publicity	~~135~~138
12.20	No Third Party Beneficiaries	~~135~~138
12.21	Confidentiality	~~135~~138
12.22	Patriot Act Notice	~~136~~139
12.23	Advice of Counsel	~~136~~139
12.24	Captions	~~136~~140
12.25	Platform; Borrower Materials	~~136~~140
12.26	Right to Cure	~~137~~140
12.27	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~138~~141
12.28	Time	~~138~~141
12.29	[Reserved].	~~138~~141
12.30	Acknowledgement Regarding Any Supported QFCs	~~138~~141
12.31	Judgment Currency	~~139~~142
12.32	Certain ERISA Matters	~~139~~143
12.33	Tax Treatment	~~140~~144

iv

Schedules
Schedule 2	Lenders and Commitments
Schedule 5.1(a)	Filing jurisdictions
Schedule 6.1(b)	Locations of Collateral and Real Property
Schedule 6.1(f)	Consents and Authorizations
Schedule 6.1(g)	Ownership; Restricted Subsidiaries
Schedule 6.1(p)	Judgments; Litigation
Schedule 6.1(s)	Existing Investments and Contracts
Schedule 6.1(w)	Intellectual Property
Schedule 6.1(x)	Labor Contracts
Schedule 6.1(cc)	Material Contracts
Schedule 6.1(kk)	Gaming Licenses
Schedule 7.22	Mortgaged Property
Schedule 8.1(b)	Existing Indebtedness
Schedule 8.8	Existing Liens
Schedule 8.10	Existing Investments
Schedule 8.22	Specified Negative Pledges
Schedule 8.23	Affiliate Transactions

Exhibits
Exhibit A	Term Note
Exhibit B	Notice of Borrowing
Exhibit C	~~Notice of Continuation/Conversion~~[Reserved]
Exhibit D	Intercompany Subordination Agreement
Exhibit E	Perfection Certificate
Exhibit F	Solvency Certificate
Exhibit G	Closing Certificate
Exhibit H	Compliance Certificate
Exhibit I	Assignment and Acceptance
Exhibits J-1 to J-4	U.S. Tax Compliance Certificates

v

CREDIT AGREEMENT

This CREDIT AGREEMENT, is entered into as of April 26, 2022, among (i) GAN NEVADA, INC., a Nevada corporation (the “Borrower”), (ii) each of the lenders identified on Schedule 2 attached hereto (together with each of their respective successors and assigns, if any, and any other financial institutions that become Lenders hereunder, each a “Lender” and, collectively, the “Lenders”), (iii) ALTER DOMUS (US) LLC, acting not individually but as administrative agent and collateral agent on behalf of, and for the benefit of, the Lenders and all other Secured Parties, respectively (in such capacity, together with its successors and assigns, if any, in such capacity, herein called the “Agent”).

PRELIMINARY STATEMENT:

WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to severally make loans and other extensions of credit to the Borrower consisting of (a) a term loan on the Closing Date in the aggregate principal amount of $30,000,000, for the purposes described herein, and (b) a term loan on the Second Amendment Effective Date in an aggregate principal amount of $12,000,000, for the purposes described herein;

NOW, THEREFORE, in respect of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Borrower, the Lenders and Agent, each intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1 Definitions. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC (including, without limitation, Account, Account Debtor, Chattel Paper, Commercial Tort Claims, Deposit Account, Drafts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Inventory, Investment Property, Instruments, Letters of Credit, Letter of Credit Rights, Promissory Notes, Proceeds, Securities Account and Supporting Obligations) shall be construed and defined as set forth in the UCC unless otherwise defined herein. In addition, as used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Accounting Change” has the meaning set forth in Section 1.2.

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by a Company in a Permitted Acquisition; provided, that such Indebtedness (i) is either (a) purchase money Indebtedness or a capital lease with respect to equipment or (b) mortgage financing with respect to Real Property, (ii) was in existence prior to the date of such Permitted Acquisition, (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition and (iv) is not recourse to any Person or assets, other than Persons or assets being acquired pursuant to such Permitted Acquisition.

“Acquisition” means (i) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (ii) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all of the Equity Interests of any other Person.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied or approved by the Agent.

“Advance” means amounts advanced by the Lenders (or any of them, as applicable) to or for the benefit of Borrower pursuant to Section 2.2 hereof ~~and which are of the same Type and which have the same Interest Period, as applicable~~, and “Advances” shall mean more than one Advance.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person who directly or indirectly Controls, is under common Control with, is Controlled by or is a director, officer, manager or general partner of such Person, provided that, solely with respect to Section 8.23, any Person who owns directly or indirectly 10% or more of the Voting Interests of a Person shall be deemed to control such Person. Without limitation of the foregoing, the following Persons shall at all times constitute Affiliates of Borrower: (i) each Company and (ii) each Guarantor.

“Agent” has the meaning specified in the preamble to this Agreement.

“Agent’s Payment Account” means an account of Agent from time to time designated in writing by Agent to the Lenders and Borrower as the “Agent’s Payment Account”.

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Company or any of its Subsidiaries is located or is doing business.

“Anti-Money Laundering Laws” means the applicable statutes, laws, regulations, or rules in any jurisdiction in which any Company or any of its Subsidiaries is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including, but not limited to, the Bank Secrecy Act (31 U.S.C. § 5311 et seq.), the Patriot Act and the UK Proceeds of Crime Act 2002.

“Applicable ECF Percentage” has the meaning set forth in Section 2.5(a)(ii).

~~“Applicable Margin” means, as of any date of determination, with respect to the Term Facility, (a) 9.5% per annum with respect to Term SOFR Advances and (b) 8.5% per annum with respect to Base Rate Advances.~~

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised, managed or managed separately by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

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“Assignment and Acceptance” means an Assignment and Acceptance entered into by a Lender and its assignee, and accepted by Agent, to be substantially in the form of Exhibit I or any other such form acceptable to Agent.

“Auditors” means (a) BDO LLP with respect to the Financial Statements for the fiscal year ended December 31, 2020 and prior periods, (b) Grant Thornton LLP with respect to the Financial Statements for the fiscal year ended December 31, 2021 and all periods thereafter or (c) any other nationally recognized firm of independent public accountants selected by Borrower and reasonably satisfactory to Agent.

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.15(d).~~

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as that title may be amended from time to time, or any successor statute.

~~“Base Rate” means, for any period, a fluctuating interest rate per annum at all times equal to the greatest of: (i) the Federal Funds Rate plus ½ of 1.00%, (ii) the Prime Rate in effect on such day, and (iii) Term SOFR for a one-month tenor in effect on such date plus 1.00% per annum. Subject to Section 2.15, if, for any reason, Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable, after due inquiry, to ascertain Term SOFR for any reason, including the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (iii) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Federal Funds Rate, the Prime Rate or Term SOFR shall be effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or Term SOFR, respectively, automatically and without notice to any Person. Notwithstanding anything in this Agreement to the contrary, if the Base Rate determined as provided above would be less than 2.00% with respect to the Term Facility, then the Base Rate with respect to the Term Facility shall be deemed to be 2.00%.~~

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~~“Base Rate Advance” means an Advance that bears interest as provided in Section 4.1(a).~~

~~“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.~~

~~“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.15(a).~~

~~“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities in the United States at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities in the United States at such time.~~

~~“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:~~

~~(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or~~

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~~(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.~~

~~For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).~~

~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:~~

~~(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);~~

~~(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or~~

~~(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.~~

~~For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).~~

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~~“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).~~

~~“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15.~~

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bermuda Security Agreement” means the Bermuda law fixed and floating charge, dated as of the Closing Date, by the Parent in favor of the Agent, in form and substance reasonably satisfactory to the Agent.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrowing” has the meaning specified in Section 2.3(a).

“Borrowing Date” means the date on which a Borrowing is obtained.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or permitted by law to close.

“Business Plan” means a business plan of the Parent and its Subsidiaries (including the Borrower), consisting of consolidated projected balance sheets, income statements, related cash flow statements and related profit and loss statements, together with appropriate supporting details and a statement of the underlying assumptions, which (a) as of the Closing Date, covers a 5-year period and which is prepared on a quarterly basis for the first year and an annual basis thereafter, and (b) for business plans delivered after the Closing Date, covers a 5-year period, and, in each case, which is prepared on a quarterly basis for the first year and an annual basis thereafter.

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“Capital Expenditures” means expenditures for any fixed or intangible assets or improvements, replacements, substitutions or additions thereto or therefor which have a useful life of more than one year, and shall include all payments in respect of Capitalized Lease Obligations and leasehold improvements.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with ~~IFRS~~GAAP.

“Capitalized Lease Obligations” means that portion of the obligations under a Capital Lease which, under ~~IFRS~~GAAP, is or will be required to be capitalized on the books of the lessee, taken at the amount thereof accounted for as Indebtedness (net of Interest Expense) in accordance with ~~IFRS~~GAAP.

“Cash Equivalents” means (i) securities issued, guaranteed or insured by the United States, the United Kingdom and member states of the European Union or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by (A) a Lender or its Affiliates; (B) any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $500,000,000; or (C) any bank or its holding company that has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor’s Ratings Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc. (any such issuer, an “Approved Bank”); (iii) repurchase agreements and reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (i) above and entered into only with commercial banks having the qualifications described in clause (ii) above or such other financial institutions with a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor’s Ratings Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc.; (iv) commercial paper, other than commercial paper issued by any Company or any of its Affiliates, issued by any Person incorporated under the laws of the United States or any state thereof, the United Kingdom and member states of the European Union and rated at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) bills of exchange issued in the United States of America, the United Kingdom, any member state of the European Union or any agency thereof and eligible for rediscount at the relevant central bank and accepted by an Approved Bank (or their dematerialised equivalent) and (vi) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (v) above.

“Casualty Event” means any event that gives rise to the receipt by any Company of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets, real property or other property (including any improvements thereon) to replace or repair such equipment, fixed assets, real property or other property.

“CFC” means, subject to the proviso included in the definition of “Guarantors”, an entity that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means that:

(i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Equity Interests of the Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of the Parent,

(ii) Parent fails to own and control, directly, all of the Equity Interests of each of Vincent Group Ltd and GAN (UK) Limited,

(iii) GAN (UK) Limited fails to own and control, directly, all of the Equity Interests of Borrower,

(iv) the Domestic Subsidiaries of Parent, taken as a whole, Dispose of all or substantially all of their assets in a Disposition or series of related Dispositions, or

(v) the Companies, taken as a whole, Dispose of all or substantially all of their assets in a Disposition a series of related Dispositions.

“Claims” has the meaning specified in Section 12.4(a).

“Closing Date” means April 26, 2022.

“Closing Date Mortgaged Property” means the Real Property owned by the Loan Parties identified on Schedule 7.22, including the land on which each such property is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith with respect to which a Mortgage is granted pursuant to Section 7.22.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

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“Collections” means all cash, funds, checks, notes, instruments, any other form of remittance tendered by account debtors in respect of payment of Receivables of the Loan Parties and any other payments received by the Loan Parties with respect to any Collateral.

“Commitments” means, collectively, the Term Commitments and any other commitments that the Lenders may from time to time make to Borrower pursuant hereto for the extension of any credit or other financial accommodation.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute, and all regulations and guidelines promulgated thereunder.

“Companies” means the Parent and each Restricted Subsidiary (and which shall include, without limitation, each Loan Party).

“Compliance Certificate” has the meaning specified in Section 7.11(e).

~~“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.3 and other technical, administrative or operational matters) that the Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Interest Expense” means, with respect to any Person and its Restricted Subsidiaries for any Test Period, all Interest Expense paid in cash, plus any costs (other than transaction costs) of entering into Hedging Agreements for the purpose of hedging interest rate risk, and any realized gains and losses on such Hedging Agreements, in each case for such period on a consolidated basis determined in accordance with ~~IFRS~~GAAP.

“Consolidated EBITDA” means, for any Test Period, with respect to the Companies on a consolidated basis in accordance with ~~IFRS~~GAAP:

(a) Consolidated Net Income for such period, plus

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(b) without duplication, the sum of the following amounts for such Test Period to the extent deducted in determining Consolidated Net Income (or loss) for such Test Period:

(i) the amount of depreciation and amortization of fixed and intangible assets (including impairment charges against goodwill but excluding depreciation and amortization related to operating leases that are not Capitalized Lease Obligations) deducted in determining such Consolidated Net Income for such Test Period, plus

(ii) all Interest Expense and all fees for the use of money or the availability of money, including commitment, facility and like fees and charges upon Indebtedness (including Indebtedness to Agent or Lenders) paid or payable during such Test Period, without duplication, plus

(iii) Tax Expense paid or accrued during such Test Period, without duplication, plus

(iv) non-cash expenses related to stock based compensation, plus

(v) reasonable transaction fees, costs and expenses of the Companies in connection with this Agreement, the First Amendment, the Second Amendment and each of the other Loan Documents, plus

(vi) reasonable transaction fees, costs and expenses incurred in such Test Period relating to any amendment, modification, waiver or consent to or under any Loan Document, or, in each case to the extent expressly permitted under this Agreement, any proposed or actual incurrence of Indebtedness, issuance of Equity Interests (including the granting of options to purchase Equity Interests and the granting of appreciation rights in respect of Equity Interests), sale of assets, and/or consummation of Investments (including any Permitted Acquisition, the establishment of any joint venture, and any merger, consolidation, or amalgamation); provided that the aggregate amount of such fees, costs and expenses in connection with Investments that may be added back pursuant to this clause (vi) for any Test Period shall not exceed $500,000, plus

(vii) one-time, non-recurring, unusual or extraordinary expenses, charges and items related to any acquisition, opening, closure and/or consolidation of offices and facilities (including the termination or discontinuance of activities constituting a business) incurred during such Test Period, such as severance costs, lease termination costs, relocation costs, integration and facilities opening costs, facilities closure and consolidation costs, retention bonuses, transition costs and restructuring charges; provided, that the aggregate amount of such expenses, charges and items that may be added back pursuant to this clause (vii) for any Test Period shall not exceed the greater of $1,500,000 and 10% of Consolidated EBITDA for such Test Period before giving effect to any amounts added back pursuant to this clause (vii), plus

(viii) non-cash non-operating expenses that are incurred during such Test Period; plus

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(ix) the amount of all extraordinary losses realized during such Test Period upon the sale or other Disposition of property or assets that are sold or otherwise disposed of outside the ordinary course of business; plus

(x) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period); less

(c) without duplication, the sum of the following amounts for such Test Period, to the extent included in determining Consolidated Net Income (or loss) for such Test Period:

(i) the amount of any non-controlling interest expense consisting of losses attributed to non-controlling interests of third parties in any joint ventures or non-wholly owned Subsidiaries of Parent, plus

(ii) an amount equal to the share of net income attributable to equity owners (other than any Loan Party or wholly-owned Subsidiary of Parent) of any joint ventures or Non-Wholly-Owned Subsidiaries of Parent during such Test Period, plus

(iii) the amount of all extraordinary gains realized during such Test Period, including such gains upon the sale or other Disposition of property or assets that are sold or otherwise disposed of outside the ordinary course of business, plus

(iv) the amount of non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior Test Period).

For the purposes of calculating Consolidated EBITDA for any Test Period, if at any time during such Test Period (and on or after the Closing Date), any Company shall have consummated a Permitted Acquisition, Consolidated EBITDA for such Test Period shall be calculated on a Pro Forma Basis (including Pro Forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Agent and Borrower) or in such other manner acceptable to Agent as if such Permitted Acquisition or adjustment occurred on the first day of such Test Period.

“Consolidated Excess Cash Flow” means, with respect to any Person for any period,

(a) Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period, less

(b) the sum of, without duplication,

(i) the cash portion of Consolidated Cash Interest Expense paid during such period,

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(ii) income taxes paid in cash by such Person and its Restricted Subsidiaries for such period,

(iii) the aggregate amount of all regularly scheduled principal payments of Consolidated Total Debt (including, without limitation, the Loans) made by such Person and its Subsidiaries in cash during such period (other than in respect of any revolving credit facility unless there is an equivalent scheduled permanent reduction in commitments thereunder), in each case, except to the extent funded by the incurrence of Indebtedness,

(iv) the cash portion of (x) Capital Expenditures and (y) the purchase price paid in connection with Permitted Acquisitions, in each case, made by such Person and its Restricted Subsidiaries during such period to the extent not funded with (x) an incurrence of Indebtedness or (y) proceeds from the issuance of Equity Interests, to the extent not in excess of $15.0 million,

(v) all cash expenses, fees, charges and amounts to the extent added back to Consolidated EBITDA (or its component definitions) for such period, and

(vi) any cash actually paid during such period in respect of any non-cash losses or charges recorded in a prior period.

For avoidance of doubt, the term “Consolidated Excess Cash Flow” shall not be increased solely due to the incurrence of any of the proceeds from the Term Loans.

~~“Consolidated Interest Coverage Ratio” means, for any Test Period, the ratio of (a) Consolidated EBITDA of the Companies for such Test Period to (b) Consolidated Cash Interest Expense of the Companies on a consolidated basis outstanding as of the end of such Test Period.~~

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of the Companies on a consolidated basis for such period taken as a single accounting period determined in conformity with ~~IFRS~~GAAP, minus (ii) the sum of (a) the income (or loss) of any Person (other than a wholly owned Restricted Subsidiary of Parent) in which any other Person (other than Parent or any of its wholly owned Restricted Subsidiaries) has any kind of ownership interest, except to the extent that any such income is actually received by Parent or a wholly owned Restricted Subsidiary of the Parent in the form of cash dividends or similar cash distributions, plus (b) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Parent or is merged into or consolidated with Parent or any of its Restricted Subsidiaries or that Person’s assets are acquired by Parent or any of its Subsidiaries, plus (c) the income of any Subsidiary of Parent to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, plus (d) (to the extent not included in clauses (ii)(a) through (c) above) any extraordinary gains (or extraordinary losses). Consolidated Net Income shall exclude any unrealized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with ~~IFRS~~GAAP.

“Consolidated Total Debt” means, as of any date of determination, the outstanding principal amount of all third party Indebtedness for borrowed money (including purchase money Indebtedness), unreimbursed drawings under letters of credit to the extent not reimbursed within one Business Day following the drawing thereof (or such later time as may be permitted by the documentation governing the issuance of such letter of credit), Capitalized Lease Obligations and third party Indebtedness obligations evidenced by bonds, debentures, notes or similar instruments, in each case, of Companies on such date, on a consolidated basis and determined in accordance with ~~IFRS~~GAAP.

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“Consolidated Total Leverage Ratio” means, for any Test Period, on a Pro Forma Basis, the ratio of (a) Consolidated Total Net Debt of the Companies on a consolidated basis outstanding as of the end of such Test Period to (b) Consolidated EBITDA of the Companies for such Test Period.

“Consolidated Total Net Debt” means, as of any date of determination, Consolidated Total Debt (net of up to $12.5 million of Unrestricted Cash as of such date).

“Contingent Obligation” means any direct, indirect, contingent or non-contingent guaranty or obligation for the Indebtedness of another Person, except endorsements in the ordinary course of business.

~~“Continuation” has the meaning specified in Section 2.3(b).~~

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” means, with respect to any deposit account, securities account or commodity account maintained in the United States, a springing control agreement, in form and substance reasonably satisfactory to Agent and the Loan Party maintaining such account, among Agent, the financial institution or other Person at which such account is maintained and the Loan Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Agent or, with respect to any jurisdiction outside the United States, any equivalent agreement or notice under applicable foreign (or non-United States) law required by such law to perfect, or give notice to the applicable depository institution of, a Lien in underlying property in accordance with, and enforceable under, such law.

~~“Convert,” “Conversion” and “Converted” each refers to conversion of Advances of one Type into Advances of another Type pursuant to Section 2.3(c).~~

“Copyright Security Agreement” means a copyright security agreement, in form and substance reasonably satisfactory to Agent, pursuant to which each Loan Party that owns or exclusively licenses any Copyrights shall grant a specific security interest as security for the Obligations, as amended, restated, supplemented or otherwise modified from time to time.

“Copyrights” means (i) any and all copyright rights in any works subject to the copyright laws of the United States or any other country or group of countries, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such copyright in the United States or any other country or group of countries, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule 6.1(w); (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing; (iv) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof, and (v) all other rights corresponding thereto throughout the world.

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“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified therefor in Section 12.30.

“Debt Transaction” means, with respect to any Company, any borrowing, sale, issuance, placement, assumption or guaranty of Indebtedness, whether or not evidenced by a promissory note or other written evidence of indebtedness, except for Indebtedness permitted under Section 8.1.

“Debtor Relief Law” means the Bankruptcy Code, UK Insolvency Act, UK Corporate Insolvency and Governance Act 2020 and any other liquidation, judicial management, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, scheme of arrangement, restructuring, restructuring plan or similar debtor relief law of the United States, Bermuda, the United Kingdom, Malta or other applicable jurisdiction from time to time in effect.

“Default” means any of the events specified in Section 10.1, which, with the giving of notice or lapse of time, or both, or the satisfaction of any other condition, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (i) has failed to perform any funding obligations hereunder, including in respect of the making of Term Loans, and such failure is not cured within three (3) Business Days (unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied); (ii) has notified Agent, any other Lender or any Loan Party that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility (unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notification or public statement) cannot be satisfied); (iii) has failed, within three (3) Business Days following request by Agent or Borrower, to confirm in a manner satisfactory to Agent or Borrower that such Lender will comply with its funding obligations hereunder; (iv) has become the subject of a Bail-In Action; or (v) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Event or taken any action in furtherance thereof; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company. Any determination by Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower and each Lender.

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“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible (other than Cash Equivalents) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (i) mature automatically or are mandatorily redeemable (other than solely for Equity Interests issued by Parent (and not by one or more of the Restricted Subsidiaries) that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (ii) are redeemable at the option of the holder thereof (other than solely for Equity Interests issued by Parent (and not by one or more of the Restricted Subsidiaries) that are not Disqualified Equity Interests), in whole or in part, (iii) provide for the scheduled payments of dividends in cash that are payable without further action or decision of Parent, or (iv) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Termination Date.

“Disqualified Institution” means (a) any Person designated by Borrower as a “Disqualified Institution” in a written notice delivered by Borrower to Agent prior to the Closing Date, (b) any Person that is specifically identified by Borrower after the Closing Date as a bona fide business competitor of Parent and its Subsidiaries (in the good faith determination of Borrower) in a written supplement to the list of “Disqualified Institutions”, which supplement shall become effective three (3) Business Days after delivery thereof to the Agent and the Lenders in accordance with Section 12.7 and (c) in the case of the foregoing clauses (a) and (b), any of such entities’ Affiliates to the extent such Affiliates (x) are clearly identifiable as Affiliates of such Persons based solely on the similarity of such Affiliates’ and such Persons’ names or that are identified by Borrower on the list of “Disqualified Institutions” and (y) are not bona fide debt investment funds. It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Institutions contemplated by the foregoing clause (b) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (iii) Borrower’s failure to deliver such list (or supplement thereto) in accordance with Section 12.7 shall render such list (or supplement) not received and not effective and (iv) “Disqualified Institution” shall exclude any Person that Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Agent from time to time in accordance with Section 12.7.

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“Dollars” and the sign “$” means freely transferable lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Earn-Out” means any liabilities arising under an agreement to make any deferred payment in connection with any acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such acquisition. The amount of any Earn-Out for purposes of the financial covenants contained in this Agreement as of any date shall be the amount which would be required to be shown as a long-term liability on a balance sheet prepared in accordance with ~~IFRS~~GAAP.

“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) any commercial bank, insurance company, investment fund, mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; and (b) any Lender, Affiliate of any Lender or Approved Fund; provided, that neither any Company, any Affiliate of a Company, any Defaulting Lender, any Defaulting Lender’s Subsidiaries, any natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) nor, subject to Section 12.7(h), any Disqualified Institution shall be an Eligible Assignee; provided, further, that nothing herein shall restrict or require the consent of any Person to the pledge by any Lender of all or any portion of its rights and interests under this Agreement, its Notes or any other Loan Document to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or U.S. Treasury Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge in any manner permitted by applicable law.

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“Entity” for any Person (other than an individual), means its status, as applicable, as a corporation, company, limited liability company or limited partnership.

“Environment” means ambient air, indoor air, surface water (including potable waters, navigable waters and wetlands), groundwater, surface and subsurface strata, natural resources, wildlife, plant life, biota, and the work place or as otherwise defined in Environmental Laws.

“Environmental Action” means any summons, citation, notice of investigation or judicial or administrative proceeding, action, suit, abatement order or other order, judgment, decree or directive (conditional or otherwise) from any Governmental Authority, or any written notice of violation, complaint, claim, or other demand from any Person arising (i) pursuant to Environmental Laws, (ii) in connection with any actual or alleged violation of, or liability pursuant to, Environmental Laws, including any Permits issued pursuant to Environmental Laws, (iii) in connection with any Hazardous Materials, including the presence or Release of, or exposure to, any Hazardous Materials and any abatement, removal, remedial, corrective or other response action related to Hazardous Materials, or (iv) in connection with any actual or alleged damage, injury, threat or harm to health, safety or the Environment.

“Environmental Laws” means all federal, state and local statutes, laws (including common laws), rulings, regulations, ordinances, codes, legally binding and enforceable policies or guidelines or governmental, administrative or judicial directives, judgments, orders or interpretations of any of the foregoing now or hereafter in effect relating to pollution or protection of human health or the Environment including, without limitation, laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of or exposure to any Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation, feasibility study, removal, remediation or post remediation monitoring or action), fines, penalties, sanctions, and interest incurred as a result of any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equity Interests” means (i) in the case of a corporation or company, its capital stock or shares or shares capital, (ii) in the case of a limited liability company, its membership interests, and (iii) in the case of a limited partnership, its general and limited partnership interests, including in each case, all of the following rights relating to such Equity Interests, whether arising under the Governing Documents of the Entity issuing such Equity Interests or under any applicable law of such Entity’s jurisdiction of organization or formation: (x) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (y) all voting rights and rights to consent to any particular actions by the applicable issuer; and (z) all management rights with respect to such issuer, but, in each case, excluding any debt security convertible into, or exchangeable for, Equity Interests.

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“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1000 et seq., amendments thereto, successor statutes, and regulations or guidelines promulgated thereunder.

“ERISA Affiliate” means any entity that, together with a Company is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code, or under Section 4001(a)(14) of ERISA. Any former ERISA Affiliate of any Company shall continue to be considered an ERISA Affiliate of such Company for purposes of this definition with respect to the period such entity was an ERISA Affiliate of such Company and with respect to liabilities arising after such period for which such Company would be liable under the Code or ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means the occurrence of any of the events specified in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means any demand deposit account, securities account, commodity account or other deposit account of any Loan Party (a) that is used solely and exclusively for (i) payroll, (ii) payroll taxes, (iii) other employee wage and benefit payments to or for any Loan Party’s employees or (iv) deposits held for the benefit of customers in the ordinary course of business, (b) that is a zero balance account or (c) that individually has a daily balance of not more than $50,000 and together with all other demand deposit accounts, securities accounts, commodity accounts and other deposit accounts constituting Excluded Accounts under this clause (c), have a daily balance of not more than $200,000 in the aggregate for all such accounts.

“Excluded Property” means, with respect to Loan Parties organized in the U.S., any or all of the following:

(i) any Margin Stock and any Equity Interest and assets of captive insurance companies, non-for-profit Subsidiaries or any Non-Wholly-Owned Subsidiaries to the extent the granting of a security interest therein would violate the terms of such Person’s organizational documents or require the consent of a third party (other than a Company) (other than to the extent such prohibition would be rendered ineffective under the UCC or other applicable law);

(ii) any rights or interest in any contract, lease, permit, license, franchise, charter, authorization or license agreement covering real or personal property of any Loan Party if under the terms of such contract, lease, permit, license, franchise, charter, authorization or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, franchise, charter, authorization or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, franchise, charter, authorization or license agreement has not been obtained (provided, that (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, franchise, charter, authorization or license agreement and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s or any Lender’s continuing security interests in and liens upon any rights or interests of any Loan Party in or to (x) monies due or to become due under or in connection with any described contract, lease, permit, license, franchise, charter, authorization, license agreement, or Equity Interests (including any Receivables or Equity Interests), or (y) any proceeds from the sale, license, lease, or other Disposition of any such contract, lease, permit, license, franchise, charter, authorization, license agreement, or Equity Interests);

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(iii) any United States intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications or any registrations issuing therefrom under applicable federal law; provided, that upon submission and acceptance by the United States Patent and Trademark Office of a “statement of use” or an “amendment to allege use”, such intent-to-use Trademark application shall be considered Collateral;

(iv) all fee simple Real Property interests (other than any Material Real Property);

(v) all leasehold Real Property interests;

(vi) all motor vehicles and other assets subject to certificates of title;

(vii) all Excluded Accounts;

(viii) Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $250,000;

(ix) any personal property in respect of which perfection of a Lien cannot be achieved or effected by (A) filing of UCC financing statements, (B) filing of intellectual property security agreements in the United States Copyright Office or the United States Patent and Trademark Office, (C) “control” under the UCC or (D) filing of Mortgages with respect to Material Real Properties;

(x) subject to the proviso included in the definition of “Guarantors”, (A) voting Equity Interests in a CFC or FSHCO in excess of 65% of the total voting Equity Interests in such CFC or FSHCO, and (B) any assets (including Equity Interests) of a CFC or FSHCO; and

(xi) any asset with respect to which the Agent and the relevant Loan Party have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to applicable law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 2.11) or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.2, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 3.2(g) and (iv) any withholding Taxes imposed under FATCA.

“Facility” means the Term Facility.

“Fairness Opinion” means, with respect to a transaction or series of related transactions, an opinion as to the fairness of such transaction or series of related transactions to each applicable Company at the time such transaction or series of related transactions is entered into, from a financial point of view, issued by an independent accounting, appraisal or investment banking firm of national standing, selected by the Borrower.

“FATCA” mean Sections 1471 and 1474 of the Code, as of the date of this Agreement (or any amended or successor version to the extent substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by it, as determined in good faith by Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

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“Fee Letter” means the amended and restated fee letter dated as of the ~~Closing Date among~~Second Amendment Effective Date between Borrower and Agent.

“Financial Covenants” means the covenants set forth in Article IX.

“Financial Officer” means, with respect to any Person, such Person’s chief financial officer, treasurer, vice president of finance or director.

“Financial Statements” means, with respect to the Parent and its Subsidiaries, the consolidated balance sheets, consolidated profit and loss statements and consolidated statements of cash flow of the Parent and its Subsidiaries for the period specified, prepared in accordance with IRFS and consistent with prior practices and, except in the case of annual audited Financial Statements, a comparison in reasonable detail to (a) the projected consolidated balance sheets, consolidated profit and loss statements and consolidated statements of cash flow for the same year-to-date and quarter periods and (b) the consolidated balance sheets, consolidated profit and loss statements and consolidated statements of cash flow for the same year-to-date and quarter periods of the immediately preceding year.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of April 13, 2023, by and among the Borrower, Parent, the Lenders party thereto and the Agent.

“~~Floor” means a rate of interest equal to 1.00%~~First Amendment Effective Date” means April 13, 2023.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any direct or indirect Subsidiary of Parent that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“FSHCO” means, subject to the proviso included in the definition of “Guarantors”, any Subsidiary of the Parent (other than the Borrower) that owns no material assets other than (i) Equity Interests (including for this purpose any debt or other instrument treated as equity for U.S. federal income tax purposes) or Equity Interests and Indebtedness in one or more CFCs or in one or more other FSHCOs and (ii) cash, cash equivalents and incidental assets being held on a temporary basis incidental to the holding of assets described in clause (i) of this definition.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Gaming Approval” means any and all approvals, authorizations, permits, consents, rulings, orders or directives of any Governmental Authority (including, without limitation, any Gaming Authority) in favor of a Company necessary to enable such Company or its Subsidiaries to engage in a gaming business, enterprise or related activity.

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“Gaming Authority” means any Governmental Authority with regulatory, licensing or permitting authority or jurisdiction over any Company as a result of any gaming business, enterprise or related activity of such Company.

“Gaming License” means any Gaming Approval issued by any Gaming Authority in favor of a Company.

“Gaming License Revocation” means the termination, cancellation, revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any Gaming License of a Company.

“GAN (UK) Limited” means GAN (UK) Limited, a limited liability company incorporated in England with registration number 03883658.

“Governing Body” means (i) in the case of a corporation or company, its board of directors or shareholders, (ii) in the case of a limited liability company, its managers or members and (iii) in the case of a limited partnership, its general partner(s), or in each case, another comparable governing body of the applicable Entity.

“Governing Documents” means (i) in the case of a corporation or company, as relevant, its articles (or certificate) of incorporation, bylaws or bye-laws, constitution and/or memorandum and/or articles of association, (ii) in the case of a limited liability company, its articles (or certificate) of organization (or formation) and its operating agreement and (iii) in the case of a limited partnership, its articles (or certificate) of limited partnership and its limited partnership agreement, or in each case, another comparable governing document of the applicable Entity.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions thereof or pertaining thereto.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion or multiples thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

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“Guarantors” means Parent and each other Restricted Subsidiary of Parent that guarantees (or is required by the Loan Documents to guarantee), in whole or in part, the Obligations on the Closing Date or at any time thereafter. Notwithstanding anything contained in this Agreement, no CFC or FSHCO (or any Subsidiary of a CFC or FSHCO) shall be required to be a Guarantor (unless otherwise consented to in writing by Borrower); provided that, for the avoidance of doubt, notwithstanding the foregoing or anything to the contrary in the Loan Documents, neither Parent nor any Domestic Subsidiary of Parent as of the Closing Date shall be considered a CFC or FSHCO (or a Subsidiary thereof) or be otherwise released from providing guarantees, from pledging assets, or from undertaking any mandatory repatriations as a result of Tax consequences resulting from its status as a CFC or FSHCO (or a Subsidiary thereof) or similar tax consequences under Code Section 956 or similar provision.

“Guaranty” means a guaranty agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Guarantors to Agent.

“Hazardous Materials” means any and all pollutants, contaminants and toxic, caustic, radioactive and hazardous materials, substances and wastes including petroleum or petroleum distillates, urea formaldehyde foam insulation, asbestos or asbestos-containing materials, whether or not friable, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, that are regulated under any Environmental Laws.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement. The term “Hedging Agreement,” as used herein, shall extend to and include any Swap Obligation.

“Historical Financials” shall have the meaning set forth in Section 5.1(a)(xii).

~~“IFRS” means International Financial Reporting Standards adopted by the International Accounting Standards Board.~~

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“Indebtedness” means, with respect to any Person, as of the date of determination thereof (without duplication of the same obligation under any other clause hereof), (i) all obligations of such Person for borrowed money of any kind or nature, including funded and unfunded debt, (ii) all monetary obligations of such Person owing under Hedging Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedging Agreement were terminated on the date of determination), (iii) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) and any Earn-Outs or similar obligations, (iv) all Capitalized Lease Obligations, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right to be secured by) a Lien on any asset of such Person whether or not the Indebtedness is assumed by such Person, (vi) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreements in the event of default are limited to repossession or sale of such property), (vii) any Disqualified Equity Interests, (viii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (ix) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities other than obligations that are cash collateralized on terms reasonably satisfactory to Agent, (x) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing and (xi) any Contingent Obligation or other obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (i) through (x) above. For purposes of this definition, (A) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, (B) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (1) if applicable, the limited amount of such obligations, and (2) if applicable, the fair market value of such assets securing such obligation and (C) the Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer so long as, in the case of a joint venture, such Indebtedness is recourse to any Loan Party.

“Indemnified Party” has the meaning specified in Section 12.4(a).

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Initial Commitment” means the commitments of each Term Lender to make Term Loans on the Closing Date hereunder, which shall not exceed the amount set forth opposite such Term Lender’s name on Schedule 2, as the same may be (a) reduced from time to time pursuant to Section 2.4 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to Section 12.7. The initial aggregate amount of the Term Commitments with respect to Initial Term Loans on the Closing Date is $30,000,000, which shall be deemed to be reduced to zero upon funding of the Initial Term Loans on the Closing Date.

“Initial Term Loan” has the meaning specified in Section 2.2(a)(i).

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“Insolvency Event” means, with respect to any Person, the occurrence of any of the following: (i) such Person shall be adjudicated insolvent or bankrupt or institutes proceedings under the Bankruptcy Code or otherwise to be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Person shall seek dissolution or reorganization or the appointment of a receiver, administrator, administrative receiver, compulsory manager, judicial manager, monitor, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a dissolution, liquidation, winding up, reorganization, arrangement, judicial management, restructuring, restructuring plan, adjustment, protection, relief or composition or other arrangement with its creditors, (iii) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, administrator, administrative receiver, compulsory manager, judicial manager, monitor, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (iv) such Person shall file a voluntary petition under, or shall seek the entry of an order for relief under, any bankruptcy, insolvency or similar law, including the Bankruptcy Code, (v) an involuntary proceeding is commenced against such Person under any bankruptcy, insolvency or similar law, including the Bankruptcy Code and, solely for the purposes of Section 10.1 hereof (and not any other provision hereof) any of the following events occur: (A) such Person consents to the institution of such proceeding against it, (B) the petition commencing the proceeding is not timely controverted, (C) the petition commencing the proceeding is not dismissed within sixty (60) days of the date of the filing thereof, (D) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Person, or (E) an order for relief shall have been issued or entered therein, (vi) a moratorium is declared in respect of any indebtedness of such Person, or (vii) such Person, or a substantial portion of its property, assets or business, shall become the subject of a petition for (A) its dissolution, the suspension of payments, a moratorium of any indebtedness, winding-up, administration, or reorganization (by way of voluntary arrangement scheme or arrangement or otherwise) or (B) the appointment of a receiver, administrator, administrative receiver, compulsory manager, judicial manager, monitor, trustee, custodian or liquidator and (I) such proceeding shall not be dismissed or stayed within sixty (60) days or (II) such receiver, administrator, administrative receiver, compulsory manager, judicial manager, monitor, trustee, custodian or liquidator shall be appointed; provided, however, that the Lenders shall have no obligation to make any Loans during the pendency of any sixty (60) day period described in this definition.

“Intellectual Property” means (i) all intellectual property rights, including any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof, (ii) all claims for, and rights to sue for, past or future infringements, misappropriations, dilutions and other violations of any of the foregoing; (iii) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement, misappropriation, dilution or other violation thereof, and (iv) all other rights corresponding thereto throughout the world.

“Intercompany Subordination Agreement” means a subordination agreement entered into by the applicable Companies and the Agent in substantially the form attached hereto as Exhibit D.

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“Interest Expense” means, for any period, all interest with respect to Indebtedness (including, without limitation, the interest component of Capitalized Lease Obligations but excluding interest expense related to operating leases that are not Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) determined in accordance with ~~IFRS~~GAAP.

“Interest Payment Date” means (i) ~~with respect to any Base Rate Advance,~~ the last Business Day of each March, June, September and December~~,~~ and (ii~~) with respect to any Term SOFR Advance, the last day of the Interest Period applicable to the Borrowing of which such Advance is a part and (iii~~) with respect to any Loans, the Maturity Date with respect to such Loans or such earlier date on which the Commitments with respect to such Loans are terminated.

~~“Interest Period” means the period commencing on the date of a Term SOFR Advance and ending three (3) months thereafter (subject to availability); provided, however, that (i) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the next preceding Business Day; (ii) if there is no corresponding date of the month that is three (3) months after the first day of an Interest Period, such Interest Period shall end on the last Business Day of such third month, (iv) no tenor that has been removed from this definition pursuant to Section 2.15(d) may be selected by Borrower and (v) to the extent the Borrower has elected to borrow a Term SOFR Advance on the Closing Date, the initial Interest Period with respect to such Term SOFR Advance may, at the election of Borrower and with the consent of the Agent and the Lenders, have a different duration (provided that the Term SOFR Reference Rate determined with respect thereto shall be determined as if such Interest Period was for a duration of three (3) months), such that such Interest Period will expire on June 30, 2022. For purposes hereof, the date of a Term SOFR Advance initially shall be the date on which such Term SOFR Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Term SOFR Advance.~~

“Interests” has the meaning specified in Section 8.9.

“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service and any successor agency.

“Investment” in any Person means, as of the date of determination, (i) any payment or contribution in or to such Person including property contributed or committed to be contributed to such Person for or in connection with its acquisition of any stock, bonds, notes, convertible notes, convertible securities, indebtedness, debentures, partnership or other ownership interest or any other security of such Person, (ii) any payment or contribution for all or substantially all of the assets of such Person (or of any division or business line of such other Person), (iii) any loan, advance or other extension of credit or guaranty of or other surety obligation for any Indebtedness made to, or for the benefit of, such Person, and (iv) any other items that are or would be classified as investments on a balance sheet prepared in accordance with ~~IFRS~~GAAP. In determining the aggregate amount of Investments outstanding at any particular time, (A) a guaranty (or other surety obligation) shall be valued at not less than the principal outstanding amount of the primary obligation; (B) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (C) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (D) decreases in the market value shall not be deducted unless such decreases are computed in accordance with ~~IFRS~~GAAP.

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“Junior Indebtedness” means any Indebtedness of the Companies that (a) is secured by a Lien that is junior in priority to the Lien securing the Obligations, (b) has been expressly subordinated in right of payment to the Obligations (including Subordinated Debt) or (c) is unsecured.

“Key Jurisdiction” means each of (i) Ontario, Canada, (ii) Michigan, (iii) New Jersey, (iv) Pennsylvania and (v) Nevada.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender” and “Lenders” have the respective meanings specified in the preamble to this Agreement, which shall include the Term Lenders.

“Lender Group Expenses” means all (i) reasonable and documented costs or expenses (including Taxes and insurance premiums) required to be paid by any Company under any of the Loan Documents that are paid, advanced, or incurred by Agent and the Lenders, or any of them, (ii) reasonable and documented out-of-pocket fees or charges paid or incurred by Agent in connection with transactions under any of the Loan Documents, (iii) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Company performed in connection with the transactions contemplated under the Loan Documents (including notarial fees, translation fees and service provider fees), (iv) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any reasonable and documented out-of-pocket costs and expenses incurred in connection therewith, (v) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Company, (vi) reasonable and documented out-of-pocket costs and expenses paid or incurred by Agent and the Lenders, or any of them, to correct any default or enforce any provision of the Loan Documents (including notarial fees, translation fees, court costs and registration fees), or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (vii) [reserved], (viii) Agent’s and the Lenders’ reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the relationship of Agent and the Lenders, or any of them, with any Company, (ix) Agent’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending, waiving, or modifying the Loan Documents, and (x) Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees (limited (a) in the case of attorneys’ fees and expenses of Agent, to one primary counsel of Agent and, if reasonably necessary, of a single counsel to Agent in each relevant jurisdiction and a single special counsel in each reasonably necessary specialty and, in the case of any actual or perceived conflict of interest, one additional local and/or special counsel (as applicable), and (b) in the case of legal fees and expenses of the Lenders, to the fees and expenses of one primary counsel to the Lenders taken as a whole, one local counsel (in any relevant jurisdiction) and one special counsel (in each reasonably necessary specialty) and, in the case of any actual or perceived conflict of interest, one additional local and/or special counsel (as applicable)), accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including in connection with a “workout,” a “restructuring,” or an Insolvency Event concerning any Company or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any remedial action with respect to the Collateral.

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“Lien” means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

“Liquidity” means (a) the aggregate amount of all Unrestricted Cash of Parent and its Subsidiaries plus (b) without duplication of any amounts included in clause (a) hereof, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of Parent and its Subsidiaries that are not “restricted” for purposes of GAAP, in each case of clauses (a) and (b), in excess of amounts related to player liabilities; provided that the aggregate amount of Liquidity pursuant to clause (b) shall not exceed $5,000,000.

“Loan Documents” means this Agreement, including the First Amendment, the Second Amendment, the Notes, the Fee Letter, the Security Documents, any Subordination Agreement, any Intercompany Subordination Agreement, and any other documents, agreements and instruments entered into, now or in the future, by any Company under or in connection with this Agreement, as each of the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Party” means the Borrower and each Guarantor.

“Loans” means the loans and financial accommodations made by the Lenders hereunder or under this Agreement including the Term Loans.

~~“Make-Whole Period End Date” means the date that is thirty months after the Closing Date.~~

~~“Make-Whole Period Repayment” means (a) any prepayment or repayment of Term Loans in whole or in part (whether pursuant to Section 2.5, Section 2.6 or otherwise, but excluding a prepayment pursuant to Section 2.5(a)(ii)), or (b) the acceleration of the then outstanding principal amount of the Term Loans in accordance with the Loan Documents, in each case on or before the Make-Whole Period End Date.~~

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~~“Make-Whole Period Repayment Date” means (a) with respect to any Make-Whole Period Repayment contemplated by clause (a) of the definition thereof, the date on which such Make-Whole Period Repayment is to be made and (b) with respect to any Make-Whole Period Repayment contemplated by clause (b) of the definition thereof, the date on which the then outstanding principal amount of the Term Loans is accelerated in accordance with the Loan Documents.~~

~~“Make-Whole Premium” means, in the case of any Make-Whole Period Repayment of Term Loans, the excess of:~~

~~(a) the present value at such Make-Whole Period Repayment Date of (i) the Repayment Principal as if paid on the day after the Make-Whole Period End Date (including the exit fee of 2.5% required pursuant to Section 2.5(c)(i) and the repayment premium of 6.5% required pursuant to Section 2.5(c)(ii)) plus (ii) all required remaining interest payments which would have been payable on the applicable Repayment Principal from the applicable Make-Whole Period Repayment Date through (and including) the Make-Whole Period End Date as if such Make-Whole Period Repayment had not been made, calculated using the three-month Term SOFR in effect on the third Business Day prior to such Make-Whole Period Repayment Date plus the then effective Applicable Margin, and with such present value computed in accordance with accepted financial practice using a discount rate equal to the Treasury Rate as of the applicable Make-Whole Period Repayment Date plus 0.50%; over~~

~~(b) such Repayment Principal;~~

~~provided, however, in no event shall the Make-Whole Premium be less than $0.~~

“Malta Share Pledge” means a Malta law governed pledge of shares agreement, dated as of the Closing Date, pursuant to which the Parent shall grant to the Agent a specific security interest over all shares held by it in Vincent Group Limited as security for the Obligations.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means (i) a material adverse effect on the business, operations, results of operations, assets, liabilities, or financial condition of the Companies, taken as a whole or (ii) the material impairment of (A) the Loan Parties’ ability to perform their payment or other material obligations under the Loan Documents to which they are a party or (B) the ability of Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or (iii) a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral other than any material impairment caused by any action or inaction of Agent.

“Material Contract” means any agreement or arrangement to which any Company is party (other than the Loan Documents) (i) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; (ii) that relates to Material Indebtedness; or (iii) that otherwise involves aggregate consideration payable to or by such Company of $5.0 million or more in any fiscal year (other than purchase orders in the ordinary course of the business of such Company and other than contracts that by their terms may be terminated by such Company upon less than 60 days’ notice without penalty or premium).

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“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of one or more Companies in an aggregate principal amount exceeding $5.0 million. For purposes of this definition, the “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Material Real Property” means any parcel of Real Property located in the United States now or hereafter owned in fee by any Company that is not located in a designated “flood hazard area” in any flood insurance rate map published by the Federal Emergency Management Agency (or any successor agency) and together with any improvements thereon, individually has a fair market value of at least $1.0 million as at (x) the Closing Date, for Real Property owned as of the Closing Date or (y) the date of acquisition for Real Property acquired after the Closing Date, in each case as reasonably estimated in good faith by Parent or the time of any material improvement on such Real Property described in clause (y).

“Maturity Date” means~~: with respect to the Initial Term Loans,~~ the earlier of (i) ~~October 26, 2026~~the third anniversary of the Second Amendment Effective Date and (ii) the date that the ~~Initial~~ Term Loans are declared due and payable pursuant to Section 10.2.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, each in form and substance satisfactory to the Agent and the Borrower, made by a Loan Party in favor of the Agent for the benefit of the Agent and the Lenders, securing the Obligations and delivered to the Agent.

“Mortgaged Property” means the Closing Date Mortgaged Property and any New Mortgaged Property.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Company or any ERISA Affiliate has contributed, or with respect to which any Company or any ERISA Affiliate has any liability, whether fixed or contingent.

“Net Cash Proceeds” means, the aggregate cash proceeds or Cash Equivalents received by any Company in respect of (i) any sale or issuance of equity securities of such Person, (ii) any sale, Casualty Event, condemnation or other Disposition (including, for the avoidance of doubt, any Sale and Leaseback Transaction and any Casualty Event of assets of such Person (other than sales of Inventory in the ordinary course of business)), and (iii) any policy of business interruption insurance, in each case net of (without duplication) (A) the amount required to repay any Indebtedness (other than the Loans) under Capitalized Lease Obligations incurred with respect to, or secured by a Permitted Lien on, any assets of any Company that are sold or otherwise disposed of in connection with such asset sale, (B) the reasonable out-of-pocket expenses incurred in effecting such issuance, sale or other Disposition and (C) any Taxes reasonably attributable to such asset sale or other Disposition and reasonably estimated by such Person to be actually payable and any repatriation costs associated with receipt by the applicable taxpayer of such proceeds.

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“New Mortgaged Property” has the meaning specified in Section 7.22(b).

“New Pension Powers” means any action taken under, pursuant to or in connection with section 58A or section 58B of the Pensions Act 2004 of the United Kingdom.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 12.5 and (ii) has been approved by the Required Lenders.

“Non-Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person that is not a Wholly-Owned Subsidiary.

“Not Otherwise Applied” means with reference to the amount of any issuance of Equity Interests that is proposed to be applied to a particular use or transaction, that such amount was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on the receipt or availability of such amount. “Otherwise Applied” shall have the correlative meaning.

“Notes” means the Term Notes.

“Notice of Borrowing” has the meaning specified in Section 2.3(a).

~~“Notice of Continuation/Conversion” has the meaning specified in Section 2.3(b).~~

“Obligations” means and includes (i) all loans (including the Loans), advances, debts, liabilities, obligations, covenants and duties owing by the Loan Parties to Agent, the Lenders or any of them, or any of their respective Affiliates, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents (including the guaranty contained in the Guaranty) or any other agreement executed in connection herewith or therewith, (ii) [reserved] and (iii) Erroneous Payment Subrogation Rights (as defined in Section 11.14(d)). The term “Obligations” includes all interest, charges, indemnities, Lender Group Expenses, commitment, facility, closing and collateral management fees, cash management and other fees, interest, charges, expenses, fees, attorneys’ fees and disbursements, and any other sum chargeable to any of the Loan Parties under this Agreement, the Notes or the other Loan Documents (including, in each case, any such amounts accruing on or after an Insolvency Event, whether or not such amounts are allowed or allowable following such Insolvency Event).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Operating Account” means a deposit account of the Borrower that Borrower designates in writing to Agent on the Closing Date as Borrower’s “operating account” for purposes hereof in regard to the receipt and distribution of the proceeds of any Borrowings.

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.11).

“Parent” means GAN Limited, a Bermuda exempted company.

“Participant” has the meaning specified in Section 12.7(g).

“Participant Register” has the meaning specified in Section 12.7(g).

“Patent Security Agreement” means a patent security agreement, in form and substance reasonably satisfactory to Agent, pursuant to which each Loan Party that owns any Patents shall grant a specific security interest in its Patents as security for the Obligations, as amended, restated, supplemented or otherwise modified from time to time.

“Patents” means patents and patent applications, including (i) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iii) the right to sue for past, present, and future infringements thereof, and (iv) all other rights corresponding thereto throughout the world.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title II of Pub. L. No. 107-56 (signed into law October 26, 2001).

“Payment in Full” or “Paid in Full” (or words of similar import) means with respect to any Obligations, (i) the payment or repayment in full in cash of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and (ii) all Commitments related to such Obligations have expired or been terminated.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) which a Company or any ERISA Affiliate sponsors or maintains, under which a Company or any ERISA Affiliate has any liability, whether fixed or contingent, or to which it is making or is obligated to make contributions, or, in the case of a multiple employer plan (as described in Section 4063 or 4064(a) of ERISA), has made contributions.

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~~“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.~~

“Permits” means, in respect of any Person, all licenses, permits, franchises, consents, rights, privileges, certificates, authorizations, approvals, registrations and similar consents granted or issued by any Governmental Authority to which or by which such Person is bound.

“Permitted Acquisition” means any Acquisition by a Company so long as,

(i) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is non-hostile;

(ii) the target of the Acquisition is in the same or similar line of business as the Companies, or in a line of business reasonably related, ancillary, incidental or complementary thereto or a reasonable extension or expansion thereof;

(iii) Borrower has provided Agent with written notice of the proposed Acquisition at least seven (7) Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than three (3) Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition;

(iv) Borrower has provided Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one year period following the date of the proposed Acquisition, on a month by month basis, in form (including as to scope) and containing underlying assumptions reasonably satisfactory to Agent; and

(v) the agreements, instruments and other documents referred to in paragraph (iii) above shall provide that (i) no Company shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the applicable seller or sellers, or other obligation of the applicable seller or sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary or desirable to the continued operation of such property and except for Indebtedness permitted under Section 8.1), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released).

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“Permitted Earn-Outs” means any Earn-Out, to the extent such Earn-Out is (i) incurred after the Closing Date in connection with any Permitted Acquisition as a portion of the Purchase Price in respect thereof, (ii) unsecured, and (iii) containing other terms and conditions reasonably acceptable to Agent.

“Permitted Hedging Agreement” means a Hedging Agreement made by any Company in the ordinary course of its business in accordance with the reasonable requirements of its business, and not for speculative purposes; provided that total notional amount of all such Permitted Hedging Agreements at any time does not exceed $15.0 million, and in any such case, such Permitted Hedging Agreement shall be unsecured.

“Permitted Indebtedness” has the meaning specified in Section 8.1.

“Permitted Intercompany Advances” means loans or advances made by one Company to another Company that is a Wholly-Owned Subsidiary of Parent.

“Permitted Investments” has the meaning specified in Section 8.10.

“Permitted Liens” means the following:

(i) Liens created hereunder and by the Security Documents;

(ii) Liens securing Indebtedness permitted by Section 8.1(c), provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such assets or within 45 days after the acquisition or the completion of the construction or repair, maintenance, installation or improvement thereof, (B) such Liens do not at any time encumber any assets other than the assets financed by such Indebtedness (plus improvements and accessions to such assets), and (C) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the cost of acquiring, constructing, repairing, maintaining, installing or improving such assets;

(iii) Liens on any property or asset of the Companies existing on the Closing Date and set forth on Schedule 8.8 and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (A) does not secure an aggregate principal amount of Indebtedness, if any, greater than that secured on the Closing Date and (B) does not encumber any property in any material manner other than the property that secured such original Indebtedness (or would have been required to secure such original Indebtedness pursuant to the terms thereof) (plus improvements and accessions to such property);

(iv) Liens securing Acquired Indebtedness permitted under Section 8.1(h);

(v) Liens for Taxes not yet delinquent or that are being contested by any Company in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with ~~IFRS~~GAAP;

(vi) Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, workmen’s, supplier’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with ~~IFRS~~GAAP;

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(vii) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by any Company in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(viii) zoning restrictions, easements, encroachments, licenses, restrictions, covenants minor title defects or other similar encumbrances on the use of any Material Real Property which do not materially impair either the use of such Material Real Property in the operation of the business of the applicable Company or the value of such Material Real Property;

(ix) rights of general application reserved to or vested in any Governmental Authority to control or regulate any Real Property, or to use any Real Property in a manner which does not materially impair the use of such Real Property for the purposes for which it is held by any Company;

(x) any interest or title of a lessor or sublessor under any leases or subleases entered into by any Company in the ordinary course of business;

(xi) Liens imposed by law and arising in the ordinary course of business on amounts deposited to secure any Company’s obligations in connection with workers’ compensation, unemployment insurance and other social security or employment laws or regulations (excluding Liens arising under ERISA or the Code), in each case for sums not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with ~~IFRS~~GAAP, so long as Agent is satisfied that, while such contest is pending, there will be no impairment of the enforceability, validity or priority of any of Agent’s Liens;

(xii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations to (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Company;

(xiii) non-exclusive licenses or sublicenses of Intellectual Property in the ordinary course of business and not interfering in any material respect with the business of any Company;

(xiv) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent such financing is expressly permitted under Section 8.1;

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(xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of excise taxes or customs duties in connection with the importation of goods;

(xvi) Liens solely on any cash earnest money deposits made by any Company in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(xvii) Leases or subleases of Real Property entered into in the ordinary course of business which do not interfere in any material respect with the conduct of business of any Company;

(xviii) to the extent constituting Liens, ground leases in respect of Real Property on which facilities leased by the Companies are located, and other Liens on the interest of any third-party landlord (or underlying third-party landlord) in any Real Property leased by the Companies;

(xix) judgment Liens arising solely as a result of the existence of any judgment or order for the payment of money which does not, individually or in the aggregate, constitute an Event of Default under Section 10.1(i);

(xx) the filing of precautionary uniform commercial code financing statements filed by the lessor with respect to any property leased by any Company under any operating lease not prohibited by this Agreement solely covering such leased property;

(xxi) Liens in favor of collecting banks arising under Section 4-208 of the UCC and rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(xxii) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xxiii) any restriction or encumbrance with respect to the pledge or transfer of the Equity Interests of a joint venture, provided that such restriction or encumbrance is generally applicable to all holders of the Equity Interests of such joint venture and such restriction or encumbrance has not been waived as to any such holder;

(xxiv) any purchase option with respect to Equity Interests in any joint venture which is granted to any third party holder of Equity Interests in such joint venture;

(xxv) Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is permitted by this Agreement;

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(xxvi) Liens securing Refinancing Indebtedness permitted pursuant to Section 8.1 (solely with respect to the permitted refinancing of secured Indebtedness permitted thereunder); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced (other than improvements and accessions to such assets), (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced or the intercreditor arrangements governing the relevant refinancing Indebtedness shall be otherwise reasonably acceptable to the Agent and (iii) any such Liens on the Collateral (x) shall not have a higher priority than the Liens on the Collateral securing the refinanced Indebtedness~~;~~ and (y) (other than Liens securing Indebtedness permitted under Section 8.1(c)) shall be junior to the Liens securing the Obligations; and

(xxvii) Liens arising out of Sale and Lease-Back Transactions permitted under Section 8.18~~; and~~.

~~(xxviii) other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $1.0 million.~~

“Permitted Restricted Debt Payments” means

(a) any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Junior Indebtedness made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 8.1;

(b) payments of regularly scheduled interest as and when due in respect of any Junior Indebtedness, except for any payments with respect to any subordinated Indebtedness that are prohibited by the subordination provisions thereof;

(c) prepayments, redemptions, purchases or other payments made after the Closing Date to satisfy any Junior Indebtedness, so long as:

(i) the aggregate amount of all such prepayments, redemptions, purchases or other payments, together with (x) the aggregate amount of all Investments made in reliance on Section 8.10(r) and (y) the aggregate amount of all Restricted Payments made in reliance on Section 8.9(d), do not, in the aggregate, exceed $10.0 million after the Closing Date; and

(ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(d) the prepayment of any Junior Indebtedness with the Net Cash Proceeds of, or in exchange for, any Junior Indebtedness permitted under this Agreement; and

(e) payments in the form of Equity Interests (other than Disqualified Equity Interests) of Parent with or the conversion of any Junior Indebtedness into Equity Interests (other than Disqualified Equity Interests) of Parent that are Not Otherwise Applied.

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“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, joint stock company, association, corporation, company, institution, entity, party or government (including any division, agency or department thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each.

“Plan” means any employee benefit plan, as defined in Section 3(3) of ERISA (whether or not subject to ERISA), maintained or contributed to by a Company or any ERISA Affiliate or with respect to which any of them may incur liability (whether fixed or contingent) even if such plan is not covered by ERISA pursuant to Section 4(b)(4) thereof.

“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.

“Pledged Interests” means all of each Loan Party’s right, title and interest in and to all of the Equity Interests now owned or hereafter acquired by such Loan Party, regardless of class or designation, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Prepayment Disposition” means any sale, transfer, Sale and Leaseback Transaction or other Disposition of any property or asset pursuant to Sections 8.5(j), (p) or (r) or the occurrence of any other Casualty Event (or series of related Dispositions or Casualty Events) resulting in Net Cash Proceeds exceeding (x) $500,000, individually or (y) $2.0 million, in the aggregate in any fiscal year; provided, that, for the avoidance of doubt, only Net Cash Proceeds in excess of such amount shall be subject to the mandatory prepayment provisions set forth in Section 2.5(a)(iii).

~~“Prime Rate” means, for any day, a rate per annum equal to the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent).~~

“Prepayment/Repayment Fee” has the meaning specified in Section 2.5(c).

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“Pro Forma Basis” or “Pro Forma” means, as to any calculation of the Consolidated Total Leverage ~~Ratio, the Consolidated Interest Coverage~~ Ratio, any other financial ratio, Consolidated EBITDA or Consolidated Net Income or consolidated total assets (including component definitions thereof), for any events as described below that occur subsequent to the commencement of any period of four consecutive fiscal quarters (the “Reference Period”) for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give Pro Forma effect to such events as if such events occurred as of the first day of the Reference Period (or, in the case of consolidated total assets, as of the last day of such Reference Period) and that: (i) in making any determination of Consolidated EBITDA, effect shall be given (but subject to any applicable caps, thresholds and requirements set forth in the definition of Consolidated EBITDA) to any Disposition, Acquisition, Investment, Capital Expenditure, merger, amalgamation, consolidation or any dividend, distribution or other similar payment, which adjustments the Borrower determines in good faith as set forth in a certificate of a chief financial officer, treasurer or similar officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, and any other events that by the terms of the Loan Documents require Pro Forma compliance or determination on a Pro Forma Basis, the “Subject Transactions”), in each case that occurred during the Reference Period (or occurring during the Reference Period or thereafter and through and including the date of determination, if applicable) and (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, and excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) issued, incurred, assumed or permanently repaid during the Reference Period (or occurring during the Reference Period or thereafter and through and including the date of determination, if applicable) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period (but without netting the cash proceeds of such Indebtedness incurred concurrently thereof), (y) interest charges attributable to interest on any Indebtedness, for which Pro Forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a Pro Forma Basis as if the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination would have been in effect during the period for which Pro Forma effect is being given and (z) the acquisition of any assets included in calculating consolidated total assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into any Company, or the Disposition of any assets included in calculating consolidated total assets pursuant to any Subject Transaction shall be deemed to have occurred as of the last day of the applicable Reference Period.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower.

Notwithstanding anything to the contrary set forth in this definition, for the avoidance of doubt, when calculating the Consolidated Total Leverage Ratio ~~or Consolidated Interest Coverage Ratio~~ for purposes of Article IX (other than for the purpose of determining Pro Forma compliance with Article IX as a condition to taking any action under this Agreement), the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Reference Period shall not be given Pro Forma effect.

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“Pro Rata Share” of any amount means, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which is the aggregate amount of the outstanding Loans and the unutilized Commitments of such Lender and the denominator of which is the aggregate outstanding amount of the Loans and the aggregate amount of the unutilized Commitments of all of the Lenders. The initial Pro Rata Share of such Lender in respect of the Term Commitment is as set forth opposite such Lender’s name on Schedule 2 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable.

“Prohibited Transaction” has the meaning specified in Section 6.1(v).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Parent issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by any Company in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding (a) any cash of the seller and its Affiliates used to fund any portion of such consideration, and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified therefor in Section 12.30.

“Real Property” means any real property owned or leased by a Company.

“Real Property Deliverables” means the requirement that, with respect to the Mortgaged Property, the Agent shall have received each of the following agreements, instruments and other documents in respect of each Mortgaged Property:

(a) a Mortgage duly executed by the applicable Loan Party, in form and substance reasonably acceptable to the Agent and suitable for recording or filing, together with such other documents and instruments, payments of recording charges and/or taxes necessary to cause the same to be recorded in the real property records,

(b) evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Agent and the Lenders thereunder;

(c) a Title Insurance Policy with respect to each Mortgage;

(d) a current ALTA survey and a surveyor’s certificate, in form and substance satisfactory to the Agent, certified to the Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Mortgaged Property is located and satisfactory to Agent; provided, however, that, with respect to any Mortgaged Property, the Companies shall not be required to satisfy the requirements of this clause (d) if the Title Insurance Policy for the applicable Mortgage does not include a general exception concerning matters a survey would show based on an existing survey together with an affidavit of no change;

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(e) an opinion of counsel, reasonably satisfactory to the Agent, in the state where such Mortgaged Property is located with respect to the enforceability of the Mortgage to be recorded and such other reasonable and customary matters as the Agent may reasonably request;

(f) if requested by the Agent, a reasonably satisfactory ASTM 1527-13 Phase I Environmental Site Assessment of each Mortgaged Property, in form and substance and by an independent firm reasonably satisfactory to Agent;

(g) if required by applicable Laws, no later than three (3) Business Days prior to the delivery of the Mortgage, the following documents and instruments, in order to comply with the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System): (1) a complete standard flood hazard determination form, (2) if any portion of the improvements on any Mortgaged Property is located in a special flood hazard area, a notification to the Borrower (“Borrower Notice”) and, if applicable, notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in NFIP, (3) documentation evidencing the Borrower’s receipt of the Borrower Notice and (4) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Agent; and

(h) such other agreements, instruments and other documents (including guarantees and opinions of counsel) as the Agent may reasonably require.

“Receivables” means all present and future accounts, including, whether or not constituting “accounts”, any rights to payment for the sale or lease of goods or rendition of services.

“Recipient” means (i) Agent or (ii) any Lender, as applicable.

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“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as (i) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon, the fees and expenses incurred in connection therewith, any accrued and unpaid interest and by the amount of unfunded commitments with respect thereto, (ii) such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially adverse to the interests of the Lenders, (iii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are not less favorable to the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness in any material respect, (iv) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended, (v) if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, (vi) if the Indebtedness that is refinanced, renewed, or extended was secured, (A) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to Agent or the Lenders and, if secured by the Collateral, the holders of such Refinancing Indebtedness or a representative thereof shall be or become a party to a customary intercreditor agreement reasonably acceptable to the Agent and (B) the Liens securing such refinancing, renewal or extension (x) shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended and (y) other than with respect to Liens securing Indebtedness permitted under Section 8.1(c) shall be junior to the Liens securing the Obligations, (vii) such Refinancing Indebtedness (x) may provide for the ability to participate ~~(x)~~ on a pro rata basis or non-pro rata basis in any voluntary prepayment of Term Loans made pursuant to Section 2.5(b) and (y) ~~to the extent secured on a pari passu basis with the initial Term Loans, on a pro rata basis (but not on a greater than pro rata basis other than in the case of a prepayment with proceeds of Indebtedness refinancing the Indebtedness being refinanced)~~may not provide for the ability to participate in any mandatory prepayment of Term Loans required pursuant to Section 2.5(a) ~~or less than a pro rata basis with any then-outstanding Term Facility,~~, (viii) the other terms of all such Refinancing Indebtedness (excluding, for the avoidance of doubt, interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, original issue discounts and optional prepayment or optional redemption premiums and terms) (when taken as a whole) are (x) not materially more favorable to the lenders or other investors providing such Indebtedness than those applicable to the Indebtedness being refinanced (when taken as a whole, as determined by the Borrower in good faith) or (y) on then-current market terms (as determined by the Borrower in good faith); (ix) no Default or Event of Default shall exist immediately prior to or after giving effect to the incurrence or issuance of such Refinancing Indebtedness and (x) any amount of the Refinancing Indebtedness incurred shall constitute a utilization of the relevant basket or exception under Section 8.1 pursuant to which such Refinancing Indebtedness is permitted. A certificate of a Responsible Officer of the Borrower delivered to the Agent at least five Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Agent in its reasonable discretion), together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement in this definition shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing Hazardous Materials) and the migration through Environment, including movement through the air, soil, surface water or groundwater.

~~“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.~~

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“Remedial Action” means all actions taken to (i) clean up, remove, remediate, treat, monitor, assess or evaluate Hazardous Materials in the environment, (ii) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public or employee health or welfare or the environment, (iii) restore or reclaim natural resources or the environment, (iv) perform any pre-remedial environmental-related studies, investigations, or post-remedial environmental-related operation and maintenance activities, or (v) conduct any other remedial actions with respect to Hazardous Materials required by Environmental Laws.

~~“Repayment Principal” means, in the case of any Term Loans with respect to any Make-Whole Period Repayment, the amount of principal to be prepaid, repaid or accelerated in respect of such Make-Whole Period Repayment.~~

“Reportable Event” means any of the events described in Section 4043 of ERISA and the regulations issued thereunder other than a reportable event for which the thirty-day notice requirement to the PBGC has been waived.

“Required Lenders” means Lenders having more than 50% of the sum of all Loans outstanding and unutilized Commitments; provided that the Loans and unutilized Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. Notwithstanding the foregoing, if the Commitments have terminated or expired, “Required Lenders” shall be determined in accordance with the foregoing, but based upon the unutilized portion of the Commitments most recently in effect, after giving effect to any assignments.

“Requirement of Law” or “Requirements of Law” means (i) the Governing Documents, (ii) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority, (iii) laws and regulations related to data privacy, information security and collections or (iv) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, or other right or approval binding on a Loan Party or any of its property.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Loan Party, the chairman, president, chief executive officer, chief financial officer, chief operating officer, director, vice president, secretary, treasurer or any other individual designated in writing to Agent by an existing Responsible Officer of such Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.

“Restricted Payments” shall have the meaning set forth in Section 8.9.

“Restricted Subsidiary” means each Subsidiary of Parent. For avoidance of doubt, Borrower is, and shall, at all times, be a Restricted Subsidiary of Parent.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

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“Sale and Lease-Back Transaction” means any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Company (a) has sold or transferred or is to sell or to transfer to any other Person (other than another Company) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by such Company to any Person (other than another Company) in connection with such lease.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, and the so-called Luhansk and Donetsk People’s Republics of Ukraine).

“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (b) any Person operating, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person that is subject to Sanctions on account of being 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of April 13, 2023, by and among the Borrower, Parent, the Lenders party thereto and the Agent.

“Second Amendment Commitment” means the commitments of each Term Lender to make Term Loans hereunder on the Second Amendment Effective Date, which shall not exceed the amount set forth opposite such Term Lender’s name on Schedule 2, as the same may be (a) reduced from time to time pursuant to Section 2.4 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to Section 12.7. The initial aggregate amount of the Term Commitments with respect to Second Amendment Term Loans on the Second Amendment Effective Date is $12,000,000, which shall be deemed to be reduced to zero upon funding of the Second Amendment Term Loans on the Second Amendment Effective Date.

“Second Amendment Effective Date” means the “Effective Date” as defined in the Second Amendment.

“Second Amendment Term Loan” has the meaning specified in Section 2.2(a)(ii).

“Secured Parties” mean Agent, the Lenders, each agent or sub-agent appointed by the Agent from time to time pursuant to Article XI, any other holder from time to time of any of the Obligations and, in each case, their respective successors and permitted assigns.

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“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Documents” means the Guaranty, the U.S. Security Agreement, the Bermuda Security Agreement, any Copyright Security Agreement, any Patent Security Agreement, any Trademark Security Agreement, any Control Agreement, the UK Share Charge, the Malta Share Pledge, any Mortgages and any other agreement delivered in connection herewith which grants or purports to grant or perfect a Lien in favor of Agent or any other Secured Party to secure all or any of the Obligations.

~~“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.~~

~~“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~

“Solvent” means, that as of the date as to which such Person’s solvency is to be measured: (i) the fair saleable value of its assets is in excess of (A) the total amount of its liabilities (including contingent, subordinated, absolute, fixed, matured, unmatured, liquidated and unliquidated liabilities) and (B) the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured; (ii) it has sufficient capital to conduct its business; (iii) it is able to meet its debts as they mature, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Subordinated Debt” means unsecured Indebtedness of a Company that (i) is expressly subordinated and junior in right of payment to Payment in Full of all Obligations pursuant to a Subordination Agreement, (ii) does not require or permit any cash payment of interest in respect thereof, (iii) does not require any cash payment or prepayment of principal in respect thereof, or any cash redemption thereof, at any time prior the date that is 180 days after the Maturity Date, and (iv) is otherwise reasonably satisfactory to Agent.

“Subordination Agreement” means an agreement among Agent, the Borrower or Subsidiary of Borrower and the holder of any Subordinated Debt, pursuant to which such Indebtedness is made subordinate in right of payment to Payment in Full of all Obligations on terms reasonably satisfactory to Agent.

“Subsidiary” means any Entity in which that Person directly or indirectly owns or controls more than 50% of the issued and outstanding Voting Interests of such Entity.

“Supported QFC” has the meaning specified therefor in Section 12.30.

“Swap Obligation” means with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

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“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Expense” means, for any period, the income-based Tax expense (including federal, state, local, foreign, franchise, excise and foreign withholding Taxes) of the Loan Parties and their Subsidiaries, including any penalties and interest relating to any Tax examinations for such period, determined on a consolidated basis in accordance with ~~IFRS~~GAAP.

“Term Commitment” means ~~the commitments of each Term Lender to make Term Loans hereunder, which on the Closing Date shall not exceed the amount set forth opposite such Term Lender’s name on Schedule 2, as the same may be (a) reduced from time to time pursuant to Section 2.4 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to Section 12.7. The initial aggregate amount of the Term Commitments with respect to Initial Term Loans on the Closing Date is $30,000,000, which shall be deemed to be reduced to zero upon funding of the Initial Term Loans on the Closing Date.~~Initial Commitment and the Second Amendment Commitment.

“Term Facility” means the Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loan” means each of the Initial Term Loans and the Second Amendment Term Loans.

“Term Note” has the meaning given such term in Section 2.2(b).

~~“Term SOFR” means,~~

~~(a) for any calculation with respect to a Term SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and~~

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~~(b) for any calculation with respect to Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;~~

~~provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.~~

~~“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).~~

~~“Term SOFR Advance” means an Advance that bears interest as provided in Section 4.1(b).~~

~~“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.~~

“Termination Date” means the occurrence of Payment in Full of all Obligations.

“Termination Event” means (i) a Reportable Event with respect to any Pension Plan, any failure to make a required contribution to any Pension Plan that would reasonably be expected to result in the imposition of a Lien, or the arising of a Lien with respect to a Pension Plan; (ii) the withdrawal of a Company or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a withdrawal under Section 4062(e) of ERISA; (iii) the provision of notice by the administrator of any Pension Plan of intent to terminate a Pension Plan in a distress termination (as described in Section 4041(c) of ERISA), or the imposition of liability on a Company or any ERISA Affiliate of liability under Section 4062(e) or 4069 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Pension Plan under Section 4042 of ERISA; (v) the occurrence of any event or condition that (A) constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (B) could reasonably be expected to result in the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (vi) the partial or complete withdrawal, within the meaning of Sections 4203 or 4205 of ERISA, of a Company or any ERISA Affiliate from a Multiemployer Plan; (vii) receipt by a Company or any ERISA Affiliate of notice that a Multiemployer Plan is “insolvent” within the meaning of Section 4245(b) of ERISA, is in “critical and declining” status (within the meaning of Section 305 of ERISA), or has become subject to the limitations of Section 436 of the Code; or (viii) the imposition of any liability under Title IV of ERISA, other than for premiums due but not delinquent, upon a Company or any ERISA Affiliate.

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“Test Period” means, as of any date, the period of four consecutive fiscal quarters then most recently ended for which financial statements under Section 7.11(a) or Section 7.11(d), as applicable, have been delivered; it being understood and agreed that prior to the first delivery of financial statements of Section 7.11(a), “Test Period” means the period of four consecutive fiscal quarters in respect of which financial statements were delivered pursuant to Section 5.1.

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance reasonably satisfactory to the Agent, together with all endorsements made from time to time thereto, issued to the Agent by or on behalf of a title insurance company selected by or otherwise reasonably satisfactory to the Agent, insuring the Lien created by a Mortgage in an amount no greater than one hundred twenty (120%) percent of the fair market value of such property (as reasonably estimated by the Borrower) and with such endorsements reasonably satisfactory to the Agent.

“Trademark Security Agreement” means a trademark security agreement, in form and substance reasonably satisfactory to Agent, pursuant to which each Loan Party that owns any Trademarks shall grant a specific security interest in its Trademarks as security for the Obligations, as amended, restated, supplemented or otherwise modified from time to time.

“Trademarks” means any and all trademarks, service marks, trade names, trade dress, and other indicia of origin, and all registrations and applications for the registration thereof, together with (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill symbolized by the foregoing or connected therewith, and (v) all other rights corresponding thereto throughout the world.

~~“Treasury Rate” means, as of any Make-Whole Period Repayment Date, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date through the Make-Whole Period End Date; provided, however, that if the period from the Make-Whole Period Repayment Date through the Make-Whole Period End Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.~~

~~“Type” means a Base Rate Advance or a Term SOFR Advance.~~

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, then the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

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“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Insolvency Act” means the Insolvency Act 1986 enacted in the United Kingdom, as such act may be amended, varied, supplemented or replaced from time to time.

“UK Pensions Contribution Notice” means a contribution notice issued by the UK Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“UK Pensions Financial Support Direction” means a financial support direction issued by the UK Pensions Regulator under section 43 of the Pensions Act 2004.

“UK Pensions Regulator” means the body corporate called the Pensions Regulator established under Part 1 of the Pensions Act 2004.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Share Charge” means an English law governed share charge, dated as of the Closing Date, pursuant to which the Parent shall grant to the Agent a specific security interest over all shares held by it in GAN (UK) Limited as security for the Obligations.

~~“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.~~

“Unrestricted Cash” means, as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of Parent and its Subsidiaries that are not “restricted” for purposes of ~~IFRS~~GAAP and in which the Agent has a perfected first-priority security interest and, in the case of cash maintained in deposit accounts in the United States, is subject to a Control Agreement; provided, however, that the aggregate amount of Unrestricted Cash shall not (i) include any cash or Cash Equivalents that are subject to a Lien (other than any Lien in favor of the Agent) or (ii) include any cash or Cash Equivalents that are restricted by contract, law or material adverse tax consequences from being applied to repay any Consolidated Total Debt.

“U.S.” means the United States of America, including the states thereof, the District of Columbia and any territory thereof.

~~“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.~~

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“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, by the Borrower in favor of the Agent, in form and substance reasonably satisfactory to the Agent.

“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 12.30.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.2(g).

“VAT” means:

(a) any value added tax imposed by the Value Added Tax Act 1994 of the United Kingdom;

(b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) and (b) above, or imposed elsewhere.

“Vincent Group Ltd” means Vincent Group Limited, a Malta limited liability company.

“Voting Interests” means Equity Interests having ordinary voting power for the election of the Governing Body of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the Equity Interests of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party or Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with ~~IFRS~~GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with the covenants contained herein shall be made in accordance with ~~IFRS~~GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with ~~IFRS~~GAAP. In the event that any Accounting Change (as defined below) occurs and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of Borrower or Agent (acting upon the request of the Required Lenders), Borrower, Agent and the Lenders will enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Companies’ financial condition will be the same after such Accounting Change as if such Accounting Change had not occurred; provided that provisions of this Agreement in effect on the date of such Accounting Change will be calculated as if no such Accounting Change had occurred until the effective date of such amendment effected in accordance with this Agreement. “Accounting Change” means (i) any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the International Accounting Standards Board (or successor thereto) or (ii) any change in the application of ~~IFRS~~GAAP by the Parent.

1.3 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.4 Other Terms; Headings. An Event of Default shall “continue” or be “continuing” unless and until such Event of Default has been cured or waived in writing by Agent and the Required Lenders (or all Lenders, as applicable). The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The term “or” has, except where otherwise specifically indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein or in any other Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vi) time of day means time of day in New York, New York, except as otherwise expressly provided; and (vii) the “discretion” of Agent, the Required Lenders or the Lenders means the sole and absolute discretion of such Person(s). Any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation means unless otherwise specified, such law or regulation as amended, modified or supplemented from time to time. All making of Loans and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of the Financial Covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrower shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, the Lenders or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the knowledge of” or words of similar import are used in any Loan Documents, it means actual knowledge of a Responsible Officer of the applicable Person or knowledge that such Responsible Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates. (I) Any covenant herein requiring the Borrower to cause another Person (including another Company) to undertake or not undertake a particular action shall be deemed breached if such other Person fails to undertake (or not undertake) such action and (II) any covenant herein requiring the Borrower not to permit another Person (including another Company) to undertake a particular action shall be deemed breached if such other Person undertakes such action, in each case, regardless of whether the Borrower possesses the actual authority or ability to cause such other Person to undertake (or not undertake) actions.

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1.5 Conversion of Foreign Currencies.

(a) For purposes of determining compliance as of any date with Article VII, Article VIII, Article X or for any other calculation or determination hereunder, any relevant amount (including any amount of Indebtedness incurred or outstanding) that is denominated in any currency other than Dollars shall be translated into Dollars at the currency exchange rates for corresponding items used in preparing Parent’s financial statements for the last Test Period for which financial statements have been delivered pursuant to Section 7.11 and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with ~~IFRS~~GAAP. For purposes of Article IX and the calculation of compliance with the Consolidated Total Leverage Ratio ~~or the Consolidated Interest Coverage Ratio~~ for purposes of taking any action thereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 7.11(a) or (d), as applicable, for the relevant Test Period.

(b) For the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any relevant transaction so long as such relevant transaction was permitted at the time incurred, made, acquired, or entered into as set forth in clause (a) of this Section 1.5.

(c) Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

~~Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.~~

Article II
THE CREDIT FACILITIES

2.1 [Reserved].

2.2 The Term Loans.

(a) Term Loans.

(i) Subject to the terms and conditions of this Agreement, each Term Lender with an Initial Commitment made term loans (the “Initial Term Loans”) in Dollars to the Borrower in a single Borrowing on the Closing Date in an amount not to exceed the Initial Commitment of such Term Lender. Each Term Lender’s Initial Commitment terminated immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Commitment on the Closing Date.

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(ii) Each Term Lender agrees (severally, not jointly or jointly and severally), subject to the terms and conditions of this Agreement, to make term loans (the “~~Initial~~Second Amendment Term Loans”) in Dollars to the Borrower in a single Borrowing on the ~~Closing~~Second Amendment Effective Date in an amount not to exceed the ~~Term~~Second Amendment Commitment of such Term Lender in accordance with the terms hereof, at Borrower’s request to Agent. Each Term Lender’s ~~Term~~Second Amendment Commitment shall terminate immediately and without further action on the ~~Closing~~Second Amendment Effective Date after giving effect to the funding of such Lender’s ~~Term~~Second Amendment Commitment on the ~~Closing~~Second Amendment Effective Date.

(iii) The Second Amendment Term Loans shall constitute a separate tranche from the Initial Term Loans. The Borrower and the Lenders hereby acknowledge and agree that, for U.S. federal income tax purposes, pursuant to Treasury Regulation Section 1.1275-2(c), each tranche will be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of Section 1271 of the Code.

(b) Term Notes. The Term Loans made by each Term Lender may, at the request of such Term Lender, be evidenced by a ~~single~~ promissory note payable to such Term Lender, substantially in the form of Exhibit A (as amended, restated, supplemented or otherwise modified from time to time, a “Term Note” and, collectively, the “Term Notes” or the “Notes”), executed by Borrower and delivered to such Lender in a stated maximum principal amount equal to such Term Lender’s Initial Commitment, Second Amendment Commitment or Term Commitment, at such Term Lender’s option.

(c) Payment. The Borrower hereby promises to pay all of the Term Loans and all other Obligations in respect thereof (including, without limitation, principal, interest, fees, costs, and expenses payable under this Agreement and the other Loan Documents) in full on the Maturity Date or, if earlier, on the date on which the Term Loans and the Obligations become due and payable pursuant to the terms of this Agreement. Amounts borrowed under this Section 2.2 and repaid or prepaid may not be re-borrowed.

2.3 Procedure for Borrowing; Notices of Borrowing; Notices of Continuation; Notices of Conversion.

(a) Borrowing. Each borrowing of a Loan (each, a “Borrowing”) denominated in Dollars shall be made on notice, given not later than ~~6:00 p.m~~2:00 p.m. (New York time) on the ~~third~~first Business Day prior to the date of the proposed Borrowing, by Borrower to Agent. Each such notice of a Borrowing shall be in writing (by electronic transmission or otherwise as permitted hereunder), substantially in the form of Exhibit B (a “Notice of Borrowing”), specifying therein the (i) requested date of such Borrowing, (ii) ~~Type of Advance comprising such Borrowing, (iii)~~ aggregate principal amount of such Borrowing and (~~iv~~iii) wiring instructions for such Borrowing (which may be in the form of a flow of funds or letter of direction attached thereto). ~~If Borrower fails to specify a Type of Advance in a Notice of Borrowing then the Loans shall be made as Base Rate Advances. Any Lender may make, carry or transfer a Term SOFR Advance at, to or for the account of any of its branch offices or the office of any Affiliate of such Lender.~~

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~~(b) Continuations. With respect to any Borrowing consisting of a Term SOFR Advance, Borrower may, subject to the provisions of Section 2.3(d), elect to maintain such Borrowing or any portion thereof as a Term SOFR Advance by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the Interest Period then ending. Each selection of a new Interest Period (a “Continuation”) shall be made by notice given not later than 2:00 p.m. (New York time) on the third Business Day prior to the date of any such Continuation by Borrower to Agent. Such notice by Borrower of a Continuation shall be in writing (by electronic transmission or otherwise as permitted hereunder), substantially in the form of Exhibit C (a “Notice of Continuation/Conversion”), specifying whether the Advance subject to the requested Continuation comprises part (or all) of the Loans and the requested (i) date of such Continuation, and (ii) aggregate amount of the Advance subject to such Continuation, which shall comply with all limitations on Loans hereunder. Unless, on or before 2:00 p.m. (New York time) of the third Business Day prior to the expiration of an Interest Period, Agent shall have received a Notice of Continuation/Conversion from Borrower for the entire Borrowing consisting of the Term SOFR Advance outstanding during such Interest Period, any amount of such Advance comprising such Borrowing remaining outstanding at the end of such Interest Period (or any portion of such Advance not covered by a timely Notice of Continuation/Conversion) shall, upon the expiration of such Interest Period, be Converted to a Base Rate Advance. Notwithstanding the foregoing, to the extent that the Borrower has not elected to Convert such Term SOFR Advance to a Base Rate Advance at such time pursuant to Section 2.3(c) and to the extent that the Borrower would otherwise be permitted to elect to Continue such Term SOFR Advance hereunder at such time, the Borrower shall, with respect to each Term SOFR Advance, be deemed to have delivered a timely Notice of Continuation/Conversion at 2:00 p.m. (New York time) on the third Business Day prior to the expiration of the Interest Period for such Term SOFR Advance, electing to continue the entirety of such Term SOFR Advance on the last day of the Interest Period therefor as a Term SOFR Advance with an Interest Period that commences on the last day of the Interest Period for such Term SOFR Advance that is then ending.~~

~~(c) Conversions. Borrower may on any Business Day by giving a Notice of Continuation/Conversion to Agent, and subject to the provisions of Section 2.3(d), Convert the entire amount of or a portion of an Advance of one Type into an Advance of another Type; provided, however, that any Conversion of a Term SOFR Advance into a Base Rate Advance shall be made on, and only on, the last day of an Interest Period for such Term SOFR Advance. Each such Notice of Continuation/Conversion shall be given not later than 2:00 p.m. (New York time) on the Business Day prior to the date of any proposed Conversion into a Base Rate Advance and on the third Business Day prior to the date of any proposed Conversion into a Term SOFR Advance. Subject to the restrictions specified above, each Notice of Continuation/Conversion shall be in writing (by electronic transmission or otherwise as permitted hereunder), specifying (i) the requested date of such Conversion, (ii) the Type of Advance to be Converted and (iii) the amount of such Advance to be Converted and whether such amount comprises part (or all) of the Loans. Each Conversion shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.~~

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~~(d) Limitations on Use of Term SOFR. Anything in subsection (b) or (c) above to the contrary notwithstanding,~~

~~(i) if, at least one (1) Business Day before the date of any requested Term SOFR Advance, the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender or any of its Affiliates to perform its obligations hereunder to make a Term SOFR Advance or to fund or maintain a Term SOFR Advance hereunder (including in the case of a Continuation or a Conversion), Agent shall promptly give written notice of such circumstance to Borrower, and the right of Borrower to select a Term SOFR Advance for such Borrowing or any subsequent Borrowing (including a Continuation or a Conversion) shall be suspended until the circumstances causing such suspension no longer exist, and any Advance comprising such requested Borrowing (or Continuation or Conversion) shall be a Base Rate Advance;~~

~~(ii) if, at least one (1) Business Day before the first day of any Interest Period, Agent is unable to determine Term SOFR for Term SOFR Advances comprising any requested Borrowing, Continuation or Conversion, Agent shall promptly give written notice of such circumstance to Borrower, and the right of Borrower to select or maintain Term SOFR Advances for such Borrowing (or Continuation or Conversion) or any subsequent Borrowing shall be suspended until Agent shall notify Borrower that the circumstances causing such suspension no longer exist (including by way of a benchmark replacement as set forth in Section 2.15), and any Advance comprising such Borrowing (or Continuation or Conversion) shall be a Base Rate Advance;~~

~~(iii) if any Lender shall, at least one (1) Business Day before the date of any requested Borrowing or Continuation of, or Conversion into, a Term SOFR Advance, notify Agent and Borrower that Term SOFR for Advances comprising such Borrowing, Continuation or Conversion will not adequately reflect the cost to such Lender of making or funding Advances for such Borrowing, the right of Borrower to select Term SOFR Advances shall be suspended until such Lender shall notify Agent and Borrower that the circumstances causing such suspension no longer exist, and any Advance comprising such Borrowing shall be a Base Rate Advance;~~

~~(iv) After giving effect to all Borrowings, all Conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Facilities;~~

(b) ~~(v)~~ [Reserved]~~; and~~.

~~(vi) if an Event of Default has occurred and is continuing, no Term SOFR Advances may be borrowed or continued as such and no Base Rate Advance may be Converted into a Term SOFR Advance without the consent of the Required Lenders, and all existing Term SOFR Advances shall be automatically Converted into Base Rate Advances unless the Required Lenders agree otherwise.~~

(c) [Reserved].

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(d) [Reserved].

(e) Effect of Notice. Each Notice of Borrowing ~~and each Notice of Continuation/Conversion~~ shall be irrevocable and binding on the Borrower. ~~The Borrower agrees to indemnify Agent and the Lenders against any loss, cost or expense incurred by Agent or any Lender as a result of (i) default by Borrower in making a Borrowing of, Conversion into or Continuation of a Term SOFR Advance after Borrower has given notice requesting the same, (ii) default by Borrower in payment when due of the principal amount of or interest on any Term SOFR Advance or (iii) the making of a payment or prepayment of a Term SOFR Advance on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Agent or any Lender to fund such Advance.~~

(f) Disbursements.

(i) Promptly after its receipt of a Notice of Borrowing under Section 2.3(a), Agent shall notify the Lenders in writing (by electronic transmission or otherwise as permitted hereunder) of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in same day funds, for the account of Borrower, at Agent’s Payment Account prior to 1:00 p.m. (New York time), on the Borrowing Date requested by Borrower. Upon satisfaction of the applicable conditions set forth in Section 5.1 and upon receipt of all requested funds, the proceeds of such Borrowing will then be made available to Borrower by Agent wire transferring to the Operating Account the aggregate of the amounts made available to Agent by the Lenders, and in like funds as received by Agent by 1:00 p.m. (New York time), on the requested Borrowing Date or as otherwise requested by Borrower in its Notice of Borrowing, and approved by Agent for such purpose.

(ii) Unless Agent receives contrary written notice prior to 12:00 p.m. (New York time) on the date of any proposed Borrowing, Agent shall be entitled to assume that each Lender will make available its Pro Rata Share of such Borrowing and, in reliance upon that assumption, but without any obligation to do so, may advance such Pro Rata Share on behalf of such Lender. If and to the extent that such Lender shall not have made such amount available to Agent prior to the required time in Agent’s notice to such Lender, but Agent has made such amount available to the Borrower, each of such Lender and the Borrower agrees to pay and repay Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date of such Borrowing until the date such amount is paid or repaid to Agent, at (A) in the case of Borrower, the interest rate applicable at such time to such Loan and (B) in the case of each Lender, for the period from the date of such Borrowing to (and including) three days after demand therefor by Agent to such Lender, at the Federal Funds Rate and, following such third day, at the interest rate applicable at such time to such Loan, in each case, together with all costs and expenses incurred by Agent in connection therewith. A notice of Agent submitted to any Lender with respect to any amounts owing under this Section 2.3(f)(ii) shall be conclusive in the absence of manifest error. If a Lender shall pay to Agent any or all of such amount, such amount so paid shall constitute a Loan by such Lender to the Borrower for purposes of this Agreement.

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(iii) ~~Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Advances upon determination of such interest rate. The determination of Term SOFR by Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Advances are outstanding, Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.~~[Reserved].

(iv) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(v) Each Lender may, at its option, make any Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(vi) Notwithstanding anything to the contrary set forth herein, the Lenders may elect to directly fund the ~~Initial~~Second Amendment Term Loans to the Borrower on the ~~Closing~~Second Amendment Effective Date, pursuant to procedures agreed between the Lenders and the Agent; provided, that in the event the Lenders elect to directly fund the ~~Initial~~Second Amendment Term Loans, if the Borrower has not notified the Agent in writing by not later than 5:00 p.m. on the ~~Closing~~Second Amendment Effective Date that it did not receive all of the requested funds pursuant to the Notice of Borrowing, Agent shall deem the ~~Initial~~Second Amendment Term Loans to have been fully funded and is hereby directed by the Lenders to make the applicable recordations of the ~~Initial~~Second Amendment Term Loans in the Register.

2.4 Termination and Reduction of Commitments. The ~~Term~~Second Amendment Commitments shall be automatically and permanently reduced to zero on the date of the Term Loan Borrowing upon the earlier of (i) funding thereof and (ii) 5:00 p.m. (New York City Time) on the ~~Closing~~Second Amendment Effective Date.

2.5 Mandatory Prepayments; Optional Prepayments.

(a) Mandatory Prepayments. In addition to any prepayment required in accordance with Section 10.2 as a result of an Event of Default hereunder, the Loans shall be subject to mandatory prepayment as follows:

(i) [Reserved];

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(ii) on or prior to the date that is five (5) Business Days after financial statements have been delivered (or should have been delivered) pursuant to Section 7.11(a) and the related Compliance Certificate has been delivered (or should have been delivered) pursuant to Section 7.11(e) (commencing with those delivered for the fiscal year ending December 31, ~~2022~~2023), the Borrower shall prepay an aggregate principal amount of Loans equal to:

(A)  the Applicable ECF Percentage of Consolidated Excess Cash Flow of the Companies for the fiscal year covered by such financial statements, minus

(B)  solely to the extent not deducted in the calculation of Consolidated Excess Cash Flow, all voluntary prepayments of the Term Loans, in each case, made during such fiscal year (to the extent that such prepayments are financed with internally generated cash of the Companies or the sale or issuance of Equity Interests in Parent (and not from the proceeds of Indebtedness), provided that such amount so deducted shall not be deducted from the amount due pursuant to this Section 2.5(a)(ii) in any subsequent period).

As used in this Section 2.5(a)(ii), the term “Applicable ECF Percentage” for any fiscal year means the following:

(x)  100.0% if Consolidated EBITDA for such fiscal year is less than $15.0 million or

(~~z~~y)  75%, if Consolidated EBITDA for such fiscal year is greater than or equal to $15.0 million.

(iii) the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of the Net Cash Proceeds from any Prepayment Disposition by any Company within 10 Business Days of receipt thereof by such Person to the extent such proceeds are not reinvested within 12 months after receipt of such Net Cash Proceeds in similar assets or other assets useful in the applicable Company’s business (including any such assets that are acquired through a Permitted Acquisition or other Permitted Investment, but in any case subject to covenants and restrictions set forth herein);

(iv) the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received from any Debt Transaction with respect to any Company immediately upon receipt thereof by any Company (such prepayments to be applied as set forth in clause (v) below);

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(v) Application of Mandatory Prepayments. Subject to the next sentence, each mandatory prepayment of Loans pursuant to this Section 2.5(a) shall be applied, first, to the Term Loans held by all Term Lenders in accordance with their Pro Rata Shares (allocated as directed by the Borrower in its sole discretion and, absent such direction, to the scheduled amortization payments in direct order of maturity and to each Term Lender on a pro rata basis in accordance with the principal amount of the applicable Term Loans held thereby), second, any excess after the application of such proceeds in accordance with clause first above may be retained by the Borrower. Each prepayment pursuant to this Section 2.5(a) shall be applied ratably to the Loans then outstanding~~, irrespective of whether such outstanding Loans are Base Rate Advances or Term SOFR Advances; provided that if no Lenders decline a given mandatory prepayment of the Loans as described in clause (vii) below, then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Loans that are Base Rate Advances to the full extent thereof before application to Loans that are Term SOFR Advances in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Article III.~~. Any prepayment of a Loan pursuant to this Section 2.5(a) shall be accompanied by all accrued interest and fees on the amount prepaid, any amounts required pursuant to Section 2.5(c), together with any additional amounts required pursuant to Article III.

(vi) The Borrower shall deliver to Agent and the Lenders, at least five (5) Business Days prior to the time of each prepayment required under this Section 2.5(a), a certificate signed by a Responsible Officer of the Borrower setting forth (x) the date of such prepayment and (y) in reasonable detail the calculation of the amount of such prepayment.

(vii) Each Term Lender may elect, by written notice to Agent at or prior to the time and in the manner specified by Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to Section 2.5(a)(ii), (a)(iii) or (a)(iv), to decline all (but not a portion) of its Pro Rata Share of such prepayment. Any Term Lender declining such prepayment shall give written notice thereof to Agent by 11:00 a.m. no later than one (1) Business Day prior to the date of such prepayment. If a Lender fails to deliver a notice of election declining receipt of its Pro Rata Share of such mandatory prepayment to Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share of the total amount of such mandatory prepayment of Term Loans. Any mandatory prepayments declined by a Term Lender pursuant to this paragraph may be retained by Borrower.

(viii) No Loan Party (or Subsidiary thereof) shall be required to make any prepayment pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) to the extent that such Loan Party or its Subsidiaries would suffer material adverse tax consequences as a result of upstreaming or repatriating cash to make such prepayments (including the imposition of withholding Taxes); provided that (x) the foregoing shall only apply to the portion of such prepayment affected by such material adverse tax consequences, and prepayment shall be allocated to entities that would not suffer from such material adverse tax consequences to the fullest extent possible, prior to being allocated to entities that would suffer material adverse tax consequences, (y) the Loan Parties and their Subsidiaries shall make any such avoided prepayment or portion thereof within five (5) Business Days after such time that the applicable prepayment or portion thereof would not result in such material adverse tax consequences, and (z) no more than $10.5 million of prepayments in the aggregate shall be avoided pursuant to this Section 2.5(a)(viii) during the term of this Agreement.

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(b) Voluntary Prepayments. The Borrower may, at any time and from time to time, prepay the Term Loans in whole or in part without premium or penalty (other than ~~(x) in the case of Term SOFR Advances, any amounts required pursuant to Article III and (y)~~ any amounts required pursuant to Section 2.5(c)) upon at least two (2) Business Days’ written notice by Borrower to Agent ~~in the case of Base Rate Advances, and three (3) Business Days’ written notice by Borrower to Agent in the case of Term SOFR Advances~~, specifying the date and amount of prepayment, provided that~~: (A)~~ any prepayment ~~of Term SOFR Advances shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (B) any prepayment of Base Rate Advances~~ shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. The Borrower’s notice may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by the Borrower (by written notice to the Agent on or prior to the specified effective date) if such condition is not satisfied; provided that the Borrower shall make any payments required to be made pursuant to Article III. Each prepayment of the outstanding Term Loans pursuant to this Section 2.5(b) shall be applied among all outstanding Term Facilities in each case as directed by the Borrower and, within any given Term Facility, shall be applied as directed by the Borrower to the principal installments thereof (or, failing such direction, ratably among the Term Facilities and to the principal repayment installments thereof in inverse order of scheduled maturities), and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares in respect of the Term Facility. If such notice is given and not revoked as provided above, Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein accompanied by the amount of accrued and unpaid interest thereon ~~(and in the case of Term SOFR Advances, any amounts required pursuant to Section 3.3)~~.

(c)

(i) Exit Fee. In the event that (x) the Term Loans are prepaid or repaid in whole or in part (whether pursuant to this Section 2.5, Section 2.6 or otherwise), (y) a Term Lender is replaced or prepaid pursuant to Section 2.11 (other than if a Defaulting Lender) or (z) payment of the then outstanding principal amount of the Term Loans is accelerated in accordance with the Loan Documents, the Borrower shall pay to the applicable Term Lenders an exit fee equal to 2.5% of the principal amount of such applicable Term Loans prepaid, repaid, replaced or accelerated.

(ii) Prepayment/Repayment ~~Premium~~Fee. In the event that (x) the Term Loans are prepaid or repaid in whole or in part (whether pursuant to this Section 2.5, Section 2.6 or otherwise), (y) a Term Lender is replaced or prepaid pursuant to Section 2.11 (other than if a Defaulting Lender) or (z) payment of the then outstanding principal amount of the Term Loans is accelerated in accordance with the Loan Documents, the Borrower shall pay to the applicable Term Lenders ~~(I) in the case of a prepayment pursuant to Section 2.5(a)(ii), a prepayment premium in an amount equal to 3.0% of the principal amount of such applicable Term Loans prepaid and (II) in all other cases,~~ a repayment premium expressed as a percentage ~~(other than in the case of a Make-Whole Premium)~~ of the principal amount of such applicable Term Loans prepaid, repaid, replaced or accelerated on the amount so prepaid, repaid or accelerated in the amount set forth in the applicable table below opposite the time period in which such prepayment, repayment or acceleration occurs:

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Period	Prepayment/Repayment ~~Premium~~Fee
From the Closing Date though ~~(and including) the Make-Whole Period End~~the date that is five months after the Second Amendment Effective Date	~~Make-Whole Premium~~ 14.0%
~~From (and including) the day after the Make-Whole Period End Date through (and including) the forty-two month anniversary of the Closing Date~~Thereafter	~~6.5~~0.0%
~~From (and including) the day after the forty-two month anniversary of the Closing Date through (and including) October 25, 2026~~	~~4.5%~~
~~Thereafter~~	~~3.0%~~

(such amount set forth above, the “Prepayment/Repayment Fee”); provided, that if after the date that is five months after the Second Amendment Effective Date, (x) the Loans are prepaid or repaid in whole or in part (whether pursuant to this Section 2.5, Section 2.6 or otherwise), (y) a Term Lender is replaced or prepaid pursuant to Section 2.11 (other than if a Defaulting Lender) or (z) the payment of the then outstanding principal amount of the Term Loans is accelerated in accordance with the Loan Documents, in each case, in connection with a transaction which, upon the consummation thereof, constitutes a Change of Control and the definitive terms of such transaction were agreed in writing by the applicable Loan Parties on or prior to the date that is five months after the Second Amendment Effective Date, the Borrower shall pay to the applicable Term Lenders the Prepayment/Repayment Fee on the date of the consummation of any Change of Control transaction.

(iii) Any fee or premium referred to in this clause (c) shall be paid to the Agent in Dollars in accordance with Section 2.9 upon any applicable repayment, replacement, prepayment or acceleration (including via any distributions or any other transfers on account of all or any part of the principal balance of any Term Loan for any reason or at any time (whether or not upon maturity, whether mandatory or optional, whether voluntary or involuntary, including following any default or any acceleration (whether automatic or following notice), following any asset sale, or following the filing by or against any Loan Party of any petition under any Debtor Relief Laws (whether or not such payment, distribution, or transfer is under a plan of reorganization or liquidation or ordered by any court of competent jurisdiction) or otherwise)) and upon receipt, the Agent shall promptly distribute such payment to the Term Lenders according to their Pro Rata Shares. Notwithstanding the forgoing, if any fee or premium described in this Section 2.5(c) becomes due and owing as a result of the principal amount of the Term Loans being accelerated in accordance with the Loan Documents and the Lenders subsequently waive such acceleration by reinstating such Term Loans, such fees or premiums resulting from such acceleration shall also be deemed waived (provided that nothing in this sentence shall be deemed to constitute a waiver of the Lenders’ or the Agent’s right to demand acceleration of the Obligations in accordance with the Loan Documents, permit an alternative to immediate payment of the Loans and other Obligations upon any such acceleration or constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lenders hereunder (whether as a result of any such acceleration or otherwise)). The Borrower agrees that the fees and premiums payable pursuant to this Section 2.5(c) are paid as fees for the right to prepay, and that such fees and premiums do not constitute liquidated damages or a prepayment penalty.

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2.6 Repayment of Loan; Evidence of Debt.

(a) The outstanding principal amount of the ~~Initial~~ Term Loans, and all accrued and unpaid interest thereon, shall be due and payable on the earlier of (A) the Maturity Date and (B) the date on which the ~~Initial~~ Term Loans are declared due and payable pursuant to the terms of this Agreement.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) Agent shall maintain accounts in which it shall record (i) the amount of the Loans made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to clauses (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to clause (b) above and the accounts maintained pursuant to clause (c) above, the accounts maintained pursuant to clause (c) above shall govern and control.

2.7 [Reserved].

2.8 Term. The term of this Agreement shall be for a period from the Closing Date through and including the Termination Date. Notwithstanding the foregoing, Borrower shall have no right to terminate this Agreement at any time that any principal of or interest or fees on any of the Loans is outstanding, except upon Payment in Full of all Obligations.

2.9 Payment Procedures.

(a) Time of Payment. Each payment by Borrower on account of principal, interest, fees or Lender Group Expenses hereunder shall be made to Agent. All payments to be made by Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 2:00 p.m. (New York time) on the due date thereof to Agent, for the account of the Lenders according to their Pro Rata Shares (except as expressly otherwise provided), at Agent’s Payment Account in immediately available funds in cash. Except for payments which are expressly provided to be made for the account of Agent only, Agent shall promptly wire in like funds to each Lender its Pro Rata Share of such payment. Any payment received by Agent after 2:00 p.m. (New York time) may, in Agent’s sole discretion, be deemed to have been received on the following Business Day. Notwithstanding anything to the contrary contained in this Agreement, if a Lender or any of its Affiliates exercises its right of setoff under Section 12.3 or otherwise, any amounts so recovered shall promptly be shared by such Lender with the other Lenders according to their respective Pro Rata Shares.

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(b) Next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day ~~(except as specified in clause (i) of the definition of Interest Period)~~ and such extension of time shall be included in the computation of the amount of interest due hereunder.

(c) Application. Subject to Section 10.5, Agent shall have the continuing and exclusive right, if an Event of Default exists, to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Agent receives any payment or proceeds of the Collateral for Borrower’s benefit, which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent.

2.10 Designation of a Different Lending Office. If any Lender requests compensation under Section 3.1, ~~3.3 or 3.4,~~ or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, then such Lender (at the request of Borrower) shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Article III, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.11 Replacement of Lenders. If any Lender requests compensation under Section 3.1, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.10, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense (other than with respect to the assignment fee (if any) specified in Section 12.7), upon notice by Borrower to such Lender and Agent, require such Lender to assign and delegate (and such Lender agrees to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in, and the consents required by, Section 12.7), all of its interests, rights (other than its existing rights to payments pursuant to Article III) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) Agent shall have received the assignment fee (if any) specified in Section 12.7; (b) such Lender shall have received payment of an amount equal to the outstanding principal of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Article III) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); (c) in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.2, such assignment will result in a reduction in such compensation or payments thereafter; (d) such assignment does not conflict with applicable law; and (e) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall consent, at the time of such assignment, to each applicable amendment, waiver or consent. A Lender (other than a Defaulting Lender) shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply. Nothing in this Section 2.11 shall be deemed to prejudice any rights that Borrower or any Lender that is not a Defaulting Lender may have against any Defaulting Lender.

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2.12 Defaulting Lenders.

(a) Agent may recover all amounts owing by a Defaulting Lender on demand, and all such amounts owing shall bear interest at a per annum rate equal to two percent (2%) above the per annum rate otherwise applicable to ~~Base Rate~~the Advances until Paid in Full.

(b) The failure of any Defaulting Lender to fund its Pro Rata Share of any Borrowing shall not relieve any other Lender of its obligation to fund its Pro Rata Share of such Borrowing. Conversely, no Lender shall be responsible for the failure of another Lender to fund such other Lender’s Pro Rata Share of a Borrowing.

(c) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and apply any or all of such amounts to the Defaulting Lender’s defaulted obligations or re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a Lender and such Lender’s Commitment or Loans made by it, as applicable, for such purposes shall be deemed to be zero (0). This Section shall remain effective with respect to such Lender until the Defaulting Lender has ceased to be a Defaulting Lender. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender or to relieve or excuse the performance by Borrower of its duties and obligations hereunder.

(d) [Reserved].

(e) If Agent determines, in its sole discretion, that a Lender should no longer be deemed to be a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Agent may determine to be necessary to cause the Loans to be held by the Lenders in accordance with their Pro Rata Shares (without giving effect to subsection (c) above) whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties and subject to Section 2.11, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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2.13 [Reserved].

2.14 Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Obligations payable to such Lender hereunder at such time in excess of its ratable share (according to the proportion of (a) the amount of such Obligations to (b) the aggregate amount of the Obligations payable to all Lenders hereunder at such time), such Lender shall forthwith purchase from the other Lenders (other than any Defaulting Lender) such participations in the Obligations payable to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (A) the amount of such other Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

2.15 Benchmark Replacement Setting[Reserved].

~~(a) Benchmark Replacement.~~

~~(i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.15(a)(i) will occur prior to the applicable Benchmark Transition Start Date.~~

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~~(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.~~

~~(c) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.15(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.15.~~

~~(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.~~

~~(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of a Term SOFR Advance to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to a Base Rate Advance. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.~~

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Article III
Taxes, yield protection and illegality

3.1 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition (other than Taxes) affecting this Agreement or Loans made by such Lender;

(b) and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount), then Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(c) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(d) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 3.1 and delivered to Borrower will be conclusive absent manifest error. Borrower will pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 3.1 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).

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3.2 Taxes.

(a) Defined Terms. For purposes of this Section 3.2, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Loan Parties. The Loan Parties, jointly and severally, shall indemnify each Recipient, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including, without limitation, reasonable attorneys’ and tax advisors’ fees and expenses), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.7 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this clause (e).

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(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.2, such Loan Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(g) Status of Lenders.

(i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.2(g)(ii)(A), (ii)(B), (ii)(D) and (ii)(E) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii)  Without limiting the foregoing:

(A) any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI or, in the case of a Lender that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession receiving amounts subject to withholding under Chapter 3 of the Code claiming the applicability of Section 115(2), 501(c), 892, 895 or 1443(b) of the Code, of IRS Form W-8EXP;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8EXP, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

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(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E) Agent and any successor thereto shall deliver to Borrower on or prior to the date on which it becomes Agent under this Agreement (and from time to time thereafter upon request of Borrower) (i) if Agent (or such successor to Agent) is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) executed copies of IRS Form W-9 certifying that it is not subject to U.S. federal backup withholding, or (ii) if Agent (or such successor to Agent) is not a United States person, (A) executed copies of IRS Form W-8ECI with respect to any amounts payable under any Loan Document to Agent for its own account, and (B) executed copies of IRS Form W-8IMY with respect to any amounts payable under any Loan Document to Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with Borrower to be treated as a United States person (and Borrower and Agent agree to so treat Agent as a Unites States person with respect to such payments as contemplated by Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)).

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.2 (including by the payment of additional amounts pursuant to this Section 3.2), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(i) VAT.

(i) All amounts expressed to be payable under a Loan Document by any party to a Secured Party which constitute consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Secured Party to any party in connection with a Loan Document, that party shall (except where the reverse charge mechanism applies and the Secured Party is not obliged to account to the relevant taxation authority for such VAT) pay to such Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Secured Party must promptly provide an appropriate VAT invoice to that party).

(ii) If VAT is or becomes chargeable on any supply made by any Secured Party (the “Supplier”) to any other Secured Party (the “VAT Recipient”) in connection with a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier:

(A) where the Supplier is the person required to account to the relevant tax authority for the VAT, the Relevant Party shall also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient shall (where this Section 3.2(i)(ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient determines relates to the VAT chargeable on that supply; and

(B) where the VAT Recipient is the person required to account to the relevant tax authority for the VAT, the Relevant Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Loan Document requires any party to reimburse or indemnify a Secured Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Secured Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Secured Party determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

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(iv) Any reference in this Section 3.2(i) to any party shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v) In relation to any supply made by a Secured Party to any party under a Loan Document, if requested by such Secured Party, that party shall promptly provide such Secured Party with details of that party’s VAT registration (if applicable) and such other information as is requested in connection with such Secured Party’s VAT reporting requirements in relation to such supply.

(j)  Notwithstanding anything to the contrary contained herein, Borrower shall not be required to compensate any Recipient pursuant to the foregoing provisions of this Section 3.2 for any Taxes imposed more than nine months prior to the date that such Recipient notifies Borrower in writing of the matter giving rise to such Taxes and of such Recipient’s intention to claim compensation therefor (except that, if the matter giving rise to such Taxes is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).

(k) Survival. Each party’s obligations under this Section 3.2 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

~~Breakage Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Advance other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Advance other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable, it being understood that such loss, cost or expense shall in any case exclude any loss of anticipated profit. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.~~

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~~Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Term SOFR Advances, or to determine or charge interest rates based upon Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market then, on notice thereof by such Lender to the Borrower through Agent, any obligation of such Lender to make or continue Term SOFR Advances or to convert Base Rate Advances to Term SOFR Advances and the calculation of Base Rate based upon Term SOFR shall be suspended until such Lender notifies Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, each Loan Party shall prepay such Term SOFR Advances or convert all Term SOFR Advances of such Lender to Base Rate Advances, either on the last day of the Interest Period therefor, if any, if such Lender may lawfully continue to maintain such Term SOFR Advances to such day, or immediately, if no Interest Period applies or if such Lender may not lawfully continue to maintain such Term SOFR Advances. Upon any such prepayment or conversion, the applicable Loan Party shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.~~

~~Inability to Determine Rates.~~

~~(a) Subject to Section 2.15, if the Required Lenders reasonably determine that~~

~~(i) for any reason adequate and reasonable means do not exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Advance,~~

~~(ii) [Reserved], or~~

~~(iii) Term SOFR for any Interest Period for such Loans will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Term SOFR Advances for such Interest Period, the Agent will promptly so notify Borrower and each Lender;~~

~~then thereafter, the obligation of the Lenders to make or maintain Term SOFR Advances and the calculation of Base Rate based upon Term SOFR shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Advances or, failing that, in the case of Term SOFR Advances will be deemed to have converted such request into a request for a Borrowing of Base Rate Advances in Dollars in the amount specified therein.~~

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Article IV
INTEREST, FEES AND EXPENSES

4.1 Interest. Subject to Section 4.2, Borrower shall pay to Agent for the ratable benefit of the Lenders interest on the Advances~~, payable~~ at the rate of 8.0% per annum. The Borrower shall pay interest in arrears on each Interest Payment Date~~, at the following rates per annum:~~ by capitalizing such amount and adding it to the principal amount of the Advances on such Interest Payment Date.

~~(a) Base Rate Advances. If such Advance is a Base Rate Advance, at a fluctuating rate which is equal to (i) the Base Rate then in effect plus (ii) the Applicable Margin.~~

~~(b) Term SOFR Advances. If such Advance is a Term SOFR Advance, at a rate which is equal at all times during the Interest Period for such Term SOFR Advance to (i) Term SOFR for the Interest Period plus (ii) the Applicable Margin.~~

4.2 Default Interest. Automatically upon the occurrence and during the continuation of an Event of Default under Section 10.1(a), (d) or (e), if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to ~~(i) in the case of overdue principal of any Loan,~~ 2.00% per annum plus the rate otherwise applicable to ~~such Loan as provided in Section 4.1 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to Base Rate~~the Advances as provided in Section 4.1~~(a)~~. Any amount under this Section 4.2 shall be due and ~~shall be~~ payable on demand by capitalizing such amount and adding it to the principal amount of the Advances on such date of demand. Payment or acceptance of the increased rates of interest provided for in this Section 4.2 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

4.3 Upfront Fees. The Borrower agrees to pay each Term Lender with ~~a Term~~an Initial Commitment, on the Closing Date, upfront fees equal to such Term Lender’s ~~Term~~Initial Commitment multiplied by 6.00% (which at such Term Lender’s option, may take the form of original issue discount).

4.4 Other Fees. Borrower shall pay to Agent or the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever except to the extent otherwise agreed in writing by such parties.

4.5 Fee Letter. Borrower shall pay to Agent for its own account as and when due in accordance with the terms thereof all fees required to be paid to Agent under the Fee Letter.

4.6 Calculations. ~~All~~From and after the Second Amendment Effective Date, all calculations of interest and fees hereunder shall be made by Agent ~~on the basis of a year of 360 days except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed~~ on the basis of a year of 365 days (or 366 days in a leap year), and ~~in each case~~ for the actual number of days elapsed in the period for which such interest or fees are payable (including the first day but excluding the last day; provided that, if a Loan, or a portion thereof, is repaid on the same day on which such Loan is made, one day’s interest shall accrue on the portion of such Loan so prepaid). Each determination by Agent of an interest rate, fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error. Borrower hereby acknowledges and agrees that each fee payable under this Agreement is fully earned and non-refundable on the date such fee is due and payable and that each such fee constitutes Obligations and is in addition to any other fees payable by Borrower under the Loan Documents.

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Article V
CONDITIONS OF LENDING

5.1 Conditions to Initial Loan . The obligation of the Lenders to make the ~~initial~~Initial Loans is subject to the satisfaction or waiver in writing of the following conditions prior to making of such initial Loan:

(a) Loan Documents. Agent shall have received the following, each dated as of the Closing Date or as of an earlier date acceptable to Agent, in form and substance satisfactory to Agent, the Lenders and their respective counsel:

(i) counterparts of this Agreement, duly executed by the parties hereto;

(ii) the Notes, each duly executed by Borrower, to the extent such Notes were requested three (3) Business Days prior to the Closing Date (provided, that any such requested Note shall be delivered by Borrower directly to the requesting Lender);

(iii) the Trademark Security Agreement, the Patent Security Agreement and/or the Copyright Security Agreement, as applicable, duly executed by each applicable Loan Party;

(iv) the original certificates (if any) representing Pledged Interests required to be delivered pursuant to this Agreement and undated transfer powers or stock transfer forms (where relevant), executed in blank, and the originals of any promissory notes pledged pursuant to this Agreement duly endorsed (either directly or by allonge) to Agent’s favor in blank;

(v) a Guaranty, duly executed by each Guarantor;

(vi) a U.S. Security Agreement, duly executed by the Borrower, and the Bermuda Security Agreement, duly executed by Parent;

(vii) the UK Share Charge, duly executed by Parent, and the Malta Share Pledge, duly executed by Parent;

(viii) (i) financing statements duly authorized and in a form ready to be filed under the Uniform Commercial Code or an equivalent filing system in any foreign jurisdiction (naming Agent as secured party and the Loan Parties as debtors and containing a description of the applicable Collateral) with respect to each Loan Party in the jurisdiction in which such Loan Party is organized or deemed located as set forth on Schedule 5.1(a) and (ii) evidence based on lien searches that none of the Collateral is subject to any Liens (other than Liens permitted under Section 8.8);

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(ix) [reserved];

(x) a completed perfection certificate, substantially in the form of Exhibit E (the “Perfection Certificate”), signed by a Responsible Officer of each Loan Party;

(xi) a solvency certificate from a Financial Officer of Parent, in the form of Exhibit F;

(xii) the audited Financial Statements for the fiscal years ended December 31, 2019, December 31, 2020 and December 31, 2021, certified by the Auditors (collectively, the “Historical Financials”);

(xiii) (A) an opinion of Sheppard, Mullin, Richter & Hampton LLP, New York counsel to the Loan Parties, and (B) the legal opinions of local counsel in each jurisdiction (not covered by the legal opinion described in the foregoing clause (A)) as may be reasonably requested by the Required Lenders, in each case as to such matters regarding the Loan Parties, the Loan Documents and the Loans as the Required Lenders may reasonably request;

(xiv) certified copies of all policies of insurance required by this Agreement and the other Loan Documents (inclusive of those described in Section 7.6 hereof) together with endorsements for all such policies naming Agent as lender loss payee and/or an additional insured, as applicable, in accordance with Section 7.6;

(xv) a duly executed Notice of Borrowing in accordance with the requirement under Section 2.3;

(xvi) copies of the Governing Documents of each Loan Party, certified as of a recent date by the appropriate governmental official, if applicable, and a copy of the resolutions of the Governing Body (or similar evidence of authorization) of each Loan Party authorizing the execution, delivery and performance of this Agreement, the other Loan Documents to which such Loan Party is or is to be a party, and the transactions contemplated hereby and thereby, attached to a certificate of the Secretary or an Assistant Secretary of such Loan Party certifying (A) that such copies of the Governing Documents and resolutions of the Governing Body (or similar evidence of authorization) relating to such Loan Party are true, complete and accurate copies thereof, have not been amended or modified and are in full force and effect and (B) the incumbency, names and true signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party;

(xvii) (A) with respect to each Loan Party organized in the United States, a certified copy of a certificate of the Secretary of State of the state of incorporation, organization or formation of such Loan Party, dated within ten (10) days of the Closing Date, certifying that such Loan Party is in good standing in that jurisdiction, together with a good standing bring down statement, dated as of the Closing Date and (B) with respect to each Loan Party organized in Bermuda, a certificate of compliance issued by the Bermuda Registrar of Companies dated within two (2) Business Days of the Closing Date;

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(xviii) a closing certificate from a Responsible Officer of Borrower, in the form of Exhibit G, certifying that the conditions in clauses (c), (f) and (g) are satisfied;

(xix) [reserved]; and

(xx) such other agreements, instruments, documents and evidence as Agent or its counsel reasonably deems necessary in its discretion in connection with the transactions contemplated hereby.

(b) Reimbursement. Borrower shall have paid (i) all reasonable and documented out-of-pocket fees and Lender Group Expenses required to be paid pursuant to Section 12.4 of this Agreement, (ii) the fees referred to in this Agreement that are required to be paid on the Closing Date, and (iii) any fees due and payable to Agent under the Fee Letter that are required to be paid on the Closing Date.

(c) No Change. No change, occurrence, or event that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect shall have occurred and be continuing since December 31, 2021.

(d) [Reserved].

(e) KYC. Upon the request of Agent or any Lender made prior to the Closing Date, Borrower shall have provided to Agent or such Lender no later than three (3) days prior to the Closing Date, the documentation, to include, without limitation, a duly executed IRS Form W-9 or such other applicable IRS Form, and other information so requested in connection with applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act. At least three (3) days prior to the Closing Date, Borrower (to the extent that it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation) shall have delivered to Agent a Beneficial Ownership Certification in relation to Borrower.

(f)  Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(g) No Default. At the time of and immediately after giving effect to the borrowing of the Loans on the Closing Date, no Default or Event of Default shall have occurred and be continuing.

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(h) Capitalization; Ownership Structure. The Lenders shall be reasonably satisfied with (i) the pro forma capital structure, working capital and liquidity of the Companies, (ii) the ownership structure and the ownership arrangements of the Companies and (iii) the terms and conditions of the transactions contemplated hereby.

(i) Due Diligence. Each of the Lenders shall have completed, to their satisfaction, all legal, tax, financial, accounting, environmental, business and other due diligence with respect to the transactions contemplated hereby and the business, assets, liabilities, operations and condition (financial or otherwise) of the Companies in scope and determination satisfactory to each of the Lenders in their sole discretion.

(j) Governmental Approvals. All material governmental and third party approvals and all Permits necessary or advisable as of the Closing Date in connection with the transactions contemplated hereby and the operations of the Companies shall have been obtained on terms reasonably satisfactory to the Lenders and shall be in full force and effect and, to the extent required by the Lenders, shall be non-appealable.

For purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or reasonably satisfactory to a Lender unless the Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.2 Conditions to Second Amendment Term Loan . The obligation of the Lenders to make the Second Amendment Term Loan is subject to the satisfaction or waiver in writing of the following conditions prior to making of such Loan:

(a) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(b) No Default. At the time of and immediately after giving effect to the borrowing of the Loans on the Second Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

(c) Additional Loan Documents. Agent shall have received the following, each dated as of the Second Amendment Effective Date, in form and substance satisfactory to Agent, the Lenders and their respective counsel:

(i) the Notes, each duly executed by Borrower, to the extent such Notes were requested three (3) Business Days prior to the Second Amendment Effective Date (provided that any such requested Note shall be delivered by Borrower directly to the requesting Lender);

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(ii) an updated completed perfection certificate dated as of the Second Amendment Effective Date, substantially in the form of Exhibit E, signed by a Responsible Officer of each Loan Party;

(iii) a solvency certificate from a Financial Officer of Parent, in the form of Exhibit F and dated as of the Second Amendment Effective Date;

(iv) the Fee Letter;

(v) (A) an opinion of Sheppard, Mullin, Richter & Hampton LLP, New York counsel to the Loan Parties, and (B) the legal opinions of local counsel in each jurisdiction (not covered by the legal opinion described in the foregoing clause (A)) as may be reasonably requested by the Required Lenders, in each case as to such matters regarding the Loan Parties, the Loan Documents and the Loans as the Required Lenders may reasonably request;

(vi) a duly executed Notice of Borrowing in accordance with the requirement under Section 2.3;

(vii) (x) copies of the Governing Documents of each Loan Party, certified as of a recent date by the appropriate governmental official, if applicable, and a copy of the resolutions of the Governing Body (or similar evidence of authorization) of each Loan Party authorizing the execution, delivery and performance of this Agreement, the other Loan Documents to which such Loan Party is or is to be a party, and the transactions contemplated hereby and thereby, attached to a certificate of the Secretary or an Assistant Secretary of such Loan Party certifying (A) that such copies of the Governing Documents and resolutions of the Governing Body (or similar evidence of authorization) relating to such Loan Party are true, complete and accurate copies thereof, have not been amended or modified and are in full force and effect and (B) the incumbency, names and true signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party or (y) confirmation by each Loan Party that there have been no changes to such Loan Documents since those delivered to the Agent on the Closing Date; and

(viii) (A) with respect to each Loan Party organized in the United States, a certified copy of a certificate of the Secretary of State of the state of incorporation, organization or formation of such Loan Party, dated within ten (10) days of the Second Amendment Effective Date, certifying that such Loan Party is in good standing in that jurisdiction, together with a good standing bring down statement, dated as of the Second Amendment Effective Date and (B) with respect to each Loan Party organized in Bermuda, a certificate of compliance issued by the Bermuda Registrar of Companies dated within two (2) Business Days of the Second Amendment Effective Date.

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Article VI
REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties. The Borrower represents and warrants to Agent and the Lenders that:

(a) Organization, Good Standing and Qualification. Each Company (i) is an Entity duly organized, incorporated or established, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation, establishment, organization or formation (ii) has the requisite power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except to the extent that the failure so to qualify or be in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Locations of Offices, Records and Collateral. ~~The~~As of the Second Amendment Effective Date, the address of the principal place of business and chief executive office of each Loan Party is specified in Schedule 6.1(b). As of the Second Amendment Effective Date, Schedule 6.1(b) specifies all Real Property of each Loan Party, and indicates whether each location specified therein is leased or owned by such Person.

(c) Authority. Each Loan Party has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. All requisite corporate, limited liability company or partnership action necessary for the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (including the consent of its equity holders, where required) has been taken.

(d) Enforceability. The Loan Documents delivered by the Loan Parties, when executed and delivered, will be the legal, valid and binding obligation of each Loan Party party thereto enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) No Conflict. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party (i) do not and will not contravene any of the Governing Documents of such Person, (ii) do not and will not contravene any Requirement of Law, except as could not be expected, individually or in the aggregate, to result in a Material Adverse Effect, (iii) do not and will not contravene any Material Contract, except as such contravention could not be expected, individually or in the aggregate, to have a Material Adverse Effect, and (iv) do not and will not result in the imposition of any Liens upon any of its properties except for Permitted Liens.

(f) Consents and Filings. No consent, authorization or approval of, or filing with or other act by, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement or any other Loan Document, or the consummation of the transactions contemplated hereby or thereby, except (i) such consents, authorizations, approvals, filings or other acts as have been made or obtained, as applicable, and are in full force and effect, (ii) the filing of UCC financing statements, (iii) filing of the Trademark Security Agreement, and, if applicable, any Patent Security Agreement and/or Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, (iv) filings or other actions listed on Schedule 6.1(f) and (v) such consents, authorizations, approvals, filings or other acts the failure of which to be obtained or made would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(g) Ownership; Companies. Schedule 6.1(g) sets forth (i) the legal name (within the meaning of Section 9-503 of the UCC), jurisdiction of incorporation, formation or organization, tax identification numbers and organizational identification numbers of each Company and (ii) other than with respect to the Parent, the percentage ownership interest of each Person in each Company.

(h) Solvency.

(i) Borrower and its Subsidiaries, taken as a whole (after giving effect to the Loans and the other transactions to be consummated on the Closing Date), are Solvent.

(ii) The Companies, taken as a whole (after giving effect to the Loans and the other transactions to be consummated on the Closing Date), are Solvent.

(iii) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

(i) Financial Data. Borrower has provided to Agent complete and accurate copies of the Historical Financials. The Historical Financials have been prepared in accordance with ~~IFRS~~GAAP consistently applied throughout the periods involved and fairly present, in all material respects, the financial position, results of operations and cash flows of Parent and its Subsidiaries for each of the periods covered. Following the consummation of the transactions contemplated hereby, all of the financial information required to be delivered under Section 7.11, when furnished, will present fairly in all material respects the financial position and results of operations of Parent and its Subsidiaries at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from year-end audit adjustments, the absence of footnotes and compliance with purchase accounting rules and requirements. Since the Closing Date, there has been no change, occurrence, development or event, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j) Accuracy and Completeness of Information. All written factual data, reports and written factual information (other than any projections, estimates and information of a general economic or industry specific nature) concerning the Companies that has been furnished by or on behalf of Borrower to Agent or any Lender in connection with the transactions contemplated hereby or that has been publicly reported by any Company, when taken as a whole, are correct in all material respects as of the date of certification of such data, reports and information, and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made at such time.

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(k) [Reserved.]

(l) No Broker’s or Finder’s Fees. No broker or finder engaged by the Companies brought about the obtaining, making or closing of the Loans or financial accommodations afforded hereunder or in connection herewith by Agent, any Lender or any of its Affiliates. No broker’s or finder’s fees or commissions will be payable by any Company to any Person in connection with the transactions contemplated by this Agreement.

(m) Investment Company. None of the Companies is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, or “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(n) Margin Stock. None of the Companies is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” as that term is defined in Regulation U of the Federal Reserve Board. No part of the proceeds of any Loan will be used, whether directly or indirectly (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Federal Reserve Board, including Regulations T, U or X.

(o) Taxes and Tax Returns.

(i) Each of the Companies has timely filed or caused to be filed all federal and other Tax returns it is required to file (taking into account valid extensions), and all such Tax returns were validly executed and true, correct, and complete in all material respects, and has paid or caused to be paid all federal and other Taxes levied or imposed upon the Companies or their properties, income or assets otherwise due and payable, except (a) Taxes where (x) the validity thereof, or the amount thereof, is being contested in good faith, by appropriate proceedings diligently conducted, and (y) an adequate reserve or other appropriate provision shall have been established therefor as required in accordance with ~~IFRS~~GAAP, or (b) to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii) There are no pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened audits, investigations or claims by a Governmental Authority for or relating to any material liability of the Companies for Taxes.

(p) No Judgments or Litigation. Except as specified in Schedule 6.1(p), no judgments, orders, writs or decrees are outstanding against the Companies, nor is there now pending or, to the knowledge of any Responsible Officer of any Loan Party, any threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Companies that (i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, the Notes, any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

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(q) Title to Property. Each of the Companies has (i) valid fee simple title to or valid leasehold interests (subject to minor title defects that do not materially impair either the use of such Real Property in the operation of the business of the Companies or, in the case of any owned Real Property, the value of such Real Property) in all of its Real Property and (ii) good and marketable title to all of its other assets, in each case, as reflected in their most recent financial statements delivered pursuant to this Agreement, except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.

(r) No Other Indebtedness. On the Closing Date and after giving effect to the transactions contemplated hereby, none of the Companies have any Indebtedness other than Indebtedness permitted under Section 8.1.

(s) Investments; Contracts. Except as set forth on Schedule 6.1(s), none of the Companies, (i) has committed to make any Investment; (ii) is a party to any indenture, agreement, contract, instrument or lease, or subject to any restriction in the Governing Documents or similar restriction or any injunction, order, restriction or decree, in each case, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (iii) is a party to any “take or pay” contract as to which it is the purchaser; or (iv) has material contingent or long term liability (including any management contracts) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(t) Compliance with Laws. On the Closing Date and after giving effect to the transactions contemplated hereby, none of the Companies is in violation of any applicable Requirement of Law, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u) Rights in Collateral; Priority of Liens. All of the Collateral is owned or leased by it free and clear of any and all Liens in favor of third parties, other than Liens in favor of Agent and other Permitted Liens. Upon (i) the proper filing of the financing and termination statements specified in Section 5.1(a)(viii), (ii) the filing of the Trademark Security Agreement and the Patent Security Agreement in the U.S. Patent and Trademark Office, (iii) the filing of the Copyright Security Agreement in the U.S. Copyright Office, (iv) the execution and delivery of Control Agreements and (v) the delivery of stock certificates or promissory notes specified in Section 5.1(a)(iv), the Liens granted by the Loan Parties pursuant to the Loan Documents constitute valid, enforceable and perfected first priority Liens on the Collateral (subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors in respect of Capitalized Lease Obligations).

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(v) ERISA.

(i) Neither any Company nor any ERISA Affiliate maintains, contributes to, or has any liability with respect to any Pension Plan or Multiemployer Plan.

(ii) Each of the Companies and each ERISA Affiliate have fulfilled all contribution obligations for each Pension Plan (including obligations related to the minimum funding standards of ERISA and the Code) and have fulfilled in all material respects all contribution and premium payment obligations for each other Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 302 of ERISA or Section 412 of the Code has been made with respect to any Pension Plan.

(iii) No Termination Event has occurred nor has any other event occurred that is likely to result in a Termination Event that could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(iv) Neither any Company nor any ERISA Affiliate is required to or reasonably expects to be required to provide security to any Pension Plan under Section 307 of ERISA or Section 401(a)(29) of the Code, and no Lien exists or could reasonably be expected to arise with respect to any Pension Plan.

(v) Each of the Companies and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to all Plans. There has been no prohibited transaction as defined in Section 406 or 407 of ERISA or Section 4975 of the Code (a “Prohibited Transaction”) with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. Each of the Companies and each ERISA Affiliate have made when due any and all payments required to be made under any agreement or any Requirement of Law applicable to any Multiemployer Plan, any Pension Plan or (except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect) any other Plan. With respect to each Pension Plan and Multiemployer Plan, neither any Company nor any ERISA Affiliate has incurred any liability to the PBGC or had asserted against it any penalty for failure to fulfill the minimum funding requirements of ERISA or the Code other than for payments of premiums in the ordinary course of business.

(vi) Except as could not reasonably be expected to have a Material Adverse Effect, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been operated and administered in accordance with the tax-qualification requirements.

(vii) Neither any Company nor any ERISA Affiliate has incurred or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability) under Section 4201 or 4243 of ERISA with respect to any Multiemployer Plan.

(viii) The aggregate withdrawal liability that would be incurred in the event of a complete withdrawal as of the date of this Agreement by any Company or any ERISA Affiliate from all Multiemployer Plans would not reasonably be expected to have a Material Adverse Effect.

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(ix) There are no actions, suits, claims or other proceedings, either pending or threatened against any Company or any ERISA Affiliate, involving a Plan (other than routine claims for benefits), which would reasonably be expected to be asserted successfully against any Plan, any Company, or any ERISA Affiliate that would reasonably be expected to have a Material Adverse Effect.

(w) Intellectual Property. Set forth on Schedule 6.1(w) is a complete and accurate list as of the Closing Date of all registered Patents, all registered Trademarks and all registered Copyrights, and all applications for the registration or issuance of the foregoing, and all licenses thereof of the Companies, showing as of the date hereof the jurisdiction in which registered or applied for, the registration or application number and the date of application, issuance or registration. Each Company, to its knowledge, owns or has a valid license to use all Patents, Trademarks, Copyrights and other Intellectual Property rights that are reasonably necessary for the operation of its business. (i) No Company, to its knowledge, has infringed, misappropriated, diluted or otherwise violated in any material respect any Patent, Trademark, Copyright or other intellectual property right owned by any other Person, (ii) no claim or litigation alleging any of the foregoing is pending or, to each Company’s knowledge, threatened against any Company, and (iii) no Person has tendered a demand in writing that any Company indemnify any Person against any claim of infringement, misappropriation, dilution or other violation of any intellectual property right.

(x) Labor Matters. Schedule 6.1(x) accurately sets forth all collective bargaining agreements or similar labor agreements to which any Company is a party as of the Closing Date, and their dates of expiration. There are no existing or, to Borrower’s knowledge, threatened strikes, lockouts or other disputes relating to any collective bargaining or similar labor agreement to which any Company is a party which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y) Compliance with Environmental Laws. Except as could not reasonably be expected to have a Material Adverse Effect: (i) each of the Companies is in compliance with all applicable Environmental Laws; (ii) to the knowledge of any Responsible Officer of any Company, without inquiry, there are and have been, no conditions, occurrences, violations of Environmental Law, or presence or Releases of Hazardous Materials which could reasonably be expected to form the basis of an Environmental Action against the Companies or affect any Real Property used in the business of any Company; (iii) there are no pending Environmental Actions against any Company, and neither any Company nor any of its Subsidiaries has received any written notification of any alleged violation of, or liability pursuant to, Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials; and (iv) no Environmental Lien has attached to any Collateral and no conditions exist that would reasonably be expected to result in the imposition of such a Lien on any Collateral. To the knowledge of any Responsible Officer of any Company, all of the Real Property used in the business is free, and has at all times been free, of Hazardous Materials, underground storage tanks and underground waste disposal areas.

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(z) Licenses and Permits. Each Company has obtained and maintained all Permits which are necessary or advisable for the operation of its business, except where the failure to possess any of the foregoing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa) Sanctions.

(i) None of the Companies, or any of their respective directors or officers, or, to the knowledge of any Responsible Officer of any Company, any of their respective employees and agents that act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person.

(ii) The Companies, their respective directors or officers, and, to the knowledge of any Responsible Officer of any Company, their respective employees and agents that act in any capacity in connection with the credit facility established hereby (a) are in compliance with applicable Sanctions, and (b) have not, within the last five years, had any transactions or dealings with or involving a Sanctioned Country or Sanctioned Person.

(iii) The Companies will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Companies and their respective directors, officers, employees and agents with applicable Sanctions.

(iv) The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that the Companies and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (x) for the purpose of funding, financing or facilitating any activities, business, or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (y) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(bb) Government Regulation. None of the Companies is subject to regulation under the Energy Policy Act of 2005, the Federal Power Act, the Interstate Commerce Act or any other Requirement of Law that limits its ability to incur Indebtedness or to consummate the transactions contemplated by this Agreement and the other Loan Documents.

(cc) Material Contracts. Set forth on Schedule 6.1(cc) is a complete and accurate list of all Material Contracts of each of the Companies as of the ~~Closing~~Second Amendment Effective Date, showing the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by the applicable Company and each other party thereto. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Material Contract of the Companies is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. To the knowledge of any Responsible Officer of any Company, there exists no default under any Material Contract as of the ~~Closing~~Second Amendment Effective Date.

(dd) Senior Indebtedness. The Obligations under the Facilities constitute “senior debt”, “senior indebtedness”, “guarantor senior debt”, “senior secured financing” and “designated senior indebtedness” (or any comparable term) under the documentation for all Indebtedness that is subordinated in right of payment to the Obligations (if applicable).

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(ee) Affiliate Transactions. Except as specified in Schedule 8.23 or otherwise permitted under Section 8.23 hereof, none of the Companies is a party to or bound by any agreement or arrangement (whether oral or written) to which any of its respective Affiliates is a party.

(ff) Anti-Money-Laundering Laws and Anti-Corruption Laws. Each Company has during the past five (5) years complied with and is in compliance with all Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects. To the knowledge of any Responsible Officer of any Company, none of the Companies has received any communication (including any oral communication) from any Governmental Authority stating that it is being investigated, alleging that it is not in compliance with, or may be subject to liability under any Anti-Money Laundering Laws or Anti-Corruption Laws. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that the Companies and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing in violation of any Anti-Money Laundering Laws and Anti-Corruption Laws.

(gg) UK Pensions. Any Company incorporated or established in England and Wales has not (i) at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 or its equivalent in any jurisdiction) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993), (ii) save as would not reasonably be expected to have a Material Adverse Effect, at any time in the six years prior to the date of this Agreement been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer, (iii) been issued with a UK Pensions Financial Support Direction or UK Pensions Contribution Notice in respect of any pension scheme, or (iv) requested or been granted contribution holiday in respect of any occupational pension scheme.

(hh) DAC6. No transaction contemplated by the Loan Documents nor any transaction to be carried out in connection with any transaction contemplated by the Loan Documents meets any hallmark set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU (“DAC6”).

(ii) Centre of main interests and establishments. To the extent that a Company is incorporated in the European Union or the United Kingdom, for the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (as amended, the “Regulation”) or any equivalent legislation or regulation in the United Kingdom (“Equivalent Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation or as that term or analogous term is used in any Equivalent Regulation) is situated in its jurisdiction of incorporation.

(jj) People with Significant Control regime.

(i) Each Company has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the UK Companies Act 2006.

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(ii) No “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the UK Companies Act 2006) has been issued in respect of the Equity Interests which are subject to the Collateral.

(kk) Gaming Licenses

. Schedule 6.1(kk) lists the Gaming Licenses of each Company as of the Closing Date. Each Company holds all Gaming Licenses necessary for such Company to operate its respective business as now being conducted, all of such Gaming Licenses are in full force and effect and no Company has received written notice that any Gaming Authority has commenced proceedings to terminate, cancel, suspend, revoke or not renew any such Gaming License.

Article VII
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees, and agrees it shall cause each other Company to, until Payment in Full of all Obligations:

7.1 Existence. The Borrower shall, and shall cause each other Company to, (a) other than pursuant to transactions expressly permitted by Section 8.3, maintain their Entity existence, (b) other than pursuant to transactions expressly permitted by Section 8.3 and/or Section 8.5, maintain in full force and effect all licenses, bonds, franchises, leases, registered Trademarks, registered Copyrights, qualifications and authorizations to do business, registered Patents, contracts and other rights necessary or advisable to the conduct of its businesses, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (c) except as permitted pursuant to Section 8.4, continue in the same or reasonably related lines of business as presently conducted by it.

7.2 Maintenance of Property. The Borrower shall, and shall cause each other Company to, keep all assets used or useful and necessary to its business in good working order and condition (ordinary wear and tear, and Dispositions expressly permitted pursuant to Section 8.5 of this Agreement, excepted) in accordance with its past operating practices.

7.3 [Reserved]

7.4 Taxes. The Borrower shall, and shall cause each other Company to, pay, before the same becomes delinquent or in default, all federal and other Taxes imposed against it or any of its property; provided that, such payment and discharge will not be required with respect to any such Tax if the validity thereof, or to the extent the amount thereof, is being contested in good faith, by appropriate proceedings diligently conducted and an adequate reserve or other appropriate provision shall have been established therefor as required in accordance with ~~IFRS~~GAAP.

7.5 Requirements of Law. The Borrower shall, and shall cause each other Company to, comply in all respects with all Requirements of Law applicable to it (including any Environmental Laws), other than Requirements of Law the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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7.6 Insurance. The Borrower shall, and shall cause each other Company to, maintain, with insurance companies reasonably believed to be financially sound and reputable, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, and cause Agent to be listed as a lender loss payee on property and casualty policies and as an additional insured on liability policies, pursuant to a standard loss payable endorsement with a standard non-contributory “lender” or “secured party” clause (in each case, with respect to any policies governed by the laws of a jurisdiction outside the United States, to the extent applicable). Borrower will furnish to Agent, upon request, information in reasonable detail as to the insurance so maintained. Furthermore, the Borrower shall, and shall cause each other Company to (in each case, with respect to any policies governed by the laws of a jurisdiction outside the United States, to the extent applicable): (a) obtain certificates and endorsements reasonably acceptable to Agent with respect to property and casualty insurance; (b) cause each insurance policy referred to in this Section 7.6 to provide that it shall not be cancelled, modified or not renewed (x) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to Agent (giving Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to Agent; and (c) deliver to Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to Agent, including an insurance binder) together with evidence reasonably satisfactory to Agent of payment of the premium therefor. If any Company fails to obtain and maintain insurance as provided in this Section, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for the applicable Company’s account, and such expenses so paid shall be part of the Obligations.

7.7 Books and Records; Inspections.

(a) The Borrower shall, and shall cause each other Company to, maintain books and records (including computer records and programs) of account pertaining to the assets, liabilities and financial transactions of the Companies in such detail, form and scope as is consistent with good business practice.

(b) The Borrower shall, and shall cause each other Company to, provide Agent and its agents and one representative of the Lenders (taken as a whole) access to the premises of the Companies from time to time, during normal business hours and with reasonable prior notice, and at any time after the occurrence and during the continuance of an Event of Default (and without notice), for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and copying any and all records pertaining thereto, (iii) at the reasonable request of the Agent and at Borrower’s expense, conduct and provide to the Agent (x) a Phase I Environmental Site Assessment of the applicable Mortgaged Property using a consultant reasonably acceptable to the Agent (the “Phase I Report”) and (y) to the extent such Phase I Report concludes that a Phase II Environmental Site Assessment is reasonably necessary to mitigate or address an impact or threat to the environment or human health and safety posed by any environmental condition identified in the Phase I Report, or recommends a Phase II Environmental Site Assessment to investigate a “Recognized Environmental Condition” identified in the Phase I Report, a reasonably-scoped Phase II Environmental Site Assessment; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, the Agents shall not exercise the rights under this Section 7.7(b) more often than one time during any calendar year, provided that the Agents may exercise such rights under this Section 7.7(b) following the receipt of a notice pursuant to Section 7.14, and (iv) discussing the affairs, finances and business of the Companies with any officer, employee or director thereof or with the Auditors, all of whom are hereby authorized to disclose to Agent and the Lenders all financial statements, work papers, and other information relating to such affairs, finances or business; provided, that (i) any such agents and/or representatives of Agent and the Lenders shall agree to keep any Information that they receive confidential to the extent required under Section 12.21 of this Agreement and (ii) Borrower shall have the right to be present at any meetings with its Auditors. Borrower shall reimburse Agent for the reasonable and documented travel and related expenses of Agent’s employees or, at Agent’s option, of such outside accountants or examiners as may be retained by Agent to verify or inspect Collateral, records or documents of the Companies. Subject to the payment limitation in the foregoing sentence, if Agent’s own employees are used, Borrower shall also pay such reasonable per diem allowance as Agent may from time to time establish, or, if outside examiners or accountants are used, Borrower shall also pay Agent such sum as Agent may be obligated to pay as fees for such services. The Borrower hereby authorizes Agent to communicate directly with the Auditors to disclose to Agent any and all financial information regarding the Companies, including matters relating to any audit and copies of any letters, memoranda or other correspondence related to the business, financial condition or other affairs of the Companies. Notwithstanding the foregoing, no Company shall be required to permit representatives and agents of Agent and the Lenders to access any information (A) that constitutes non-financial trade secrets or non-financial proprietary information, (B) disclosure of which would violate any Requirement of Law or any valid and binding confidentiality obligation of a Company to a non-Affiliated Person with respect to such disclosure or (C) that is subject to attorney client or similar privilege or constitutes attorney work product.

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7.8 Notification Requirements. The Borrower shall timely give Agent and each Lender the following notices and other documents:

(a) Notice of Defaults. Promptly, and in any event within two (2) Business Days after having knowledge of the occurrence of a Default or Event of Default, a certificate of a Responsible Officer specifying the nature thereof and Borrower’s proposed response thereto, each in reasonable detail.

(b) Proceedings or Changes. Promptly, and in any event within five (5) Business Days after the Borrower has knowledge of (i) any litigation, investigation or proceeding including any proceeding the subject of which is based in whole or in part on a commercial tort claim being instituted or threatened to be instituted against any Company before any Governmental Authority which, if adversely determined, would reasonably be expected to result in a liability in excess of $10,000,000, (ii) any announcement by Moody’s or S&P of a change or possible change in debt rating or (iii) any other actual change, development or event which has had, individually or in the aggregate, a Material Adverse Effect, a written statement describing such proceeding, change, development or event and any action being taken by such Company with respect thereto.

(c) Changes. (i) Promptly, and in any event within five (5) Business Days after (A) a change in principal place of business and chief executive office from the locations specified in Schedule 6.1(b) or (B) a change of the legal name of any Loan Party, and (ii) prior to a change to the Entity structure or jurisdiction of organization of any Company, in each case, together with a written statement describing such change, together with, in the case of clauses (i)(B) and (ii), copies of the Governing Documents if such changes relate to a Loan Party, certified by the Secretary of State (or equivalent) in each relevant jurisdiction, evidencing such change. If any notice is delivered with respect to Schedule 6.1(b) pursuant to this Section 7.8, such notice shall be deemed to be an addition to such Schedule.

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(d) ERISA Notices.

(i) Promptly, and in any event within five (5) Business Days after (A) a Termination Event has occurred with respect to a Pension Plan, or (B) any Company or ERISA Affiliate knows or has reason to know of a Termination Event occurring with respect to a Multiemployer Plan, a written statement of a Responsible Officer of Borrower describing such Termination Event and any action that is being taken with respect thereto by any Company or ERISA Affiliates, and any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC;

(ii) promptly, and in any event within five (5) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Pension Plan subject to the funding requirements of Section 412 of the Code and all communications received by any Company or any ERISA Affiliate with respect to such request;

(iii) promptly, and in any event within five (5) Business Days after receipt by any Company or any ERISA Affiliate of the PBGC’s intention to terminate a Pension Plan or to have a trustee appointed to administer a Pension Plan, a copy of each such notice;

(iv) promptly, and in any event within five (5) Business Days after the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

(A) any Prohibited Transaction which could subject any Company or and ERISA Affiliate to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code in connection with any Plan, or any trust created thereunder, that would reasonably be expected to have a Material Adverse Effect,

(B) any cessation of operations (by any Company or any ERISA Affiliate) at a facility in the circumstances described in Section 4062(e) of ERISA,

(C) a failure by any Company or any ERISA Affiliate to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code, or the imposition of such a Lien,

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(D) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 303(k) of ERISA or Section 430(k) of the Code, or

(E) any change in the actuarial assumptions or funding methods used for any Plan where the effect of such change is to increase the unfunded benefit liability or obligation to make periodic contributions, where such change could reasonably be expected to result in a Material Adverse Effect.

(v) promptly upon and in any event within five (5) Business Days after the request of Agent, each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Pension Plan administered or maintained by any Company or any ERISA Affiliate, and schedules showing the amounts contributed to each Pension Plan by or on behalf of any Company or any ERISA Affiliate in which any of its personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by such Company or ERISA Affiliate with the Internal Revenue Service with respect to each such Pension Plan;

(vi) promptly upon and in any event within five (5) Business Days after the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the Internal Revenue Service in connection with the termination of any Pension Plan, and copies of any standard termination notice or distress termination notice filed with the PBGC in connection with the termination of any Pension Plan;

(vii) promptly, and in any event within five (5) Business Days after receipt thereof by any Company or any ERISA Affiliate, notice and demand for payment of withdrawal liability under Section 4201 of ERISA with respect to a Multiemployer Plan;

(viii) promptly, and in any event within five (5) Business Days after receipt thereof by any Company or any ERISA Affiliate, notice by the Department of Labor of any penalty, audit, investigation or purported violation of ERISA with respect to a Plan that would reasonably be expected to have a Material Adverse Effect;

(ix) promptly, and in any event within five (5) Business Days after receipt thereof by any Company or any ERISA Affiliate, notice by the Internal Revenue Service or the Treasury Department of any material income tax deficiency or delinquency, excise tax penalty, audit or investigation with respect to a Plan; and

(x) promptly, and in any event within five (5) Business Days after receipt thereof by any Company or any ERISA Affiliate, notice of any administrative or judicial complaint, or the entry of a judgment, award or settlement agreement, in either case with respect to a Plan that could reasonably be expected to have a Material Adverse Effect.

(e) Material Contracts. Concurrently with the delivery of any Compliance Certificates delivered pursuant to Section 7.11(e), notice of any Material Contract that has been terminated or amended in any material respect, together with a copy of any such amendment and delivery of a copy of any new Material Contract that has been entered into, in each case since the later of the Closing Date or delivery of the prior Compliance Certificate.

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(f) Environmental Matters.

(i) Promptly, but in any event within 5 Business Days of any Company having knowledge of the occurrence thereof, provide written notice of any Release of Hazardous Materials in any reportable quantity from or onto Real Property owned or operated by a Company, and

(ii) Promptly, but in any event within 5 Business Days of its receipt thereof, provide written notice of any of the following: (i) an Environmental Lien has been filed against any of the real or personal property owned by a Company, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Company, or (iii) a violation, citation, or other administrative order from a Governmental Authority, which could reasonably be expected to result in liability or involve remediation costs in excess of $1.0 million.

(g) Insurance. Promptly, and in any event within five (5) Business Days after receipt by a Company of notice or knowledge thereof, of the actual or intended cancellation of, or any material and adverse change in coverage or other terms of, any insurance required to be maintained by the Companies pursuant to this Agreement or any other Loan Document.

(h) [Reserved].

(i) Accounting Changes. Simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by Section 7.11(a) and (d), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by this Agreement, the consolidated financial statements of the Parent and its Subsidiaries delivered pursuant to Section 7.11(a) and (d) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Agent.

7.9 Casualty Loss. The Borrower shall (a) provide written notice to Agent, within five (5) Business Days after any Responsible Officer of any Company has knowledge of any material damage to, the destruction of or any other material loss to any asset or property owned or used by any Company other than any such asset or property with a net book value (individually or in the aggregate) less than of $1.0 million or any condemnation, confiscation or other taking, in whole or in part, or any event that otherwise diminishes so as to render impracticable or unreasonable the use of such asset or property owned or used by any Company, together with a statement of the amount of the damage, destruction, loss or diminution in value (a “Casualty Loss”), and (b) diligently file and prosecute its claim for any award or payment in connection with a Casualty Loss.

7.10 Qualify to Transact Business. The Borrower shall, and shall cause each other Company to, qualify to transact business as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction where the nature or extent of its business or the ownership of its property requires it to be so qualified or authorized and to obtain, hold and maintain all necessary Permits to conduct its business, in each case, where failure to qualify or be authorized could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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7.11 Financial Reporting. Borrower shall deliver to Agent and each Lender (or with respect to clause (h), as directed by Agent) the following:

(a) Annual Financial Statements. As soon as available, but not later than ~~ninety (90~~(i) one hundred ten (110) days after the end the fiscal year ended December 31, 2022 and (ii) ninety-one (91) days after the end of each fiscal year~~, beginning with the fiscal year ended December 31, 2022~~ thereafter, (~~i~~x) the annual audited and certified consolidated Financial Statements of the Parent and its Subsidiaries and the annual management-prepared consolidating Financial Statements of the Parent and its Subsidiaries, in each case, for or as of the end of the prior fiscal year; (~~ii~~y) a comparison in reasonable detail to the prior year’s audited Financial Statements; and (~~iii~~z) the Auditors’ opinion that is not subject to qualifications as to “going concern” or the scope of such audit~~)~~ (other than solely with respect to, or resulting solely from an upcoming maturity date under any series of Indebtedness occurring within one year from the time such opinion is delivered or any actual or potential inability to satisfy a financial maintenance covenant).

(b) Business Plan. Not later than sixty (60) days after the end of each fiscal year of the Parent (commencing in respect of the fiscal year ending on or about December 31, 2022), the Business Plan of Parent and its Subsidiaries certified by a Financial Officer of Parent.

(c) [Reserved].

(d) Quarterly Financial Statements. As soon as available, but not later than forty-five (45) days after the end of the first three fiscal quarters, commencing with the fiscal quarter ended March 31, 2022, (i) the management-prepared consolidated Financial Statements of the Parent and its Subsidiaries as at the end of such fiscal quarter and for the fiscal year to date, (ii) a certification by Parent’s Financial Officer that such Financial Statements have been prepared under ~~IFRS~~GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments), and (iii) a narrative management discussion and analysis of the financial condition of Parent’s and its Subsidiaries and results of operations for the fiscal quarter then ended, prepared by a Financial Officer of Parent.

(e) Compliance Certificate. As soon as available, but not later than five (5) Business Days after the delivery of the financial statements required under Section 7.11(a) and (d) above, a compliance certificate, substantially in the form of Exhibit H (a “Compliance Certificate”), signed by Parent’s Financial Officer.

(f) SEC Reports. To the extent not already deemed delivered pursuant to Section 7.11(i), as soon as available, but not later than five (5) Business Days after the same are sent or filed, as the case may be, copies of all financial statements and reports that any Company sends to any of the owners of its Equity Interests or files with the Securities and Exchange Commission or any other Governmental Authority.

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(g) Other Information. Promptly after the request by Agent, (i) such additional financial statements and other related data and information as to the business, operations, results of operations, assets, collateral, liabilities or condition (financial or otherwise) of any Company as Agent may from time to time reasonably request; provided that no Company shall be required to disclose any information (A) that constitutes non-financial trade secrets or non-financial proprietary information, (B) disclosure of which would violate any Requirement of Law or any valid and binding confidentiality obligation of a Company to a non-Affiliated Person with respect to such disclosure or (C) that is subject to attorney client or similar privilege or constitutes attorney work product, and (ii) any information or documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

(h) Lender Calls. Commencing with the fiscal ~~year~~quarter ended ~~December~~March 31, ~~2022~~2023, the Borrower shall participate in a customary quarterly conference call with the Lenders, at a time selected by the Agent and reasonably acceptable to the Borrower, to discuss the financial condition of Parent and its Subsidiaries.

(i) Deliveries Pursuant to Section 7.11(a) and 7.11(d). Reports and documents required to be delivered pursuant to Section 7.11(a) or 7.11(d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which Parent posts such reports and/or documents, or provides a link thereto on Parent’s website on the Internet at https://gan.com or (b) on which such reports and/or documents are posted on Parent’s behalf on the website of the U.S. Securities and Exchange Commission.

7.12 Payment of Liabilities. The Borrower shall, and shall cause each other Company to, pay and discharge, in the ordinary course of business, all United States federal income Taxes and all other Taxes, obligations and liabilities (including Tax liabilities and other governmental charges), except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been established in accordance with ~~IFRS~~GAAP.

7.13 ERISA. Except as would otherwise not reasonably be expected to result in a Material Adverse Effect, the Borrower shall, and shall cause each other Company and each ERISA Affiliate to, (a) maintain each Plan intended to qualify under Section 401(a) of the Code so as to satisfy the qualification requirements thereof, (b) contribute, or require that contributions be made, in a timely manner (i) to each Plan in amounts sufficient (x) to satisfy the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, if applicable, (y) to satisfy any other Requirements of Law and (z) to satisfy the terms and conditions of each such Plan, and (ii) to each Foreign Plan in amounts sufficient to satisfy the minimum funding requirements of any applicable law or regulation, without any application for a waiver from any such funding requirements, (c) cause each Plan or Foreign Plan to comply in all material respects with applicable law (including all applicable statutes, orders, rules and regulations) and (d) pay in a timely manner, in all material respects, all required premiums to the PBGC. As used in this Section 7.13, “Foreign Plan” means any Plan that is subject to any Requirement of Law other than ERISA or the Code and that is maintained, or otherwise contributed to, by any Company for the benefit of employees outside the United States.

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7.14 Environmental Matters. The Borrower shall, and shall cause each other Company to, (a) conduct its business so as to comply with all applicable Environmental Laws and obtain and renew all Permits required under Environmental Laws, in each case except to the extent that such non-compliance or failure to obtain or renew could not reasonably be expected to result in a Material Adverse Effect; (b) handle all Hazardous Materials in compliance with all Environmental Laws and take any Remedial Action required to abate any Release of Hazardous Materials at, on or under any Real Property owned or occupied by a Company required by a Governmental Authority or pursuant to any Environmental Laws, in each case except to the extent that such non-compliance or failure to take such actions could not reasonably be expected to result in a Material Adverse Effect; and (c) keep any property owned or operated by a Company free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, in each case except to the extent that such non-compliance could not reasonably be expected to result in a Material Adverse Effect. The Borrower shall (x) provide the Agent written notice within 20 days of becoming aware of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any Company and take any Remedial Actions required to abate said Release, in each case except to the extent that such non-compliance or failure to take such actions could not reasonably be expected to result in a Material Adverse Effect; and (y) provide the Agent with written notice within 20 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of Company; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Company, in each case to the extent that such Environmental Lien or Environmental Action could reasonably be expected to result in a Material Adverse Effect.

7.15 [Reserved].

7.16 [Reserved].

7.17 Use of Proceeds. The proceeds of the Initial Term Loans shall be used by Borrower to make Restricted Payments permitted under Section 8.9(~~c~~e), pay fees and expenses related to the closing of this Agreement and for other general purposes consistent with the terms of this Agreement. The proceeds of the Second Amendment Term Loans shall be used by Borrower to pay the Make-Whole Amount (as defined in this Agreement prior to the Second Amendment Effective Date) and the Exit Fee in connection with the assignment of the Initial Term Loans from BPC Lending I LLC to the Lenders party hereto immediately prior to the Second Amendment Effective Date, pay fees and expenses related to the Second Amendment and related transactions and for other general purposes consistent with the terms of this Agreement.

7.18 Control Agreements. With respect to all of the deposit accounts and securities accounts of the Loan Parties that are included in the Collateral, the Borrower shall deliver to the Agent no later than 90 days after the Closing Date (or, with respect to deposit accounts and securities accounts established or acquired (or that otherwise become Collateral) after the Closing Date, no later than 90 days after the establishment or acquisition (or becoming Collateral) thereof) (unless a later date is otherwise agreed to by the Agent) each Control Agreement that, in the reasonable judgment of the Agent, are required for the applicable Loan Party to comply with the Loan Documents, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution.

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7.19 Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower shall, and shall cause each other Company to, comply with all Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and will maintain policies procedures, and internal controls reasonably designed to promote and achieve compliance with such laws and with the terms and conditions of this Agreement.

7.20 Formation of Subsidiaries.

(a) Borrower will, at the time that any Company forms or acquires any direct or indirect Domestic Subsidiary or converts a non-Domestic Subsidiary to or redomiciles a non-Domestic Subsidiary as a Domestic Subsidiary after the Closing Date, within sixty (60) days of such event (or such later date as permitted by Agent in its discretion), cause such new, converted or redomiciled Subsidiary to provide to Agent:

(i) a joinder to the Guaranty and applicable Security Documents, including any supplement with respect to the schedules thereof,

(ii) Uniform Commercial Code financing statements,

(iii) to the extent pledged pursuant to the Security Documents, certificates, if any, representing the Pledged Interests of such Subsidiary referred to in the applicable Security Documents accompanied by undated stock powers, endorsements and/or transfer powers, as applicable, executed in blank and evidence that all other actions that the Agent may deem reasonably necessary in order to perfect and protect the liens and security interests created under the relevant Security Document have been taken, subject to the terms thereof,

(iv) a completed Perfection Certificate with respect to such Subsidiary, together with the results of a recent Lien and judgment search in each relevant jurisdiction (to the extent applicable and customary in such jurisdiction) with respect to such Subsidiary, which such search shall reveal no Liens on any of the assets of such Subsidiary except for Liens expressly permitted by Section 8.8 or other Liens reasonably acceptable to the Agent and except for Liens to be discharged on or prior to such Subsidiary’s and such parent’s execution of the documents referred to in this Section 7.20, pursuant to documentation reasonably satisfactory to the Agent,

(v) such certificates of resolutions or all necessary corporate or other organizational action, incumbency certificates and/or other certificates of Responsible Officers of such Subsidiary (and any approvals or consents of work councils or other similar bodies) as the Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Subsidiary is a party or is to be a party and such documents and certifications as the Agent may reasonably require to evidence that such Subsidiary is duly organized or formed, and that such Subsidiary is validly existing and in good standing in its jurisdiction of incorporation or formation, and

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(vi) such other security agreements and items, all in form and substance reasonably satisfactory to Agent, necessary to create the Liens intended to be created under the Security Documents, including one or more opinions of counsel reasonably satisfactory to Agent, which is appropriate with respect to the execution and delivery of the applicable documentation referred to above.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, (i) the Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any guarantee by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date) where it reasonably determines, in consultation with the Borrower, that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents, and each Lender hereby consents to any such extension of time, (ii) any Lien required to be granted from time to time pursuant to this Agreement shall be subject to the exceptions and limitations set forth in the respective Security Documents, (iii) no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement, and notices shall not be required to be sent to account debtors or other contractual third parties absent an Event of Default; (iv) in no event will the Collateral include any Excluded Property, (v) no action shall be required to perfect any Lien with respect to (x) any vehicle or other asset subject to a certificate of title and/or (y) letter of credit rights, in each case to the extent that a security interest therein cannot be perfected by filing a form UCC-1 financing statement (or its equivalent in any relevant jurisdiction), (vi) subject to the proviso set forth in the definition of “Guarantors”, no CFC or FSHCO (or any Subsidiary of a CFC or FSHCO) shall be required to be a Guarantor unless otherwise consented to in writing by Borrower (provided, that upon any Domestic Subsidiary ceasing to be subject to foregoing exclusion, the Borrower shall cause such Domestic Subsidiary to thereafter comply with the requirements of this Section 7.20, as if such Domestic Subsidiary was formed on such date) and (vii) the Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other Tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Agent.

7.21 [Reserved].

7.22 Real Property Collateral.

(a) On or before a date which is 90 days following the Closing Date (unless a later date is otherwise agreed to by the Agent), the Real Property Deliverables shall have been provided with respect to each of the Closing Date Mortgaged Properties.

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(b) Upon the acquisition by any Loan Party after the Closing Date of any fee interest in any Material Real Property (each such interest being a “New Mortgaged Property”), so notify, as promptly as practicable, the Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the fair market value of such real property. The Person that has acquired such New Mortgaged Property shall promptly furnish no more than 90 days after the acquisition (unless a later date is otherwise agreed to by the Agent) such Real Property Deliverables with respect to such New Mortgaged Property as may be reasonably requested by the Agent. The Borrower shall pay all reasonable and documented out-of-pocket fees and expenses, including reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section.

(c) Notwithstanding anything set forth in this Agreement or any Loan Document to the contrary, the Loan Parties shall not be required to (i) execute and deliver to the Agent Mortgages with respect to any fee owned real property other than a Material Real Property, or (ii) pledge or grant security interests in any of their property or assets if, in the reasonable judgment of Agent, the costs of creating or perfecting such pledges or security interests in such property or assets are excessive in relation to the benefits to the Secured Parties.

7.23 Further Assurances. The Borrower shall, and shall cause each other Company to, take such action and execute, acknowledge and deliver, at the Borrower’s sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject to Liens permitted under Section 8.8) any of the Collateral or any other property of any Loan Party and the Restricted Subsidiaries that is required, pursuant to the terms of any Security Document, to become Collateral, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of, and to the extent necessary to accomplish, the foregoing, to the maximum extent permitted by applicable Law, each Loan Party (i) authorizes each Agent, upon the occurrence and during the continuance of an Event of Default, to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes (but without any obligation to do so) Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the Closing Date.

7.24 [Reserved].

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7.25 UK Pension Regulator.

(a) A Company incorporated or established in England and Wales shall immediately notify the Lender of any investigation or proposed investigation by the UK Pensions Regulator which may lead to the issue of a UK Pensions Financial Support Direction or a UK Pensions Contribution Notice to it or any member of the Group.

(b) A Company incorporated or established in England and Wales shall immediately notify the Lender if it receives a UK Pensions Financial Support Direction or UK Pensions Contribution Notice from the UK Pensions Regulator.

(c) A Company incorporated or established in England and Wales shall deliver to the Lender: (i) at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the relevant Loan Party); and (ii) at any other time if the Lender reasonably believes that any relevant statutory or auditing requirements are not being complied with, actuarial reports in relation to all pension schemes operated or maintained for its benefit or for the benefit of its employees.

(d) A Company incorporated or established in England and Wales shall promptly notify the Agent of any material change in the rate of contributions to any pension scheme mentioned in (c) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

7.26 DAC6. The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests), promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Loan Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Loan Documents contains a hallmark as set out in Annex IV of DAC6, and promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any Governmental Authority by or on behalf of any Company or by any adviser to such Company in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any Governmental Authority to which any such report has been made (if available).

7.27 Other Post-Closing Matters. On or prior to the applicable date set forth in the table below (or such later date as the Required Lenders shall agree), the Borrower shall deliver such documents and take such actions as are set forth in the table below:

Item	Deadline
The Borrower shall, and shall cause each Company to, as applicable, deliver to Agent those insurance policies, insurance certificates, insurance endorsements, insurance designations/listings and other insurance materials described in Section 5.1(a)(xiv) and Section 7.6, and cause each applicable insurance policy to include those certain terms benefiting the Agent that are required by such Sections.	45 calendar days after the Closing Date.
The Borrower shall deliver to the Agent and the Lenders the legal opinions of Walkers (Bermuda) Limited and Camilleri Preziosi, in each case as to such matters regarding the Loan Parties, the Loan Documents and the Loans as the Required Lenders may reasonably request;	10 Business Days after the Second Amendment Effective Date

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It is understood and agreed that all conditions, representations, warranties and covenants of the Loan Documents with respect to the delivery of such documents and the taking of such actions are qualified by the non-delivery of such documents and/or non-completion of such actions, as applicable, until such time as they are delivered or completed or required to be delivered or completed in accordance with this Section 7.27.

Article VIII
NEGATIVE COVENANTS

The Borrower shall not, and shall not permit any other Company to, until Payment in Full of all Obligations:

8.1 Indebtedness. Directly or indirectly, at any time create, incur, assume or suffer to exist any Indebtedness other than the following (collectively, “Permitted Indebtedness”):

(a) Obligations existing under the Loan Documents;

(b) Indebtedness existing on the ~~Closing~~Second Amendment Effective Date and set forth in Schedule 8.1(b), and any Refinancing Indebtedness in respect of such Indebtedness;

(c) Indebtedness (including Capitalized Lease Obligations and purchase money Indebtedness) to finance all or any part of the purchase, lease, construction, repair, maintenance, installation or improvement of property, plant or equipment or other fixed or capital assets, in an aggregate principal amount not to exceed $1.0 million at any time outstanding, and any Refinancing Indebtedness in respect of such Indebtedness; provided that such Indebtedness is incurred within 45 days after the purchase, lease, construction, repair, maintenance, installation or improvement of the property that is the subject of such Indebtedness;

(d) Indebtedness under Permitted Hedging Agreements;

(e) Permitted Intercompany Advances;

(f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, and completion guarantees and similar obligations, in each case, provided in the ordinary course of business;

(g)  (A) Permitted Earn-Outs in an aggregate outstanding amount not to exceed $1.0 million due and payable in any twelve (12) month period and $5.0 million in the aggregate at any time, (it being understood that, for purposes of this clause (g) the amount of any Earn-Out shall be deemed to be the maximum amount for which a Company may be liable pursuant to the terms of the instrument embodying such Indebtedness);

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(h) Acquired Indebtedness in an amount not to exceed $10.0 million at any time;

(i) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

(j) Indebtedness incurred in the ordinary course of business in respect of (i) overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements, and in connection with securities and commodities arising in connection with the Acquisition or Disposition of Permitted Investments and not any obligation in connection with margin financing, (ii) any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, (iii) the endorsement of instruments for deposit, (iv) the financing of insurance premiums with the applicable insurance provider thereof, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year, (~~iv~~v) deferred compensation or similar arrangements to the employees of a Company, (~~v~~vi) obligations to pay insurance premiums or take or pay obligations contained in supply agreements and (~~vi~~vii) Indebtedness owed to any Person providing property, casualty, business interruption or liability insurance to a Company, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of the annual premium for such insurance;

(k) unsecured Indebtedness of a Company owing to former employees, officers or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by such Company of the Equity Interests in Parent that have been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $1.0 million per fiscal year;

(l) unsecured contingent liabilities arising from agreements of any Company providing for customary and reasonable indemnification, customary and reasonable working capital purchase price adjustments or other similar customary and reasonable obligations (which for the sake of clarity does not include Earn-Outs or other similar obligations), in each case, incurred or assumed in connection with the consummation of one or more Permitted Acquisitions;

(m) accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Indebtedness permitted under this Section 8.1; and

(n) Indebtedness of a Company in an aggregate outstanding principal amount not to exceed $3.0 million;

provided, that any Indebtedness provided by a Company to a Loan Party shall be subordinated to the Obligations pursuant to an Intercompany Subordination Agreement among such Company, as a subordinated creditor, such Loan Party, as a subordinated debtor, and the Agent.

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8.2 [Reserved].

8.3 Entity Changes, Etc. Directly or indirectly, divide, merge, amalgamate or consolidate with any Person, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), other than:

(a) any merger

(i) in order to consummate a Permitted Acquisition, so long as a Company is the surviving entity of any such merger (and Parent, Parent’s direct Subsidiaries, Borrower and any other Loan Party must be the surviving entity of any such merger to which it is a party); or

(ii) between Companies (and Parent, Parent’s direct Subsidiaries, Borrower and any other Loan Party must be the surviving entity of any such merger to which it is a party); and

(b) any liquidation, winding up or dissolution of any Company (other than Parent, Parent’s direct Subsidiaries, Borrower and any other Loan Party), so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Company are transferred to a Company that is not liquidating or dissolving and such transaction is permitted under Section 8.5.

8.4 Change in Nature of Business. At any time make any material change in the nature of their business as carried on at the date hereof or enter into any new line of business that is not similar, corollary, related, ancillary, incidental or complementary, or a reasonable extension, development or expansion thereof or ancillary thereto the business as carried on as of the date hereof.

8.5 Sales, Etc. of Assets. Subject to Section 8.25, directly or indirectly, sell, transfer or otherwise Dispose of any of its assets except:

(a) sales of inventory in the ordinary course of business;

(b) the sale or other Disposition of obsolete, damaged or worn out property, or other property no longer used or useful in the conduct of business, in each case, Disposed of in the ordinary course of business;

(c) the sale, transfer or other Disposition of cash and Cash Equivalents in the ordinary course of business;

(d) sales, transfers or other Disposition of property that are a settlement of or payment in respect of any property or casualty insurance claim or any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of any Company;

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(e) non-exclusive licenses or sublicenses of Intellectual Property in the ordinary course of business, consistent with past practice and not interfering in any material respect with the business of the Companies;

(f) the abandonment of Intellectual Property (or lapse of any registration or application in respect of Intellectual Property) that is, in the reasonable good faith judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies;

(g) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(h) the granting of Permitted Liens;

(i) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(j) any involuntary loss, damage or destruction of property;

(k) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(l) the leasing or subleasing of fixed assets of any Company in the ordinary course of business;

(m) the making of Restricted Payments that are expressly permitted pursuant to Section 8.9;

(n) the making of Permitted Investments;

(o) (i) transfers from any Loan Party to any other Loan Party, (ii) transfers from any Company that is not a Loan Party to any Loan Party, (iii) transfers from any Company that is not a Loan Party to any other Company that is a Wholly-Owned Subsidiary of the Parent and that is not a Loan Party and (iv) so long as no Event of Default has occurred and is continuing or would immediately result therefrom, transfers from any Loan Party to any Company that is a Wholly-Owned Subsidiary of the Parent and that is not a Loan Party;

(p) Disposition of assets acquired by Companies pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed Disposition so long as (i) the consideration received for the assets to be so Disposed is at least equal to the fair market value of such assets, (ii) the assets to be so Disposed are not necessary or economically desirable in connection with the business of the Companies, and (iii) the assets to be so Disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition;

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(q) Disposition of fixed assets for fair market value, to the extent that (i) such property is exchanged for credit that is promptly applied to the purchase price of similar replacement property, or (ii) the proceeds of such Disposition are promptly applied to the purchase price of similar replacement property, in each case, in a transaction not prohibited by the terms of this Agreement; and

(r) Disposition of property or assets not otherwise permitted in clauses (a) through (q) above, as long as:

 (i)  the aggregate amount of consideration received is not less than the fair market value of such property or assets,

 (ii) the aggregate fair market value of all assets Disposed of pursuant to this clause (r) in any fiscal year (including the proposed Disposition) would not exceed $5,000,000 individually and $10,000,000 in the aggregate in any fiscal year, and

 (iii)  75% of the purchase price is payable in cash or Cash Equivalents.

8.6 Use of Proceeds. (a) Use any portion of the proceeds of any Loan (i) in violation of Section 7.17, (ii) for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board) or for the purpose of extending credit to others for the purpose of purchasing or carrying any “margin stock”, in each case in any manner which violates the provisions of Regulation T, U or X of the Federal Reserve Board or (iii) for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement, or (b) take, or permit any Person acting on its behalf to take, any action which could reasonably be expected to cause this Agreement or any other Loan Document to violate any regulation of the Federal Reserve Board.

8.7 [Reserved].

8.8 Liens. Directly or indirectly, at any time create, incur, assume or suffer to exist any Lien on or with respect to any assets other than Permitted Liens.

8.9 Dividends, Redemptions, Distributions, Etc.. Directly or indirectly, pay any dividends or make any distributions on or in respect of its Equity Interests (other than dividends or distributions payable solely in common Equity Interests (other than Disqualified Equity Interests) of the Person making such dividend or distribution), or purchase, redeem or retire any of its Equity Interests or any warrants, options or rights to purchase any such Equity Interests, whether now or hereafter outstanding (“Interests”), or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of such Interests, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Company (collectively, “Restricted Payments”), except that:

(a) any Company may make Restricted Payments to another Company;

(b)  Restricted Payments made by Parent in the form of Equity Interests (other than Disqualified Equity Interests) of Parent or with the Net Cash Proceeds from the issuance of Equity Interests (other than Disqualified Equity Interests) of Parent, in each case, that are Not Otherwise Applied;

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(c) Parent may make Restricted Payments consisting of the repurchase or redemption of Equity Interests in Parent, in an aggregate amount not to exceed $5.0 million after the Closing Date; provided that, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(d) the Parent may make additional Restricted Payments after the Closing Date, so long as:

(i) the aggregate amount of all such Restricted Payments, together with (x) the aggregate amount of all Investments made in reliance on Section 8.10(r) and (y) the aggregate amount of all prepayments, redemptions, purchases or other payments made to satisfy any Junior Indebtedness made in reliance on clause (c) of the definition of Permitted Restricted Debt Payments, do not, in the aggregate, exceed $10.0 million after the Closing Date; and

(ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

8.10 Investments. Directly or indirectly, at any time make or hold any Investment in any Person (whether in cash, securities or other property of any kind) except the following (collectively, the “Permitted Investments”):

(a) Investments existing on, or contractually committed as of, the date hereof and set forth on Schedule 8.10;

(b) Investments in cash and Cash Equivalents;

(c) Guarantees by the Companies constituting Indebtedness permitted by Section 8.1;

(d) loans and advances to employees, officers or directors of any Company in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate principal amount of all such loans and advances does not exceed $1.0 million per fiscal year;

(e) non-cash loans and advances to employees, officers or directors of any Company in the ordinary course of business for the sole purpose of purchasing Equity Interests in Parent, so long as the proceeds of such loans and other advances are used in their entirety to purchase such Equity Interests in Parent;

(f) Permitted Hedging Agreements;

(g) after delivery of the initial Compliance Certificate hereunder, Permitted Acquisitions; provided that at the time any such Permitted Acquisition is made:

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(i) no Default or Event of Default shall have occurred and be continuing or would result therefrom,

(ii)  the Borrower shall be in compliance, on a Pro Forma Basis with the financial covenants under Article IX after the consummation of such Permitted Acquisition, and

(iii)  the Consolidated Total Leverage Ratio, recomputed on a Pro Forma Basis as of the last day of the most recently ended Test Period, is equal to or less than 2.00 to 1.00 after giving effect to such Permitted Acquisition;

(h) Permitted Intercompany Advances;

(i) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(j) advances made in connection with purchases of goods or services in the ordinary course of business;

(k) Investments received in settlement of amounts due to any Company effected in the ordinary course of business or owing to any Company as a result of insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Company;

(l) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Company (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims;

(m) deposits of cash made in the ordinary course of business to secure performance of operating leases;

(n) equity Investments by any Company in any Subsidiary of such Person which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law;

(o) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;

(p) Investments made after the Closing Date by a Company in another Company that is a Wholly-Owned Subsidiary of the Parent;

(q) Investments in joint ventures in an aggregate amount not to exceed $5.0 million after the Closing Date; and

(r) additional Investments made after the Closing Date by any Company, so long as:

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(i) the aggregate amount of all such Investments, together with (x) the aggregate amount of all Restricted Payments made in reliance on Section 8.9(d) and (y) the aggregate amount of all prepayments, redemptions, purchases or other payments made to satisfy any Junior Indebtedness made in reliance on clause (c) of the definition of Permitted Restricted Debt Payments, do not, in the aggregate, exceed $10.0 million after the Closing Date; and

(ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

8.11 [Reserved]

8.12 Fiscal Year. Change their fiscal year from a year ending December 31.

8.13 Accounting Changes. At any time make or permit any change in accounting policies or reporting practices, except as required by ~~IFRS~~GAAP.

8.14 [Reserved].

8.15 ERISA Compliance. The Borrower shall not, and shall not permit any other Company or any ERISA Affiliate to, directly or indirectly: (i) engage in any Prohibited Transaction which could reasonably be expected to result in a civil penalty or excise tax described in Section 406 of ERISA or Section 4975 of the Code that would reasonably be expected to have a Material Adverse Effect for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor; (ii) permit to exist with respect to any Pension Plan any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived; (iii) terminate any Pension Plan where such event would result in material liability of any Company or any ERISA Affiliate under Title IV of ERISA; (iv) except for any contributions or payments that are not made or paid due to a bona fide dispute pursuant to a pension fund audit in the ordinary course of business, fail to make any required contribution or payment to any Multiemployer Plan; (v) fail to pay any required installment or any other payment required under Section 412 or 430 of the Code on or before the due date for such installment or other payment; (vi) amend a Pension Plan resulting in an increase in current liability for the plan year such that any Company or ERISA Affiliate is required to provide security to such Plan under Section 307 of ERISA or Section 401(a)(29) of the Code; (vii) withdraw from any Multiemployer Plan where such withdrawal is reasonably likely to result in material liability of any Company or any ERISA Affiliate under Title IV of ERISA; or (viii) take any action that would cause a Termination Event or the imposition of an excise tax that would reasonably be expected to have a Material Adverse Effect under Chapters 43 and 48 of the Code.

8.16 UK Pension Schemes.

(a) Any Company incorporated or established in England and Wales shall not permit pension schemes operated by or maintained for its benefit and/or any of its employees to be less than fully funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 (where such statutory funding objective applies to the relevant pension scheme) or take any action or omission by any company in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or any English company ceasing to employ any member of such a pension scheme).

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(b) Any Company incorporated or established in England and Wales shall not at any time be an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or, save as would not reasonably be expected to have a Material Adverse Effect, “connected” with or an “associate” of (as those terms are defined in sections 38 or 43 of the Pensions Act 2004) such an employer.

(c) Any Company incorporated or established in England and Wales shall not request or take the benefit of any pension contribution holiday in respect of any occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993).

8.17 Payments and Amendments of Indebtedness.

(a) At any time make any prepayment of any Indebtedness, other than: (i) the prepayment of the Loans in accordance with the terms of this Agreement, (ii) the incurrence of any Refinancing Indebtedness permitted by Section 8.1, (iii) the prepayment of any Capitalized Lease Obligations in the ordinary course of business, (iv) mandatory prepayments of principal, premium and interest with respect to any Indebtedness (other than any Junior Indebtedness and Earn-Outs) incurred in compliance with Section 8.1, (v) prepayments of Junior Indebtedness and Earn-Outs to the extent expressly permitted pursuant to clauses (b) and (c) of this Section 8.17 and (vi) Permitted Intercompany Advances;

(b) directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any Junior Indebtedness, except for Permitted Restricted Debt Payments,

(c) directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any Earn-Out, except as expressly permitted pursuant to the documentation (including any applicable subordination agreement or subordination terms) evidencing such Indebtedness;

(d) directly or indirectly, amend, modify, or change any of the terms or provisions of:

(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 8.1 other than (A) the Obligations in accordance with this Agreement, (B) Permitted Hedging Agreements, (C) Permitted Intercompany Advances, and (D) other Indebtedness permitted under Section 8.1, so long as (x) such Indebtedness as so amended, modified, or changed constitutes Permitted Indebtedness and (y) such amendment, modification or change does not give rise to a Default or Event of Default and could not, individually or in the aggregate, be expected to be materially adverse to the interests of the Lenders;

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(ii) the Governing Documents of any Company (including with respect to any of their Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests) if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders; provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law); or

(iii) any Material Contract except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders.

8.18 Sale and Leaseback Transactions. At any time directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any Sale and Lease-Back Transaction, except to the extent the Net Cash Proceeds of any such Sale and Lease-Back Transaction are paid to Agent for the benefit of the Lenders pursuant to the terms of Section 2.5(a)(iii).

8.19 [Reserved]. Senior and Pari Passu Indebtedness. At any time directly or indirectly create, incur, assume or suffer to exist any Indebtedness that shall have a payment priority more senior than the Obligations or (y) a lien priority more senior than or pari passu with the Lien securing the Obligations, other than Indebtedness permitted under Section 8.1(c).

8.20 [Reserved].

8.21 Securities and Deposit Accounts. (a) Establish or maintain any securities account or deposit account (other than securities accounts or deposit accounts which constitute Excluded Accounts) unless, with respect to such securities account or deposit account, Agent shall have received a Control Agreement or otherwise establish “control” pursuant to other applicable local law reasonably acceptable to the Agent, duly executed by the applicable Loan Party and the securities intermediary or depository bank parties thereto, in respect of such securities account or deposit account, in each case, within the time period specified in Section 7.18 or (b) transfer any financial assets from any securities account other than specifically permitted under the Control Agreement or such other documents as required by the applicable local law.

8.22 Negative Pledge. Permit any Loan Party to enter into or suffer to exist any agreement (other than in favor of Agent) prohibiting or conditioning the creation or assumption of any Lien upon any of its assets to secure the Obligations, except for any restrictions that: (a) exist on the date hereof and (to the extent not otherwise permitted by this Section 8.22) are listed on Schedule 8.22 hereto; (b) are binding on a Restricted Subsidiary that becomes a Restricted Subsidiary after the Closing Date at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary; (c) are customary restrictions and conditions contained in any agreement relating to any Disposition permitted by Section 8.5 pending the consummation of such Disposition; provided that such restrictions and conditions apply only to the property that is the subject of such Disposition and not to the proceeds to be received by the Companies in connection with such Disposition; (d) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.10 and applicable solely to such joint venture; (e) are restrictions on Liens in favor of any holder of Indebtedness permitted under Section 8.1(c) (solely to the extent such restriction relates to assets the acquisition, construction, repair, replacement, lease or improvement of which was financed by such Indebtedness) or Section 8.1(h) (solely to the extent such restriction relates to assets acquired in connection with the Permitted Acquisition in connection with which such Acquired Indebtedness referred to in Section 8.1(h) was acquired); (f) are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate solely to the assets subject thereto; (g) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; and (h) are amendments, modifications, restatements, refinancings or renewals of the agreements, contracts or instruments referred to in Section 8.22(a) above; provided that such amendments, modifications, restatements, refinancings or renewals, taken as a whole, are not materially more restrictive with respect to such encumbrances and restrictions than those contained in such predecessor agreements, contracts or instruments.

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8.23 Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions with Affiliates that are in effect as of the Closing Date, as shown on Schedule 8.23; (b) so long as it has been approved by such Company’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of any Company, (c) so long as it has been approved by such Company’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance or employee benefit arrangements, reimbursements of out-of-pocket costs, in each case to employees, officers, and outside directors of any Company in the ordinary course of business and consistent with industry practice, (d) loans and advances to employees, officers or directors of any Company solely to the extent permitted pursuant to Section 8.10(d), (e) Permitted Intercompany Advances, (f) transactions that any Company is otherwise expressly permitted to enter into with an Affiliate by the terms of this Agreement, in each case subject to any dollar cap, contingency, limitation or other requirement applicable thereto, and (g) transactions with Affiliates in the ordinary course of business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate (provided, in the case of this clause (g), that if such transaction (or series of related transactions) involves consideration in excess of $5.0 million, then the Borrower shall have delivered to Agent a Fairness Opinion with respect to such transaction or series of related transactions prior to such time as such transaction or series of related transactions is entered into).

8.24 Equity Interests. Issue any Equity Interests of any direct Subsidiary of Parent unless (a) such Equity Interests are pledged to Agent as additional Collateral to the extent required under the Loan Documents, and (b) such issuance will not cause a Change of Control.

8.25 Intellectual Property. (a) Permit any Domestic Subsidiary of the Parent (including the Borrower) to Dispose of any Intellectual Property to any other Company (other than another Domestic Subsidiary of Parent) or (b) permit Parent to make any Restricted Payment that consists of, or that includes, Intellectual Property.

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8.26 Parent HoldCo Covenants. Permit Parent to directly own any Subsidiary or other Equity Interests, other than Equity Interests in Vincent Group Ltd and GAN (UK) Limited.

Article IX
FINANCIAL COVENANTs

9.1 Consolidated Total Leverage Ratio. On or after the First Amendment Effective Date ~~(as defined in the First Amendment to Credit Agreement dated as of April 13, 2023),~~, if the Loan Parties incur any Indebtedness or issue any Disqualified Equity Interests (including, for the avoidance of doubt, any such Indebtedness or Disqualified Equity Interests that are otherwise permitted under this Agreement), the Borrower shall not permit the Consolidated Total Leverage Ratio on the date of such incurrence or issuance and after giving pro forma effect to such incurrence or issuance to be greater than~~,~~ 3.00 to 1.00.

9.2 Liquidity. On the last day of each Test Period (beginning with the Test Period ending June 30, 2023), the Borrower shall not permit Liquidity to be less than $10,000,000.

Article X
EVENTS OF DEFAULT

10.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) any Loan Party shall fail to pay any (i) principal of any Loan when due and payable, whether at the due date therefor, stated maturity, by acceleration, or otherwise; or (ii) interest, fees, Lender Group Expenses or other Obligations (other than an amount referred to in the foregoing clause (i)) when due and payable, whether at the due date therefor, stated maturity, by acceleration, or otherwise, and such default continues un-remedied for a period of three (3) Business Days; or

(b) there shall occur a default in the performance or observance of any agreement, covenant, condition, provision or term contained in Section 7.1(a), 7.1(b) (solely if a Company is not in good standing in its jurisdiction or organization), 7.6, 7.7 (solely if a Company refuses to allow Agent or its representatives or agents to visit such Person’s properties, inspect its assets or books or records, or discuss such Person’s affairs, finances and accounts with officers and employees of such Person, to the extent required thereunder), 7.8(a), 7.18, 7.20, 7.22(a), 7.27, Article VIII or Article IX; or

(c) (i) there shall occur a default in the performance or observance of any agreement, covenant, condition, provision or term contained in Section 7.11 and such default continues for a period of ten (10) Business Days after the earlier of (x) the date on which such default first becomes known to any Responsible Officer of Borrower or (y) written notice thereof from Agent to Borrower or (ii) there shall occur a default in the performance or observance of any agreement, covenant, condition, provision or term contained in this Agreement or any other Loan Document (other than those referred to in Section 10.1(a), Section 10.1(b), Section 10.1(c)(i) and Section 10.1(h)) and such default continues for a period of thirty (30) days after the earlier of (x) the date on which such default first becomes known to any Responsible Officer of Borrower or (y) written notice thereof from Agent to Borrower; or

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(d) any Company dissolves, winds up or otherwise ceases to conduct its business (other than as expressly permitted by this Agreement); or

(e) any Company shall become the subject of an Insolvency Event; or

(f) (i) any Company shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders (or a trustee or agent on behalf of such holder or holders) to declare any Material Indebtedness to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

(g) [Reserved]; or

(h) any representation or warranty made or deemed made by or on behalf of any Company under or in connection with any Loan Document, or in any Financial Statement, report, document or certificate delivered in connection therewith, shall prove to have been incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) when made or deemed made; or

(i) any judgment or order for the payment of money which, when taken together with all other judgments and orders rendered against any Company exceeds $5.0 million in the aggregate (to the extent not covered by an unaffiliated insurer that has not denied coverage) and either (i) there is a period of forty-five (45) consecutive days (or such longer period, not to exceed sixty (60) consecutive days, as may be available in the relevant jurisdiction to seek an appeal in respect of such judgment) at any time after the entry of any such judgment, order, or award during which (A) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (B) a stay of enforcement thereof is not in effect, or (ii) enforcement proceedings are commenced upon such judgment, order, or award; or

(j) a Change of Control shall occur; or

(k) any Security Document that purports to create a Lien shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors in respect of Capitalized Lease Obligations, first priority Lien on any material portion of the Collateral covered thereby; or

(l) (i) any covenant, agreement or obligation of a Loan Party contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; (ii) any Loan Party shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith or shall otherwise challenge any of its obligations under any of the Loan Documents; or (iii) any Liens granted on any of the Collateral shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Agreement or any other Loan Document; or

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(m) the UK Pensions Regulator issues a UK Pensions Financial Support Direction or a UK Pensions Contribution Notice is issued to any Company, or the UK Pensions Regulator or the UK Crown Prosecution Service exercises any New Pension Power against any Company or any of its or their current or former officers, directors, principals or employees, in either circumstance, that would reasonably be expected to result in a Material Adverse Effect; or

(n) (i) a Gaming License Revocation shall have occurred with respect to any Gaming License of a Company that is required for such Company to engage in a gaming business, enterprise or related activity in a Key Jurisdiction or (ii) any other Gaming License Revocation shall have occurred that could reasonably be expected to result in a Material Adverse Effect.

10.2 Acceleration and Termination. Upon the occurrence and during the continuance of an Event of Default, Agent may, or at the direction of the Required Lenders shall, take any or all of the following actions, without prejudice to the rights of Agent or any Lender to enforce its claims against Borrower:

(a) Acceleration. To declare all Obligations immediately due and payable (except in relation to any Event of Default specified in Section 10.1(d) or (e) in which case all Obligations shall automatically become immediately due and payable) without presentment, demand, protest or any other action or obligation of Agent or any Lender, all of which are hereby waived by each Loan Party.

10.3 Other Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Agent shall have all rights and remedies with respect to the Obligations and the Collateral under applicable law (including the UCC) and the Loan Documents, and Agent may do any or all of the following: (i) remove for copying all documents, instruments, files and records (including the copying of any computer records) relating to any Loan Party’s Receivables or use (at the expense of Borrower) such supplies or space of any Loan Party at such Loan Party’s places of business necessary to administer, enforce and collect such Receivables including any supporting obligations; (ii) accelerate or extend the time of payment, compromise, issue credits, or bring suit on any Loan Party’s Receivables (in the name of any Loan Party or Agent) and otherwise administer and collect such Receivables; (iii) sell, assign and deliver any Loan Party’s Receivables with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law; and (iv) foreclose the security interests created pursuant to the Loan Documents by any available procedure, or take possession of any or all of the Collateral, without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

(b) The Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to, upon the occurrence and during the continuation of an Event of Default, (i) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (~~b~~ii) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other Disposition thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, or (~~c~~iii) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy, in each case, free from any right of redemption, which right is expressly waived by Borrower. If notice of intended Disposition of any Collateral is required by law, it is agreed that ten (10) days’ notice shall constitute reasonable notification. Each Loan Party will assemble the Collateral in its possession and make it available at such locations in the United States as Agent may specify, whether at the premises of a Loan Party or elsewhere, and will make reasonably available to Agent the premises and facilities of each Loan Party for the purpose of Agent’s taking possession of or removing the Collateral or putting the Collateral in saleable form. Agent may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Agent may deem commercially reasonable. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Loan Party hereby grants Agent a license to enter and occupy any of such Loan Party’s leased or owned premises and facilities, without charge, to exercise any of Agent’s rights or remedies. The proceeds received from any sale of Collateral shall be applied in accordance with Section 10.5.

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10.4 License for Use of Software and Other Intellectual Property. Each Loan Party hereby grant to Agent a license or other right to use, without charge and upon the occurrence and during the continuance of any Event of Default, all computer software programs, data bases, processes, trademarks, tradenames, copyrights, labels, trade secrets, service marks, advertising materials and other rights, assets and materials used by the Loan Parties in connection with its businesses or in connection with disposition of the Collateral.

10.5 Post-Default Allocation of Payments.

(a) Allocation. Notwithstanding anything herein to the contrary, during an Event of Default, if so directed by the Required Lenders or at Agent’s discretion, monies to be applied to the Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff, or otherwise, shall be allocated as follows:

(i) first, to all Lender Group Expenses, fees, indemnities and other amounts owing to Agent (including fees, charges and disbursements of counsel to the Agent and amounts payable under Article III) in its capacity as Agent;

(ii) second, to all Lender Group Expenses, fees, indemnities and other amounts owing to the Lenders (other than principal and interest) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii) third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;

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(iv) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (iv) held by them;

(v) pro rata to all other Obligations; and

(vi) finally, after Payment in Full, to the Loan Parties or whoever else may be lawfully entitled thereto.

Amounts shall be applied to each of the foregoing categories of Obligations in the order presented above before being applied to the following category. Where applicable, all amounts to be applied to a given category will be applied on a pro rata basis among those entitled to payment in such category. The allocations set forth in this section are solely to determine the rights and priorities of the Secured Parties among themselves and may be changed by agreement among them without the consent of any Loan Party. No Loan Party is entitled to any benefit under this Section or has any standing to enforce this Section.

10.6 No Marshaling; Deficiencies; Remedies Cumulative. Agent shall have no obligation to marshal any Collateral or to seek recourse against or satisfaction of any of the Obligations from one source before seeking recourse against or satisfaction from another source. The net cash proceeds resulting from Agent’s exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral, including any and all Collections (after deducting all of Agent’s expenses related thereto), shall be applied by Agent in accordance with Section 10.5. Borrower shall remain liable to Agent and the Lenders for any deficiencies, and Agent and the Lenders in turn agree to remit to the applicable Loan Party or its successor or assign any surplus resulting therefrom. All of Agent’s and the Lenders’ remedies under the Loan Documents shall be cumulative, may be exercised simultaneously against any Collateral and any Loan Party or in such order and with respect to such Collateral or such Loan Party as Agent or the Lenders may deem desirable, and are not intended to be exhaustive.

10.7 Waivers. Except as may be otherwise specifically provided herein or in any other Loan Document, Borrower hereby waives any right to a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by Agent to take possession, exercise control over, or dispose of any item of Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable law or of the time, place or terms of sale in connection with the exercise of Agent’s or any Lender’s rights hereunder and also waives any bonds, security or sureties required by any statute, rule or other law as an incident to any taking of possession by Agent of any Collateral. Borrower also waives any damages (direct, consequential or otherwise) occasioned by the enforcement of Agent’s or any Lender’s rights under this Agreement or any other Loan Document including the taking of possession of any Collateral or the giving of notice to any account debtor or the collection of any Receivable of Borrower. During the continuance of an Event of Default, Borrower also consents that Agent and the Lenders may enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court. These waivers and all other waivers provided for in this Agreement and the other Loan Documents have been negotiated by the parties, and Borrower acknowledges that it has been represented by counsel of its own choice, has consulted such counsel with respect to its rights hereunder and has freely and voluntarily entered into this Agreement and the other Loan Documents as the result of arm’s-length negotiations.

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10.8 Further Rights of Agent and the Lenders. If Borrower shall fail to purchase or maintain insurance (where applicable), or to pay any Tax, except as the same may be otherwise permitted hereunder or which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with ~~IFRS~~GAAP, or if any Lien prohibited hereby shall not be paid in full and discharged or if Borrower shall fail to perform or comply with any other covenant, promise or obligation to Agent or any Lender hereunder or under any other Loan Document, Agent may (but shall not be required to) perform, pay, satisfy, discharge or bond the same for the account of Borrower, and all amounts so paid by Agent shall be treated as an Initial Term Loan ~~comprised of Base Rate Advances~~ hereunder and shall constitute part of the Obligations.

10.9 Interest After Event of Default. Borrower agrees and acknowledges that the additional interest and fees that may be charged under Section 4.2 are (a) an inducement to the Lenders to make Advances and that the Lenders and Agent would not consummate the transactions contemplated by this Agreement without the inclusion of such provisions, (b) fair and reasonable estimates of the Lenders’ and Agent’s costs of administering the credit facility upon an Event of Default, and (c) intended to estimate the Lenders’ and Agent’s increased risks upon an Event of Default.

10.10 Receiver. In addition to any other remedy available to it, Agent shall also have the right, upon the occurrence of an Event of Default and during its continuation, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower.

10.11 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy provided for herein or in any other Loan Document or otherwise provided by law from and after the occurrence of any Event of Default and during its continuation, all of which shall be cumulative and not alternative.

Article XI
THE AGENT

11.1 Appointment of Agent.

(a) Each Lender hereby designates Alter Domus (US) LLC (acting through such of its Affiliates, offices or branches as it deems appropriate) as its agent and irrevocably authorizes it to take action on such Lender’s behalf under the Loan Documents and to exercise the powers and to perform the duties described therein and to exercise such other powers as are reasonably incidental thereto. Agent may perform any of its duties by or through its agents or employees or by or through one or more sub-agents appointed by it.

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(b) Each of the Lenders authorizes the Agent to perform the duties, obligations and responsibilities and exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Loan Documents together with any other incidental rights, powers, authorities and discretions (including, but not limited to, documents of amendment or ratification of this Agreement and the execution, amendment or ratification of the Guaranty and/or Security Document).

(c) The provisions of this Article are solely for the benefit of Agent and the Lenders, and Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. Agent shall act solely as agent of the Lenders and assume no obligation toward or relationship of agency or trust with or for Borrower.

11.2 Nature of Duties of Agent.

(a) Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it or them as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature. Agent does not have a fiduciary relationship with or any implied duties to any Lender or any participant of any Lender.

(b) Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

(c) None of Agent or any of its directors, officers, employees or agents shall be liable for (i) any action taken or omitted to be taken by any of them at the direction of the Required Lenders (or, where so required, such greater percentage of the Lenders) or (ii) any other action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct, in each case, as determined in a final, non-appealable decision by a court of competent jurisdiction; for the avoidance of doubt, no action taken or omitted to be taken in accordance with clause (i) above shall constitute gross negligence or willful misconduct).

11.3 Lack of Reliance on Agent.

(a) Independent Investigation. Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of the Companies in connection with taking or not taking any action related hereto and (ii) its own appraisal of the creditworthiness of the Companies, and, except as expressly provided in this Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter.

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(b) No Obligation of Agent. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement or the Notes or the other Loan Documents (or the creation, perfection or priority of any Lien or security interest) or the financial or other condition of the Companies, or for any failure of any Loan Party or any other party (other than the Agent) to any Loan Document to perform its Obligations hereunder or thereunder. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, the financial condition of the Companies, or the existence or possible existence of any Default or Event of Default.

11.4 Certain Rights of Agent. Agent may request instructions from the Required Lenders at any time. If Agent requests instructions from the Required Lenders with respect to any action or inaction, it shall be entitled to await instructions from the Required Lenders. No Lender shall have any right of action based upon Agent’s action or inaction in response to instructions from the Required Lenders.

11.5 Reliance by Agent. Agent may rely upon any written, electronic or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper Person. Agent may obtain the advice of legal counsel (including counsel for the Companies with respect to matters concerning the Companies), independent public accountants and other experts selected by it and shall have no liability for any action or inaction taken or omitted to be taken by it in good faith based upon such advice. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or all Lenders if expressly required hereunder) as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to sufficiently indemnify Agent in Agent’s sole discretion, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken (or omitted to be taken) by Agent in accordance with the provisions of the Loan Documents, (ii) any action taken (or omitted to be taken) by Agent in reliance upon the instructions of the Required Lenders (or, where required, such greater percentage of the Lenders) and (iii) the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties, and Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if expressly required hereunder).

11.6 Indemnification of Agent. To the extent Agent is not timely reimbursed and indemnified by Borrower, each Lender will reimburse, indemnify and hold harmless Agent, its directors, officers, employees and agents to the extent of such Lender’s Pro Rata Share (determined as of the time that such indemnity payment is sought; provided, that if at the time such indemnity payment is sought Payment in Full of the Obligations has occurred, each Lender’s Pro Rata Share shall be determined as of the day immediately preceding the date of the Payment in Full of the Obligations) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or otherwise relating to the Loan Documents unless resulting from Agent’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. The agreements contained in this Section shall survive the resignation of Agent, any termination of this Agreement and the other Loan Documents and the Payment in Full of the Obligations.

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11.7 Agent in Its Individual Capacity. To the extent a Lender hereunder, Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it was not performing the duties as Agent specified herein. Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with any Company or Affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from any Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

11.8 Holders of Notes. Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

11.9 Successor Agent.

(a) Resignation. Agent may, upon twenty (20) Business Days’ notice to the Lenders and Borrower, resign by giving written notice thereof to the Lenders and Borrower.

(b) Replacement of Agent after Resignation. Upon receipt of notice of resignation by Agent, the Required Lenders may appoint a successor agent which shall also be a Lender. If a successor agent has not accepted its appointment within fifteen (15) Business Days, then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor agent which, so long as no Event of Default then exists, shall be subject to the written approval of Borrower, which approval shall not be unreasonably withheld and shall be delivered to the retiring Agent and the Lenders within ten (10) Business Days after Borrower’s receipt of notice of a proposed successor agent. Notwithstanding the foregoing, Agent’s resignation shall nonetheless be effective as of the date that is twenty (20) Business Days after providing its notice of resignation (except that in the case of any collateral security held by Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed).

(c) Removal of Agent. If the Person serving as Agent is a Defaulting Lender, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person as Agent and, in consultation with the Borrower, appoint a successor thereto.

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(d) Discharge. Upon its acceptance of the agency hereunder, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. The retiring Agent shall continue to have the benefit of the provisions of this Article for any action or inaction while it was Agent.

11.10 Collateral Matters.

(a) Exercise Binding. Except as otherwise set forth herein, any action or exercise of powers by Agent provided under the Loan Documents, together with such other powers as are reasonably incidental thereto, shall be deemed authorized by and binding upon all of the Lenders. At any time and without notice to or consent from any Lender, Agent may take any action necessary or advisable to perfect and maintain the perfection of the Liens upon the Collateral.

(b) Releases. Agent is authorized to release any Lien granted to or held by it upon any Collateral (i) upon Payment in Full of all of the Obligations, (ii) required to be delivered in connection with sales or other Dispositions of Collateral permitted hereunder to a person other than another Company or (iii) if the release can be and is approved by the Required Lenders. Agent may request, and the Lenders will provide, confirmation of Agent’s authority to release particular types or items of Collateral.

(c) Sale of Collateral. Upon any sale or transfer of Collateral to a person other than another Company which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, Agent’s Liens on such Collateral shall automatically be released and, upon at least five (5) Business Days’ prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary or reasonably requested by Borrower to evidence the release of the Liens granted to Agent herein or under any of the other Loan Documents or pursuant hereto or thereto upon the Collateral that was sold or transferred, provided that (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the applicable Company in respect of) all interests retained by the applicable Company, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

(d) No Obligation for Agent. Agent shall not have any obligation to assure that the Collateral exists or is owned by any Loan Party, that the Collateral is cared for, protected or insured, or that the Liens on the Collateral have been created or perfected or have any particular priority. With respect to the Collateral, Agent shall have no duty or liability whatsoever to the Lenders with respect thereto, except for its gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.

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11.11 Actions with Respect to Defaults. In addition to Agent’s right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Event of Default as shall be directed by the Required Lenders. Until Agent shall have received such directions, Agent may act or not act as it deems advisable and in the best interests of the Lenders.

11.12 Delivery of Information. Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from any Company, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

11.13 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default unless Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default or Default and conspicuously stating that such notice is a “notice of default”. Agent will notify Lenders of its receipt of any such notice or any such default in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders. Agent shall take such action with respect to such Event of Default or Default as may be requested by Required Lenders in accordance with Article X; provided that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of Lenders.

11.14 Erroneous Payments.

(a) If the Agent notifies a Lender or Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b) Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 11.14(b).

(c) Each Lender or Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Agent to such Lender or Secured Party from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a) from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents to the extent of each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from any Loan Party for the purpose of making such Erroneous Payment.

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(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 11.14 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

As used in this Section 11.14:

“Erroneous Payment” has the meaning assigned to it in Section 11.14(a).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.14(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.14(d).

“Payment Recipient” has the meaning assigned to it in Section 11.14(a).

Article XII
GENERAL PROVISIONS

12.1 Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by telecopier or other form of electronic transmission, including email, as follows:

To Agent:

Alter Domus (US) LLC
225 West Washington Street, 9th Floor

Chicago, Illinois 60606

Attn: Legal Department - Agency, Emily Ergang Pappas and Mike Kumor

Email: Legal_Agency@alterdomus.com, Emily.ErgangPappas@alterdomus.com and adagencyteam2@alterdomus.com

Ph: (312) 564-5100

Fax: (312) 376-0751

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with a copy to (which shall not constitute notice):

Holland & Knight LLP

150 N. Riverside Plaza, Suite 2700

Chicago, Illinois 60606
Attn.: Joshua Spencer

Email: ~~joshua.spencer~~joshua.spencer@hklaw.com and alterdomus@hklaw.com

To Borrower:

GAN Nevada, Inc.
400 Spectrum Center Drive, Suite 1900

Irvine, California 92618
Attn.: ~~Karen Flores~~Dermot Smurfit

Email: ~~kflores~~dsmurfit@gan.com

with a copy to (which shall not constitute notice): legal@gan.com with a copy to (which shall not constitute notice):

Sheppard Mullin Richter & Hampton LLP
333 South Hope Street, 43rd Floor

Los Angeles, California 90071
Attn.: Stacey L. Rosenberg

Email: srosenberg@sheppardmullin.com

To any Lender	To the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire

Any party hereto may change its address, email address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, five (5) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by facsimile or other form of electronic transmission (including by electronic imaging), when such transmission is confirmed. All notices and other communications sent to an e-mail address shall be (i) deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

12.2 Delays; Partial Exercise of Remedies. No delay or omission of Agent to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by Agent of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

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12.3 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or any of its Affiliates may have under applicable law, and whether or not such Lender shall have made any demand or the Obligations of Borrower have matured, at any time and from time to time while an Event of Default shall have occurred and be continuing, each Lender and its Affiliates shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final, or any other type) (other than any such deposits now or hereafter held in the Excluded Accounts) at any time held and any other Indebtedness at any time owing by such Lender or any of its Affiliates to or for the credit or the account of Borrower or any other Loan Party against any and all of the Obligations. In the event that any Lender or any of its Affiliates exercises any of its rights under this Section 12.3, such Lender shall provide notice to Agent and Borrower of such exercise, provided that the failure to give such notice shall not affect the validity of the exercise of such rights.

12.4 Indemnification; Reimbursement of Expenses of Collection.

(a) Borrower hereby agrees that, whether or not any of the transactions contemplated by this Agreement or the other Loan Documents are consummated, Borrower will indemnify, defend and hold harmless Agent and its assigns, directors, officers, agents, employees, advisors, shareholders, attorneys and Affiliates (each, an “Agent Indemnified Party”), and each Lender and each other Secured Party and their respective successors, assigns, directors, officers, agents, employees, advisors, shareholders, attorneys and Affiliates (each, a “Lender Indemnified Party”; together with each Agent Indemnified Party, each an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities, deficiencies, obligations, fines, penalties, actions, judgments, suits or expenses (including, without limitation, notarial fees, service provider fees, translation fees and reasonable fees and disbursements of counsel (but limited, in the case of legal fees and expenses, to the reasonable and documented fees and expenses of (v) one primary counsel to the Agent Indemnified Parties, taken as a whole, (w) one primary counsel to the Lender Indemnified Parties, taken as a whole, (x) one local counsel (in each relevant jurisdiction), (y) one special counsel (in each reasonably necessary specialty) and (z) in the case of any actual or perceived conflict of interest, one additional local and/or special counsel (as applicable)), experts, consultants and other professionals) incurred by any of them (collectively, “Claims”) (except, in the case of each Indemnified Party, to the extent that any Claim is determined in a final and non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party’s gross negligence or willful misconduct or material breach by such Lender Indemnified Party of this Agreement) arising out of or by reason of (i) any litigation, investigation, claim or proceeding (regardless of whether such litigation, investigation, claim or proceeding is brought by or against a third party or by or against any Company or any Company’s directors, shareholders or creditors, and regardless of whether any Indemnified Party is a party thereto) related to (A) this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, (B) any actual or proposed use by the Borrower of the proceeds of the Loans or (C) any Indemnified Party’s entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto (other than consequential damages and loss of anticipated profits or earnings), including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel (subject to the limitations set forth above) incurred in connection with any such litigation, investigation, claim or proceeding, and (ii) the presence or Release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Company; any Environmental Actions or any Remedial Actions related in any way to any such assets or properties of any Company; or any other action taken or required to be taken by a Company in connection with compliance by such Company, or any of its properties, with any Environmental Laws. This Section 12.4 shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

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(b) In addition, Borrower shall, upon demand, pay to each of Agent and the Lenders all Lender Group Expenses incurred by each of them.

(c) If and to the extent that the obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

(d) Borrower’s obligations under Article III, Section 11.6 and this Section 12.4 shall survive any termination of this Agreement and the other Loan Documents and the Payment in Full of the Obligations, and are in addition to, and not in substitution of, any of the other Obligations.

12.5 Amendments, Waivers and Consents.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter), or consent to any departure by a Company therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and the Required Lenders (or by Agent at their instruction on their behalf), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall be effective as it pertains to Agent until such time as Agent has received a duly executed and fully compiled copy of any such amendment, waiver or consent; provided, further, however, that no amendment, waiver or consent shall do any of the following at any time:

(i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender without the written consent of such Lender; provided, however, that only the consent of the Required Lenders shall be necessary to (x) waive any obligation of the Borrower to pay additional interest pursuant to Section 4.2 or (y) waive a mandatory prepayment pursuant to Section 2.5(a);

(ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iii) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;

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(iv) amend any of the provisions of Section 2.14, Section 10.5 or this Section 12.5 without the written consent of each Lender;

(v) release all or substantially all of the value of the guaranties made pursuant to the Guaranty or any other Loan Document (except as expressly provided in the Loan Documents) without the written consent of each Lender;

(vi) release all or substantially all of the Collateral from the Liens of the Security Documents (except as expressly provided in the Loan Documents) without the written consent of each Lender; or

(vii) contractually subordinate any of Agent’s Liens on all or substantially all of the Collateral (except as expressly provided in the Loan Documents) without the written consent of each Lender;

provided, that (A) no amendment, waiver or consent shall, unless in writing and signed by Agent, in addition to the Lenders required above, take any action that affects the rights or duties of Agent under this Agreement or any other Loan Document and (B) if the Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error, omission or any other error or omission of a technical nature, in each case, in any provision of any Loan Document, the Borrower and the Agent shall be permitted to effect amendments to this Agreement or any other Loan Document, as applicable, solely to address such matter and such amendment shall become effective without the consent of any other party to this Agreement so long as, in each case, the Lenders shall have received at least ten Business Days’ prior written notice thereof and the Agent shall not have received, within ten Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

(b) Anything in this Section 12.5 to the contrary notwithstanding, any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender and the Loans of any Defaulting Lender shall be excluded in determining whether all Lenders or the Required Lenders have taken or may take action hereunder, other than (x) any of the matters governed by Section 12.5(a)(i) and 12.5(a)(ii) that affect such Lender and (y) with respect to any amendment, waiver, modification, elimination or consent requiring the consent of all Lenders that by its terms specifically discriminates against such Defaulting Lender.

(c) The Borrower may replace any Non-Consenting Lender in accordance with Section 2.11; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section 2.11 (together with all other such assignments required by the Borrower to be made pursuant thereto).

12.6 Non-liability of Agent and Lenders. The relationship between and among Borrower, Agent and the Lenders shall be solely that of borrower, agent and lender, respectively. Neither the Lenders nor Agent shall have any fiduciary responsibilities to Borrower. Neither the Lenders nor Agent undertake any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations.

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12.7 Assignments and Participations.

(a) Borrower Assignment. Borrower shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Agent and the Lenders, and any assignment in contravention of the foregoing shall be absolutely null and void.

(b) Lender Assignments. Each Lender may, with the consent of Agent (not to be unreasonably withheld, conditioned or delayed) and the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed, and provided that the Borrower shall be deemed to have consented to any such assignment unless it objects thereto by written notice to Agent within five (5) Business Days after request for such consent) assign (not by novation) to one or more Eligible Assignees (or, if an Event of Default has occurred and is continuing, to one or more other Persons) all or a portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents upon (i) execution and delivery to Agent, for its acceptance and recording in the Register, of an Assignment and Acceptance by such Lender and such Eligible Assignee, (ii) surrender of any Note or Notes subject to such assignment by such Lender, (iii) if the relevant Eligible Assignee shall not be an existing Lender, delivery to the Agent of an Administrative Questionnaire and documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including any Tax forms required to be delivered pursuant to Section 3.2 and (iv) a processing and recordation fee payable to Agent for its account of $3,500 (which fee may be waived or reduced in the sole discretion of the Agent); provided, that the consent of the Borrower shall not be required (x) in connection with any assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or (y) if an Event of Default has occurred and is continuing; provided, further, that the consent of the Agent shall not be required in connection with any assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender. No such assignment shall be for less than $1,000,000 of the Commitments or Loans or in an integral multiple of $100,000 in excess thereof unless it is to another Lender, Affiliate or Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, and each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations in respect of the Commitments and the Loans.

(c) Upon the execution and delivery to Agent of such documents and information pursuant to this Section 12.7 (including an Assignment and Acceptance and the payment of the recordation fee), from and after the date specified as the effective date in the Assignment and Acceptance ~~(the “Acceptance Date”)~~ and upon the recordation of such assignment in the Register by the Agent (which the Agent shall effectuate promptly upon its receipt of (x) the Assignment and Acceptance with respect to such assignment, (y) the documentation required by Section 12.7(b)(iii) (if applicable) with respect to such assignment and (z) the recordation fee with respect to such assignment), (i) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it under such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (ii) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it under such Assignment and Acceptance, relinquish its rights (other than any rights it may have under Article III and Section 12.4 (subject to the requirements and limitations therein), which shall survive such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

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(d) Agreements of Assignee. By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or any other Loan Documents, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Company or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document, (iii) such assignee confirms that it is an Eligible Assignee and has received a copy of this Agreement, together with copies of the Financial Statements referred to in Section 6.1(i), the Financial Statements delivered pursuant to Section 7.11, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e) Agent’s Register. Agent, as non-fiduciary agent of the Borrower shall maintain a register of the names and addresses of the Lenders, their Commitments and the principal amount (and stated interest) of their Loans (the “Register”). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior written notice. Upon its receipt of each Assignment and Acceptance, Agent will give prompt notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, if requested by the assignor or the assignee, as applicable, Borrower shall execute and deliver to the assignee a new Note to the assignee in the amount of the applicable Commitment or Loans assumed by it and to the assignor in the amount of the applicable Commitment or Loans retained by it, if any. Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder. The Register (and the Participant Register) is intended to cause each Commitment and each Loan to be in registered form within the meaning of Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or successor sections) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

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(f) Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may securitize their Loans (a “Securitization”) through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans to their controlled Affiliates, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody’s, S&P or one or more other rating agencies. The Loan Parties shall, to the extent commercially reasonable, cooperate with the Lenders and their Affiliates to effect any and all Securitizations. Notwithstanding the foregoing, no such Securitization shall release any Lender party thereto from any of its obligations hereunder or substitute any pledgee, secured party or any other party to such Securitization for such Lender as a party hereto and no change in ownership of the Loans may be effected except pursuant to subsection (b) above.

(g) Lender Participations.

(i) Each Lender may sell participations to one or more parties (each, a “Participant”) in or to all or a portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents. Notwithstanding a Lender’s sale of a participation interest, such Lender’s obligations hereunder shall remain unchanged. Borrower, Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No Lender shall grant any Participant the right to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (i) increase the Commitment of the Lender from which the Participant purchased its participation interest; (ii) reduce the principal of, or rate or amount of interest on, the Loans; (iii) postpone any date fixed for any payment of principal of, or interest on, the Loans or (iv) release of all or substantially all of the value of the Guarantees, or all or substantially all of the Collateral (other than in connection with any release of the relevant Guarantees or Collateral permitted by this Agreement). For the avoidance of doubt, participants shall not have the right to vote on waivers of Defaults or Events of Default. To the extent permitted by applicable law, each Participant shall also be entitled to the benefits of Article III and Section 12.4 (subject to the requirements and limitations therein) as if it were a Lender, provided that such Participant agrees to be subject to the last sentence of Section 2.9(a) as if it were a Lender and to comply with Section 3.2(g) by providing the applicable forms to the participating Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form for the purposes of the Code, including under Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or successor sections) of the United States Treasury Regulations, or, in each case, its successor. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

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(h) Disqualified Institutions.

(i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Institutions” referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by Borrower of an Assignment and Acceptance with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (h)(i) shall not be void, but the other provisions of this clause (h) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 12.7), all of its interest, rights and obligations under this Agreement to one or more Persons (other than a Disqualified Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Borrower, the Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

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(iv) The Agent shall have the right, and the Borrower hereby expressly authorizes the Agent, to (A) post the list of Disqualified Institutions provided by Borrower and any updates thereto from time to time (collectively, the “DQ List”) on a Platform, including that portion of such Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v) The Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, each Loan Party and the Lenders acknowledge and agree that the Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution.

(i) Securities Laws. Each Lender agrees that it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States or of any other jurisdiction.

(j) Information. In connection with any assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 12.21, disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.

(k) Pledge to Federal Reserve Bank. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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12.8 Counterparts; Facsimile Signatures. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents may be executed and delivered by facsimile or other electronic transmission (including by electronic imaging) all with the same force and effect as if the same was a fully executed and delivered original manual counterpart. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation any Assignment and Acceptance, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

12.9 Severability. In case any provision in or obligation under this Agreement, any Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12.10 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, the parties hereto hereby agree that all agreements between them under this Agreement and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Agent or any Lender for the use, forbearance, or detention of the money loaned to Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the laws of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Loan Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under the laws of the State of New York (or such other jurisdiction), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and the other Loan Documents executed in connection herewith, and any available exemptions, exceptions and exclusions (the “Highest Lawful Rate”). If due to any circumstance whatsoever, fulfillment of any provision of this Agreement or any of the other Loan Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance Agent or any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of Borrower to Agent and the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until Payment in Full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement, the other Loan Documents and all other agreements among the parties hereto.

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12.11 [Reserved].

12.12 Entire Agreement; Successors and Assigns; Interpretation. This Agreement and the other Loan Documents constitute the entire agreement among the parties, supersede any prior written and verbal agreements among them with respect to the subject matter hereof and thereof, and shall bind and benefit the parties and their respective successors and permitted assigns. This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against a party because such party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.

12.13 LIMITATION OF LIABILITY. NEITHER THE AGENT, ANY LENDER NOR ANY OTHER INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY TO THE LOAN PARTIES (WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE) FOR LOSSES SUFFERED BY THE LOAN PARTIES IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NON-APPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT, SUCH LENDER OR SUCH INDEMNIFIED PARTY (AS THE CASE MAY BE) THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT, SUCH LENDER, OR SUCH INDEMNIFIED PARTY (AS THE CASE MAY BE). EACH OF THE PARTIES HERETO HEREBY WAIVES ALL FUTURE CLAIMS AGAINST ANY OTHER PARTY HERETO FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES; PROVIDED THAT SUCH WAIVER SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATIONS OF THE BORROWER UNDER SECTION 12.4.

12.14 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

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12.15 SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN ANY OF THE LOAN PARTIES AND THE AGENT OR ANY LENDER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (A) THIS AGREEMENT; (B) ANY OTHER LOAN DOCUMENT; OR (C) ANY CONDUCT, ACT OR OMISSION OF THE LOAN PARTIES OR THE AGENT OR ANY LENDER OR ANY OF THEIR RESPECTIVE PARTNERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, THAT THE AGENT SHALL HAVE THE RIGHT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST ANY LOAN PARTY OR ITS PROPERTY IN (A) ANY COURTS OF COMPETENT JURISDICTION AND VENUE AND (B) ANY LOCATION SELECTED BY THE AGENT TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. THE LOAN PARTIES AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE LENDER. EACH LOAN PARTY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS. The Borrower hereby irrevocably and unconditionally agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 12.1 or at such other address of which the Agent shall have been notified pursuant thereto.

12.16 Payment Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to Agent or any Lender, or Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender severally agrees to pay to Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the Payment in Full of the Obligations, the termination of the Commitments and the termination of this Agreement.

12.17  JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (A) THIS AGREEMENT; (B) ANY OTHER LOAN DOCUMENT OR OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THE LOAN PARTIES, THE AGENT AND THE LENDERS, OR ANY OF THEM; OR (C) ANY CONDUCT, ACT OR OMISSION OF THE LOAN PARTIES, THE AGENT OR THE LENDERS OR ANY OF THEIR RESPECTIVE PARTNERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE.

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12.18 [Reserved].

12.19 Publicity. Agent may (a) publish in any trade or other publication or otherwise publicize to any third party (including its Affiliates) a tombstone, article, press release or similar material relating to the financing transactions contemplated by this Agreement (including the use of company logos) and (b) provide to industry trade organizations related information necessary and customary for inclusion in league table measurements. Neither Agent nor any Loan Party shall, and each of Agent and each Loan Party shall cause its Affiliates not to, issue any press releases or make any other public announcements disclosing the identity of any Lender or any of its Affiliates (including, without limitation, by using the name, logo or trademark of any Lender or any of its Affiliates) without at least two (2) Business Days’ prior written notice to such Lender and without the prior written consent of such Lender, unless (and only to the extent) that Agent or such Loan Party or Affiliate thereof is, on the written advice of outside counsel, required to do so under any applicable Laws and then, in any such event, such Agent or Loan Party or Affiliate thereof shall promptly consult with such applicable Lender prior to issuing such press release or making such other public announcement or disclosure.

12.20 No Third Party Beneficiaries. Neither this Agreement nor any other Loan Document is intended or shall be construed to confer any rights or benefits upon any Person other than the parties hereto and thereto.

12.21 Confidentiality. Each of Agent and the Lenders shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed by any of them (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, (i) notify the Borrower as soon as practicable in advance of any such disclosure by such Person unless such notification is prohibited by law, rule or regulation and (ii) use commercially reasonable efforts to ensure that any such Information so disclosed is accorded confidential treatment); (c) to the extent required by applicable law or by any subpoena or other legal process (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, (i) notify the Borrower as soon as practicable in advance of any such disclosure by such Person unless such notification is prohibited by law, rule or regulation and (ii) use commercially reasonable efforts to ensure that any such Information so disclosed is accorded confidential treatment); (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as this Section, to any assignee or any actual or prospective assignee, participant or pledgee (or any of their respective advisors) in connection with any actual or prospective assignment, participation or pledge of any Lender’s interest under this Agreement; (g) with the consent of Borrower (not to be unreasonably withheld, conditioned or delayed); (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent or the Lenders or any of its or their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties; or (i) to market data collectors, similar services providers to the lending industry, and service providers to the Lenders in connection with the administration and management of the Facilities. Notwithstanding the foregoing, Agent or the Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Borrower and a general description of Borrower’s businesses, and may use Borrower’s logos, trademarks or product photographs in advertising materials, as provided in Section 12.19. As used herein, “Information” means all information received from a Loan Party relating to it or its business that a reasonable person would consider confidential. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Agent and the Lenders acknowledge that (i) Information may include material non-public information concerning a Loan Party; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with applicable law, including federal and state securities laws.

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Nothing in any Loan Document shall prevent disclosure of any confidential information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents or any transaction carried out in connection with any transaction contemplated by the Loan Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

12.22 Patriot Act Notice. Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, Agent and each Lender are required to obtain, verify and record information that identifies each Loan Party, including its legal name, address, tax identification number and other information that will allow Agent and each Lender to identify it in accordance with the Patriot Act and the Beneficial Ownership Regulation, including the delivery of the certification regarding beneficial ownership in relation to the Borrower, in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. Agent and each Lender will also require information regarding each personal guarantor, if any, and may require information regarding the Loan Parties’ management and owners, such as legal name, address, social security number and date of birth.

12.23 Advice of Counsel. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement or any other Loan Document.

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12.24 Captions. The captions at various places in this Agreement and any other Loan Document are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement or any other Loan Document.

~~Platform~~12.25Platform; Borrower Materials~~.~~.

(a) The Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform.

(b) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent nor any of its directors, officers, agents, employees, advisors, shareholders, attorneys or Affiliates (collectively, the “Agent Parties”) have any liability to Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s or the Agent’s transmission of communications through the Platform, unless it is determined by a final and nonappealable judgment or court order that the damages were the result of acts or omissions constituting gross negligence or willful misconduct of the Agent Party. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(c) Any Lender may provide Agent and the Borrower written notice that it has personnel who do not wish to receive material non-public information with respect to the Companies, or their respective securities (each Lender providing such a notice, a “Public Lender”). From and after receipt of any such notice Borrower agrees that it will use commercially reasonable efforts to identify that portion of the materials and/or information provided by or on behalf of Borrower or the other Companies under this Agreement and the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Companies or their respective securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available to all Lenders and (z) Agent shall be treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for delivery to Lenders that are not Public Lenders.

12.26 Right to Cure. Agent may, in its discretion, (a) cure any default by any Loan Party under this Agreement, any other Loan Document or any Material Contract that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of any Collateral or the rights and remedies of Agent and the Lenders therein or the ability of any Loan Party to perform its obligations hereunder or under any of the other Loan Documents, (b) pay or bond on appeal any judgment entered against any Loan Party, (c) discharge any charges, Liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which Agent, in its discretion, determines is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and the Lenders with respect thereto. Agent may add any amounts so expended to the Obligations, such amounts to be repayable by Borrower on demand and bear interest until paid in full at the highest rate then applicable to the Loans. Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Loan Party. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default and to proceed accordingly.

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12.27 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(c) a reduction in full or in part or cancellation of any such liability;

(d) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(e) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

12.28 Time. Time is of the essence in this Agreement and each other Loan Document. Unless otherwise expressly provided, all references herein and in any other Loan Documents to time shall mean and refer to New York time.

12.29 [Reserved].

12.30 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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12.31 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender, as the case may be, against such loss. The provisions of this Section 12.31 shall survive the Payment In Full of the Obligations, the termination of the Commitments and the termination of this Agreement.

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12.32 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Company, that at least one of the following is and will be true.

(i)  such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PET 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

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(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent and not, for the avoidance of doubt, to or for the benefit of any Company, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

12.33 Tax Treatment. Each of the Loan Parties, the Lenders and the Agent (a) intend that the Loans constitute debt for U.S. federal income tax purposes, (b) intend that the Loans are not governed by the rules set out in Treasury Regulations Section 1.1275-4 and (c) agree not to take any action or file any Tax return, report or declaration inconsistent herewith except as required pursuant to a “final determination” within the meaning of Section 1313(a) of the Code.

[Remainder of Page Intentionally Left Blank~~; Signature Pages Follow]~~]

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~~IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its proper and duly authorized officer as of the date first set forth above.~~

~~BORROWER: GAN NEVADA, INC. By:~~_____________________________________________  ~~Name:~~__________________________________________  ~~Title:~~___________________________________________

~~[Signature Page to the Credit Agreement]~~

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~~ALTER DOMUS (US) LLC, as Agent By:~~ ____________________________________________  ~~Name:~~__________________________________________  ~~Title:~~

~~[Signature Page to the Credit Agreement]~~

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~~BPC LENDING I LLC, as Lender By:~~ ____________________________________________ ~~Name:~~__________________________________________ ~~Title:~~

~~[Signature Page to the Credit Agreement]~~

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